As filed with the Securities and Exchange Commission on October 2, 2020

Registration Number 333-248639

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GameWorks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5812	82-2535169
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

111 Maiden Lane, Suite 740 San Francisco, California 94108 (747) 253-0057
Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip N. Kaplan Chief Executive Officer 111 Maiden Lane, Suite 740 San Francisco, California 94108 (949) 279 3014
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Dane R. Johansen, Esq.	M. Ali Panjwani
Parr Brown Gee & Loveless	Pryor Cashman LLP
101 South 200 East, Suite 700	7 Times Square
Salt Lake City, Utah 84111	New York, New York 10036
(801) 532-7840	(212) 421-4100

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Units	[●]	$5.00		[●]			[●]
Common Stock, par value $0.001 per share, included in the units(6)	—	—	—		(2)	—
Warrants to Purchase Common Stock, included in the units (6)	—	—		—			—
Underwriters’ Warrants to Purchase Common Stock(4)(5)	—	—		—			—
Shares of common stock underlying underwriters’ warrants(1)(3)(5)	[●]	$5.00	$	[●]		$	[●]
Total:	—	—		$15,000,000			$1,947.00

(1)There is no current market for the securities or price at which the units are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)Includes shares of common stock and/or warrants to purchase common stock the underwriters have the option to purchase to cover over-allotments, if any.

(3)Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may, from time to time, be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)No fee pursuant to Rule 457(g) of the Securities Act.

(5)Represents underwriters’ warrants to purchase up to an aggregate of 8% of the shares of common stock sold in the offering (excluding shares issuable upon the exercise of the over-allotment option described herein), at an exercise price equal to 120% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock underlying the underwriters’ warrants is $[●] (which is equal to 100% of $[●] (100% of $[●])).

(6)Pursuant to Rule 457(i) under the Securities Act, no separate fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer, solicitation, or sale is not permitted.

Subject to Completion, dated [●][●]¸[●].

PROSPECTUS

This is an initial public offering of GameWorks, Inc. We are offering up to [●] units. Each unit consists of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock. The warrants included in the units are exercisable immediately and have an exercise price of $[●] per share (100% of the price per unit sold in this offering based on an assumed initial offering price of $[●] per unit, the mid-point of the anticipated price range). The warrants will be listed for trading as described below and will expire five years from the date of issuance.

The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Purchasers will receive only shares of common stock and warrants. The shares of common stock and warrants may be transferred separately, immediately upon issuance. The offering also includes the shares of common stock issuable from time to time upon exercise of the warrants.

Prior to this offering, there has been no public market for our securities. We anticipate that the public offering price of the units will be between $[●] and $[●]. We have applied to list our common stock and warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GMWX,” and “GMWXW”, respectively, subject to our raising a minimum of $15,000,000 in unrestricted publicly held shares following the closing of this offering, as we do not currently have any non-affiliate shareholders. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock and warrants on the Nasdaq, we will not complete this offering.

Unless otherwise noted, the share and per share information in this prospectus reflects a forward stock split of the outstanding common stock of the Company at a ratio of 1-for-10,000, effective immediately prior to this offering.

We intend to use the proceeds from this offering to be used for working capital or general corporate purposes. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [●] of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

		Per Unit		Total
Initial public offering price	$	[●]	$	[●]
Underwriting discounts and commissions (1)	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]

(1)See “Underwriting” beginning on page [●] this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 45 days to purchase up to [●] additional shares and/or warrants on the same terms and conditions set forth above.

The underwriters expect to deliver the shares against payment in New York, New York on [●] [●], 2020.

Co-Book-Running Manager	Co-Book-Running Manager
Maxim Group LLC	Joseph Gunnar & Co. LLC

The date of this prospectus is [●]

Dealer Prospectus Delivery Obligation

Through and including [●][●], 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•all references to the “Company,” the “registrant,” “GameWorks,” “we,” “our,” or “us” in this prospectus mean GameWorks, Inc.;

•assumes an initial public offering price of the units of $[●] per unit, the midpoint of the estimated range of $[●] to $[●] per unit;

•all references to the “offering” refer to the offering contemplated by the IPO Prospectus;

•“year” or “fiscal year” mean the Company’s 4-4-5 operating calendar, which divides an operating year into four quarters; each quarter has thirteen weeks, which are grouped into two four-week months and one five-week month; the Company’s current reporting period starts on December 30, 2019 and ends on December 27, 2020 (“fiscal 2020”); prior reporting periods referenced in this prospectus include the fiscal years ended December 29, 2019 (“fiscal 2019”) and December 30, 2018 (“fiscal 2018”);

•all dollar or $ references when used in this prospectus refer to United States dollars; and

•all share, per share  and per unit information relating to our common stock in this prospectus has been adjusted to reflect a 1-for-10,000 forward stock split implemented by the Company immediately prior to this offering.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•Since our inception in August 2017, we have experienced three consecutive fiscal years (four accounting periods due to an intervening change in ownership during 2018) of losses totaling $28,875,290 as of June 28, 2020 and may not be able to achieve profitability in the near term or at all.

•The economic uncertainty in the United States impacts our business and financial results, and a new recession could materially affect us in the future.

•Our growth strategy depends on our ability to open new venues and operate them profitably.

•Our expansion into new markets may present increased risks due to our unfamiliarity with the area.

•Our quarterly results of operations are subject to fluctuations due to the seasonality of our business and other events.

•Our operations are susceptible to the availability and cost of food and other supplies, in most cases from a limited number of suppliers, which subject us to possible risks of shortages, interruptions and price fluctuations.

•Instances of foodborne illness and outbreaks of disease, as well as negative publicity relating thereto, could result in reduced demand for our menu offerings and reduced traffic in our venues and negatively impact our business.

•We may be unable to operate our venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

•Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

•We face potential liability with our gift cards under the property laws of some states.

•We may face labor shortages that could slow our growth and adversely impact our ability to operate our venues.

•Local conditions, events, terrorist attacks, public health (pandemic) related shutdowns, adverse weather conditions and natural disasters could adversely affect our business.

•We face uncertainty as to the opening, and reduced capacity, of our venues due to COVID-19.

•We face uncertainty with respect to the degree to which our expenses incurred during the COVID shutdown period qualify for forgiveness under the provisions of Paycheck Protection Program.

•Damage to our brand or reputation could adversely affect our business.

•Our marketing programs may not be successful.

•We may be unable to renew real property leases on favorable terms, or at all, which may require us to close a venue or relocate, either of which could have a material adverse effect on our business, results of operations or financial condition.

•Fixed rental payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financial flexibility.

•Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates at certain venue locations may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our results of operations.

•We may be unable to adequately protect our intellectual property.

•Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

•Disruptions in our information technology systems or security breaches of confidential customer information or personal employee information could have an adverse impact on our operations.

•The esports business is new and evolving, and it is uncertain how or if it will evolve.

•We believe that success in the esports business will require that we enter into joint ventures and alliances with third parties, which we may be unable to do successfully or at all.

•We will need to expand or refine our marketing efforts in order to attract customers to our esports offering.

•We may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment and restaurant markets, which could have a material adverse effect on our business, results of operations or financial condition.

•Our procurement of games and amusement offerings is dependent upon a few suppliers.

•We depend on the services of key executives, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

•Our stock and warrant prices may fluctuate significantly, and you may be unable to resell your shares and/or warrants at or above the offering price.

•There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

•We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

•If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

•You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

•Sales of substantial amounts of our common stock and/or warrants in the public markets, or the perception that such sales might occur, could reduce the price of our common stock and/or warrants and may dilute your voting power and your ownership interest in us.

•Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

•We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

•The prices of our common stock and warrants may be volatile and you could lose all or part of your investment.

•If you purchase units in this offering, you will suffer immediate and substantial dilution.

•Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

•Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations.

•Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

•The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

•After this offering, our principal stockholder will continue to have substantial control over us.

•We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and will rely on, exemptions from certain corporate governance requirements that provide protection to the stockholders of companies that are subject to such corporate governance requirements.

•Conflicts of interest may arise because some of our directors are principals of our principal stockholder.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

GameWorks is an esports and entertainment destination built around the central theme of gaming, both competitively and for amusement. Every location, which has a footprint ranging (on average) from approximately 20,000 to 35,000 square feet, features a wide variety of the latest and most popular arcade and video games as well as esports and other activities. Our entertainment centers attract millennials, teens and families. We also host many corporate events. At GameWorks, there is something for everyone. We offer a broad guest audience fun, competition, and great food. Our venues feature numerous specialty entertainment offerings, including esports lounges, video/arcade/redemption games, laser tag, bowling and/or billiards, and even traditional board games. Among consumer operators of esports tournaments with fixed venues, we are the largest national entertainment concept for esports based on revenue. Our distinctive esports lounges consist of organized, multi-player video game venues for participating in competitions between players across varying skill levels as well as casual play amongst friends. They feature the latest and most popular video game offerings on multiple formats (PC, Xbox, PS4). Our venues feature spacious lounge set-ups, which include comfortable couches, offering gamers a welcoming, relaxing and entertaining environment. Every esports lounge provides full-service restaurant and bar service to enjoy while playing or watching. All locations are also ideal places to watch sporting events. Visitors are surrounded by multiple big screens, high-definition televisions and 40-foot video walls.

Our seven GameWorks locations feature The Works Kitchen, an eclectic, chef-driven restaurant concept imagined and created by Chef Tony Leitera. Guests can enjoy selections from a varied menu that takes a modern American spin on bar classics while also featuring hearty specialties and healthful options. The upscale food offering incorporates a contemporary approach to traditional favorites across a large variety of appetizers, handhelds (specialty burgers and sandwiches), salads and desserts. Menu creations include, among many others, The Works’ very own “Twists”, an array of Bavarian pretzels; hand-stretched artisanal pizzas; savory snacks, dry-rubbed wings and handheld specialties. To top off a meal, there are several signature milkshake creations that combine unlikely ingredients to create delicious indulgences.

GameWorks employees are trained to engage with our customers in a friendly and genuine way to provide a memorable personalized experience. We believe that a great customer experience is paramount to winning a repeat customer who will continue to return. We believe that a key to our past and future success is our culture. Superior customer service is borne from within. Our people are our greatest asset. At GameWorks, we lead by example and treat our people with kindness, respect and courtesy. We strive to be a fun, friendly and hardworking group who enjoy taking care of our customers and one another.

Tabletop Tap House is a popular restaurant, bar and social game hall in San Francisco serving modern American tavern-style fare created by GameWorks Executive Chef, Tony Leitera. Equipped with a video wall, billiards tables, tabletop board games, and ample upscale dining and event space, Tabletop Tap House is a prime location for hosting private parties, special occasions, corporate events, and viewing popular televised events of all varieties.

Company and Other Information

GameWorks, Inc. was incorporated in the State of Delaware on August 18, 2017 in order to purchase the subsidiaries through which it operates. Our principal executive offices are located at 111 Maiden Lane, Suite 740, San Francisco, CA 94108 and our mailing address is 5670 Wilshire Boulevard, 18th Floor, Los Angeles, CA 90036. Our main telephone number is (747) 253-0057. Our corporate website address is: www.gameworks.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

GameWorks®, the GameWorks logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of GameWorks Inc. and its subsidiaries. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This Prospectus Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus.

Nasdaq Listing Application and Proposed Symbol

We have filed an application to have our common stock and warrants listed on the Nasdaq under the symbol s “GMWX” and “GMWXW,” respectively. No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock and warrants on the Nasdaq, we will not complete the offering.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•reduced disclosure about our executive compensation arrangements;

•an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Forward Stock Split

In connection with this offering, we effected a 1-for-10,000 forward stock split of our issued and outstanding shares of common stock. All shares of our common stock referred to in this prospectus reflect the forward split.

Going Concern

Our financial statements appearing elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the twenty-six weeks ended June 28, 2020, we generated net revenues of $7,243,020 and incurred a net loss of $(13,112,939). During the fiscal year ended December 29, 2019, we generated revenues of $29,268,857 and incurred a net loss of $(10,634,980). During the fiscal year ended December 30, 2018 we generated revenues of $27,065,106 and incurred a net loss of $(9,156,736). We have primarily funded these losses through a combination of cash flows from operations in seasonally strong months, drawing on a line of credit extended by ExWorks (including two officers of the Company who hold participating interests in such line), and convertible notes issued to management, directors and other insiders of the Company and their related parties.

In March 2020, two months after the World Health Organization declared that the COVID-19 outbreak constituted a Public Health Emergency of International Concern, public health concerns relating to COVID-19 took hold in the U.S., prompting federal, many state and local authorities to broadly institute mitigation restrictions, which have temporarily shut down our entire platform of eight venues since mid-March. After more than thirteen weeks of suspended operations, on a staggered basis, local authorities are gradually beginning to permit a scaled back return to business. These developments have caused a material adverse impact on our subsequent revenues, results of operations and cash flows, including our ability to meet our obligations when due. Recovery from these conditions will be based in part on the duration of the store closures, the timing and extent of customers re-engaging with the brand, and the overall recovery of the broader economy. At this time, we are unable to determine the duration or extent to which COVID-19 will continue to affect our business. Our inception to date operating results coupled with COVID-19 related uncertainties have raised concerns with respect to our liquidity.

Our financial statements do not include any adjustments that might result from these uncertainties. In a letter to our independent registered public accounting firm dated May 11, 2020, ExWorks expressed its intention to provide support to us to ensure we continue as a going concern. On that basis, the accounting firm did not include an explanatory paragraph in its report on our consolidated financial statements as of and for the fiscal year ended December 29, 2019, with respect to these matters. However, there can be no assurance that ExWorks will continue to fund any of our capital needs.

To address these uncertainties, we have undertaken several immediate and decisive steps to reduce operating costs, conserve cash, confirm the ongoins support of ExWorks, and secure additional liquidity through the government Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

THE OFFERING

Units to be offered by us

[●],000,000 Units, each consisting of one common share and one warrant to purchase one common share. The warrants included within the units are exercisable immediately, have an exercise price of $[●] per common share (100% of the assumed public offering price per unit described on the cover of this prospectus) and expire five years from the date of issuance. The common shares and warrants comprising the units are immediately separable upon issuance.

Common Stock offered by us	[●],000,000 shares
Warrants offered by us	Warrants to purchase [●] shares of common stock
Common Stock outstanding before this offering (1)	10,000,000 shares
Common Stock outstanding after this offering (1)	[●],000,000 shares
Over-allotment option of common stock and/or warrants offered by us

[●] shares of common stock at a price of $[●] and/or [●] additional warrants at a price of $[●] per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds	[●]
Description of the Warrants

The exercise price of the warrants is $[●] per share (100% of the assumed public offering price of one Unit). Each warrant is exercisable for [one] share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and [●], as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

Proposed Nasdaq Ticker Symbols

We have applied to have our common stock and warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “GMWX” and “GMWXW,” respectively.  The listing of our common stock and warrants on the Nasdaq is a condition to consummating the offering.

Risk factors

You should carefully read and consider the information set forth under “Risk Factors” on page [●], together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

(1)Does not include shares of our Common Stock underlying the underwriters’ over-allotment option.

(2)The number of shares of common stock outstanding after this offering, as set forth in the table above, is based on [●] shares of our common stock outstanding as of [●][●], 2020, which excludes, as of that date, the following:

•stock options to purchase 1,890,000 shares of our common stock at an exercise price of $2.35 per share, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•520,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•100,000 shares of our common stock available for future issuance under our Equity Incentive Plan;

•warrants to purchase 210,000 shares of our common stock at an exercise price of $0.05965 per share to a key contractor advising management on business development opportunities and capital markets; and

•warrants to purchase up to [●] shares of our common stock issuable to the underwriters in connection with this offering.

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes the filing of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock and warrants could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Note Regarding Forward Looking Statements” above.

Risks Related to Our Business

We have experienced losses since our inception in 2017 and may be unable to achieve profitability in the near term or at all.

We have experienced losses since our inception in 2017. To become profitable, we must increase our revenues while controlling expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus and our failure to open profitable new venues or expand and improve our entertainment options. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown events. We can make no assurances that we will be able to achieve, sustain or increase profitability in the future. Failure to achieve and maintain profitability could have an adverse impact on the trading prices of our securities and our ability to continue as a going concern over the long term.

The economic uncertainty in the United States impacts our business and financial results, and a new recession could materially affect us in the future.

Any significant decrease in consumer confidence, or periods of economic slowdown or recession, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations and adversely affect our financial position. Our business is dependent upon consumer discretionary spending and, as a result, is affected by consumer confidence as well as the future performance of the United States economy. As a result, our results of operations are susceptible to economic slowdowns and recessions. Increases in job losses, home foreclosures, investment losses in the financial markets, personal bankruptcies, credit card debt, and home mortgage and other borrowing costs, declines in housing values, and reduced access to credit, among other factors, may result in lower levels of customer traffic in our venues, a decline in consumer confidence and a curtailing of consumer discretionary spending. We believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail. If economic conditions worsen, whether in the United States or in the communities in which our venues are located, we could see deterioration in customer traffic or a reduction in the average amount customers spend in our venues. A reduction in revenues will result in downward pressure on our profit margins or increase losses.

Our growth strategy depends on our ability to open new venues and operate them profitably.

As of June 28, 2020, there were seven GameWorks-branded venues and one restaurant operating under the name Tabletop Tap House in the United States. A key element of our growth strategy is to open additional venues in locations that we believe will provide attractive returns on investment. We have identified a number of additional sites for potential future GameWorks venues. Our ability to open new venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond our control, including our ability to:

•find quality locations;

•reach acceptable agreements regarding the lease or purchase of locations;

•competition in new markets, including competition for appropriate sites;

•comply with applicable zoning, licensing, land use, and environmental regulations;

•raise or have available an adequate amount of cash or currently available financing for construction and opening costs;

•timely hire, train, and retain the skilled management and other employees necessary to meet staffing needs;

•obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

•efficiently manage the amount of time and money used to build and open each new venue.

If we succeed in opening new venues on a timely and cost-effective basis, we may nonetheless be unable to attract enough customers to new venues because potential customers may be unfamiliar with our venues or concept, or our entertainment and menu options might not appeal to them. New venues may even operate at a loss, which could have a significant adverse effect on our overall operating results. Opening a new venue in an existing market could reduce the revenue at our existing venues, if any, in that market. Historically, new venues experience a decline in revenues after their first year of operation. This drop may be temporary, but there can be no assurance that this will be the case or that a new venue will succeed in the long term.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area.

Our new venues will likely be located in areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new venues to be less successful than venues in our existing markets. In addition, our brand is not nationally recognized, and we do not have a national advertising program. The lack of market awareness of the GameWorks® brand can pose an additional risk in expanding into new markets. Venues opened in new markets may experience lower revenues, or higher costs, than venues in existing markets. Sales at venues opened in new markets may take longer to reach average venue revenues, if at all. Any new venue may not achieve market acceptance, operate profitable, or maintain compliance with changing business and regulatory requirements of new markets. If we cannot expand, or if our new venues are not profitable, we could experience a material adverse effect on our business, financial condition and results of operations.

Our quarterly results of operations are subject to fluctuations due to the seasonality of our business and other events.

Our operating results fluctuate significantly from quarter to quarter as a result of seasonal factors. Typically, we have higher first and fourth quarter revenues associated with the spring and year-end holidays. Our third quarter, which encompasses the back-to-school fall season, has historically posted lower revenues as compared to the other quarters.

We expect seasonality will continue to be a factor in our results of operations. As a result, factors affecting peak seasons could have a disproportionate effect on our results. For example, the number of days between Thanksgiving and New Year’s Day and the days of the week on which Christmas and New Year’s Eve fall affect the volume of business we generate during the December holiday season and can affect our results for the full fiscal year. In addition, adverse weather during the winter and spring seasons can have a significant impact on our first and fourth quarters, and therefore our results for the full fiscal year.

Our operating results may also fluctuate significantly because of non-seasonal factors, such as economic factors, new venue openings, venue closings and factors specific to the location of one or more venues. Due to our relatively limited number of locations, poor results of operations at any single venue could materially affect our overall profitability.

Our operations are susceptible to the availability and cost of food and other supplies, in most cases from a limited number of suppliers, which subject us to possible risks of shortages, interruptions and price fluctuations.

Our profitability depends in part on our ability to anticipate and react to changes in product costs. Cost of food and beverage as a percentage of total food and beverage revenue was 22.9% in fiscal 2019 and 24.1% in fiscal 2018. Costs of entertainment and other costs as a percentage of entertainment and other revenue were 9.1% in fiscal 2019 and 10.6% in fiscal 2018. If we have to pay higher prices for food or other supplies, our operating costs may increase, and, if we are unable or unwilling to pass such cost increases on to our customers, our operating results could be adversely affected.

The unplanned loss of a major supplier could adversely affect our business by disrupting our operations as we seek out and negotiate a new distribution contract. We could also be harmed by shortage or recall of food or other supplies. We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of food and other supplies.

We may be unable to anticipate and react to changing food, beverage and amusement costs by adjusting purchasing practices or menu and game prices, and a failure to do so could have a material adverse effect on our operating results.

Instances of foodborne illness and outbreaks of disease, as well as negative publicity relating thereto, could result in reduced demand for our menu offerings and reduced traffic in our venues and negatively impact our business.

Our supply chain and food safety controls and training may not be fully effective in preventing all food safety issues at our venues, including any occurrences of foodborne illnesses such as salmonella, E. coli and hepatitis A. In addition, we rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that foodborne illness would affect multiple locations rather than a single venue. Some foodborne illness incidents could be caused by third-party vendors and distributors outside of our control.

New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of foodborne illness in any of our venues or markets or related to food products we sell could negatively affect our venue sales nationwide if highly publicized on national media outlets or through social media. This risk exists even if it were later determined that the illness was wrongly attributed to us or one of our venues. A number of restaurant chains have experienced incidents related to foodborne illnesses that have had material adverse effects on their operations. The occurrence of a similar incident at one or more of our venues, or negative publicity or public speculation about an incident, could reduce customer visits to our venues and negatively impact demand for our menu offerings.

We may be unable to operate our venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

We are subject to various federal, state and local laws affecting our business. Each venue is subject to licensing and regulation by a number of governmental authorities, which may include alcoholic beverage control, amusement, health and safety, and fire agencies in the state, county or municipality in which the venue is located. Each venue is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one location may lead to the loss of licenses at all locations in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each venue, including minimum age of patrons and employees; hours of operation; advertising; wholesale purchasing; inventory control; and handling, storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and our ability to obtain such a license or permit in other locations.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, we are subject to amusement licensing and regulation by the states, counties and municipalities in which our venues are located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require us to modify our business operations or alter the mix of redemption games and simulators we offer. Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to our redemption games. Furthermore, regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games we offer.

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

We are also subject to federal, state and local environmental laws, regulations and other requirements. More stringent and varied requirements of local and state governmental bodies with respect to zoning, land use and environmental factors could delay or prevent development of new venues in particular locations. Environmental laws and regulations also govern, among other things, discharges of pollutants into the air and water as well as the presence, handling, release and disposal of and exposure to hazardous substances. These laws provide for significant fines and penalties for noncompliance. Third parties may also make personal injury, property damage or other claims against us associated with actual or alleged release of, or exposure to, hazardous substances at our properties. We could also be strictly liable, without regard to fault, for certain environmental conditions at properties we formerly owned or operated as well as at our current properties.

In addition, we are subject to the Fair Labor Standards Act (which governs such matters as minimum wages and overtime), the Americans with Disabilities Act, various family-leave mandates, and other federal, state and local laws and regulations that govern working conditions. From time to time, the U.S. Congress and the states consider increases in the applicable minimum wage. Several states in which we operate have enacted increases in the minimum wage over the past several years and further increases are anticipated. We expect increases in payroll expenses as a result of federal and state mandated increases in the minimum wage. In general, we have been able to substantially offset cost increases resulting from changes in minimum wage rates by increasing menu prices, improving productivity, or through other adjustments. However, we are uncertain of the repercussions, if any, of increased minimum wages on other expenses. For example, our suppliers may be more severely impacted by higher minimum wage standards, which could result in increased costs to us. If we are unable to offset these costs through increased costs to our customers, our business, results of operations and financial condition could be adversely affected. Moreover, although none of our employees have been or are now represented by any unions, labor organizations may seek to represent certain of our employees in the future, and if they are successful, our payroll expenses and other labor costs may be increased in the course of collective bargaining, and/or there may be strikes or other work disruptions that may adversely affect our business.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), as well as other healthcare reform legislation being considered by Congress and state legislatures, may have an adverse effect on our business. Although the Affordable Care Act does not mandate that employers offer health insurance to all employees who are eligible under the legislation, penalties may be assessed on employers who do not offer health insurance that meets certain affordability or benefit coverage requirements. Providing health insurance benefits to employees in compliance with the Affordable Care Act, or the payment of penalties if the specified level of coverage is not provided at an affordable cost to employees, will increase our expenses. Additionally, our distributors and suppliers also may be affected by higher health care-related costs, which could result in higher costs for goods and services supplied to us. We believe our plans will meet these requirements, however, providing health insurance benefits to our employees, or the payment of penalties if the specified level of coverage is not provided at an affordable cost to employees, could have a significant, negative impact on our business.

The Affordable Care Act also requires us to comply with federal nutritional disclosure requirements. The Food and Drug Administration (“FDA”) has finalized regulations to implement the nutritional menu labeling provisions of the Affordable Care Act. Restaurants chains with more than 20 locations doing business under the same name and offering substantially the same menu items must post certain nutritional information on their menus. Although we are currently not required to comply with the Affordable Care Act requirements, if we expand to 20 or more restaurants, we will be required to publish the total number of calories of standard menu items on menus, along with a statement that puts this calorie information in the context of a total daily calorie intake.

The Affordable Care Act will also require us to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item and provide a statement on menu item about the availability of this information. The Affordable Care Act also permits the FDA to require us to make additional nutrient disclosures, such as disclosure of trans-fat content. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions, or the nutritional content of our menu items could negatively influence the demand for our offerings. We cannot make any assurances regarding our ability to effectively respond to changes in consumer health perceptions or our ability to successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends and eating habits. The imposition of menu-labeling laws could have an adverse effect on our results of operations and financial position as well as the hospitality industry in general.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points (“HACCP”) approach may now be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution, and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act (the “Food Safety Act”), signed into law in January 2011, granted the FDA authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these new requirements, we anticipate that the new requirements may impact our industry. Additionally, our suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, resulting in adverse publicity or require us to take actions that could be costly for us or otherwise impact our business.

Our sales and results of operations may be adversely affected by climate change and the passage of other environmental legislation and regulations. The costs and other effects of new legal requirements cannot be determined with certainty. For example, new legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent that such requirements increase prices charged to us by vendors because of increased compliance costs. At this point, we are unable to determine the impact that climate change and other environmental legislation and regulations could have on our overall business.

We face potential liability with our gift cards under the property laws of some states.

Our gift cards, which may be used to purchase food, beverages, merchandise and game play credits in our venues, may be considered stored value cards. Certain states include gift cards under their abandoned and unclaimed property laws and require companies to remit to the state cash in an amount equal to all or a designated portion of the unredeemed balance on the gift cards based on certain card attributes and the length of time that the cards are inactive. To date we have not remitted any amounts relating to unredeemed gift cards to states based upon our assessment of applicable laws. We recognize income from unredeemed cards when we determine that the likelihood of the cards being redeemed is remote and that recognition is appropriate based on governing state statutes.

The analysis of the potential application of the abandoned and unclaimed property laws to our gift cards is complex, involving an analysis of constitutional, statutory provisions and factual issues. In the event that one or more states change their existing abandoned and unclaimed property laws or successfully challenge our position on the application of its abandoned and unclaimed property laws to our gift cards, or if the estimates that we use in projecting the likelihood of the cards being redeemed prove to be inaccurate, our liabilities with respect to unredeemed gift cards may be materially higher than the amounts shown in our financial statements. If we are required to materially increase the estimated liability recorded in our financial statements with respect to unredeemed gift cards, our net income could be materially and adversely affected.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

Our business may be adversely affected by legal or governmental proceedings brought by or on behalf of our customers or employees. In recent years, a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and a number of these lawsuits have resulted in the payment of substantial damages by the defendants. We could also face potential liability (which could be material) if we are found to have misclassified certain employees as exempt from the overtime requirements of the federal Fair Labor Standards Act and state labor laws, or if we are found to have failed to provide or continue health insurance or benefits to our employees in violation of the Employee Retirement Income Security Act or the Affordable Care Act. We have had -- from time to time and now -- such lawsuits pending against us. In addition, from time to time, customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to a venue. We are also subject to a variety of other claims in the ordinary course of business, including personal injury, lease and contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers.

We are also subject to “dram shop” statutes in certain states in which our venues are located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

As approximately 47.5% and 46.9% of our revenues were from food and beverage, which included the sale of alcoholic beverages during fiscal 2019 and fiscal 2018, respectively, adverse publicity resulting from these allegations may materially affect our venues and us. For the twenty-six months ended June 28, 2029, the food and beverage mix has shifted to 42.0% in large part due to COVID-19 mitigation restrictions and mandated reopening requirements altering consumer spending behavior.

We may face labor shortages that could slow our growth and adversely impact our ability to operate our venues.

The successful operation of our business depends upon our ability to attract, motivate and retain a sufficient number of qualified executives, managers and skilled employees. From time to time, there may be a shortage of skilled labor in certain of the communities in which our venues are located. Shortages of skilled labor may make it increasingly difficult and expensive to attract, train and retain the services of a satisfactory number of qualified employees and could delay the planned openings of new venues or adversely impact our existing venues. Any such delays, material increases in employee turnover rates in existing venues or widespread employee dissatisfaction could have a material adverse effect on our business and results of operations. Competition for qualified employees could require us to pay higher wages, which could in turn result in higher labor costs and could have a material adverse effect on our results of operations.

Local conditions and events, civil unrest, terrorist attacks, adverse weather conditions, public health emergencies and natural disasters could adversely affect our business.

Certain of the regions in which our venues are located have been, and in the future may be, subject to adverse local conditions and events, civil unrest, terrorist attacks, adverse weather conditions, wildfires or natural disasters, such as earthquakes, floods and hurricanes. For example, our venues in Nevada and Washington, and the venue we manage in San Francisco, are particularly subject to earthquake risk, and our venue in Virginia particularly subject to hurricane risk. Depending upon its magnitude, a natural disaster could severely damage our venues, which could adversely affect our business, results of operations or financial condition. We currently maintain property and business interruption insurance through the aggregate property policy for each of the venues. However, such coverage may not be sufficient should a major disaster occur. In addition, upon the expiration of our current insurance policies, adequate insurance coverage may not be available at reasonable rates, or at all. Additionally, public health emergencies, such as the recent COVID-19 pandemic, could cause our in-venue business to be temporarily closed and could adversely affect our business and/or limit the maximum number of people permitted in a venue, either of which could adversely affect our business.

Damage to our brand or reputation could adversely affect our business.

Our brand and our reputation are among our most important assets. Our ability to attract and retain customers depends, in part, upon the external perception of our Company, the quality of our food service and facilities as well as our integrity. Multi-store businesses, such as ours, can be adversely affected by unfavorable publicity resulting from poor food quality, illness or health concerns, or a variety of other operating issues stemming from one or a limited number of venues. Adverse publicity involving any of these factors could make our venues less appealing, reduce our customer traffic and/or impose practical limits on pricing. If one or more of our venues were the subject of unfavorable publicity, our overall brand could be adversely affected, which could have a material adverse effect on our business, results of operations and financial condition.

Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites, and other forms of Internet-based communications which allow individuals access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Many social media platforms immediately publish the content their subscribers and participants can post, often without filters or checks on accuracy of the content posted. Information posted may be adverse to our interests or inaccurate, each of which may harm our performance, prospects, or business. In sum, the dissemination of information online could harm our business, prospects, financial condition and results of operations, regardless of the information’s accuracy.

Our marketing programs may not be successful.

We incur costs and expend other resources in our marketing efforts to attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than we can. Should our competitors increase spending on marketing and advertising or our marketing funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

We may be unable to renew real property leases on favorable terms, or at all, which may require us to close a venue or relocate, either of which could have a material adverse effect on our business, results of operations or financial condition.

All eight venues operated by us as of June 28, 2020 are operated on leased property. The leases typically provide for a base rent plus additional rent based on a percentage of the revenue generated by the venues on the leased premises once certain thresholds are met. A decision not to renew a lease for a venue could be based on a number of factors, including an assessment of the area in which the venue is located. We may choose not to renew, or may be unable to renew, certain of such existing leases if the capital investment then required to maintain the venues at the leased locations is not justified by the return on the required investment. If we are not able to renew the leases at rents that allow such venues to remain profitable as their terms expire, the number of such venues may decrease, resulting in lower revenue from operations, or we may relocate a venue, which could subject us to construction and other costs and risks, and, in either case, could have a material adverse effect on our business, results of operations or financial condition.

Fixed rental payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financial flexibility.

Payments under our operating leases account for a significant portion of our operating expenses. For example, total rental payments, including additional rental payments based on sales at some of our venues, under current operating leases, were approximately $5.6 million, or 19.0% of our total revenues, in fiscal 2019. In addition, as of June 28, 2020, our facility operating leases requiring future minimum lease payments aggregating approximately $13.3 million through the next two years and approximately $153.4 million thereafter. We expect that we will lease any new venues we open under operating leases. Our substantial operating lease obligations could have significant negative consequences, including:

•increasing our vulnerability to general adverse economic and industry conditions;

•limiting our ability to obtain additional financing;

•requiring a substantial portion of our available cash to be applied to pay our rental obligations, thus reducing cash available for other purposes;

•limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and

•placing us at a disadvantage with respect to our competitors.

We depend on cash flow from operations to pay our lease obligations and fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under bank loans or from other sources, we may be unable to service our operating lease obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which would have a material adverse effect on us.

Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates at certain venue locations may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our results of operations.

In accordance with accounting guidance as it relates to the impairment of long-lived assets, we make certain estimates and projections with regard to individual venue operations, as well as our overall performance, in connection with our impairment analyses for long-lived assets. When impairment triggers are deemed to exist for any location, the estimated undiscounted future cash flows are compared to its carrying value. If the carrying value exceeds the undiscounted cash flows, an impairment charge equal to the difference between the carrying value and the sum of the discounted cash flows is recorded. The projections of future cash flows used in these analyses require the use of judgment and a number of estimates and projections of future operating results. If actual results differ from our estimates, additional charges for asset impairments may be required in the future. We have experienced significant impairment charges in past years. If future impairment charges are significant, our reported operating results would be adversely affected.

As discussed in the notes to the condensed consolidated financial statements, the outbreak of the COVID-19 virus in 2020 required the Company to temporarily shut down all of its venues in compliance with COVID-19 public health restrictions. The condensed consolidated financial statements for the twenty-six months ended June 28, 2020 include an impairment charge of $8.0 million against the carrying value of our goodwill and trade name.

We may be unable to adequately protect our intellectual property.

Our intellectual property is essential to our success and competitive position. We use a combination of intellectual property rights, such as trademarks and trade secrets, to protect our brand and certain other proprietary processes and information material to our business. The success of our business strategy depends, in part, on our continued ability to use our intellectual property rights to increase brand awareness and further develop our branded products in both existing and new markets. If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. If third parties misappropriate or infringe our intellectual property, the value of our image, brand, and the goodwill associated therewith may be diminished; our brand may fail to achieve and maintain market recognition; and our competitive position may be harmed, any of which could have a material adverse effect on our business, including our revenues. Policing unauthorized use of our intellectual property is difficult, and steps we have taken may fail to prevent the violation or misappropriation of such intellectual property rights by others. To protect our intellectual property, we may become involved in litigation, which could result in substantial expenses, divert the attention of management and adversely affect our revenue, financial condition and results of operations.

We cannot be certain that our products and services do not and will not infringe on the intellectual property rights of others. Any such claims, regardless of merit, could be time-consuming and expensive to litigate or settle, divert the attention of management, cause significant delays, materially disrupt the conduct of our business and have a material adverse effect on our financial condition and results of operations. As a consequence of such claims, we could be required to pay a substantial damage award, take a royalty bearing license, discontinue the use of third-party products used within our operations, and/or rebrand our business and products.

Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping prevent financial fraud. If we are unable to maintain adequate internal controls, our business and operating results could be harmed. Any failure to remediate deficiencies noted by our management or our independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could result in failure to meet our reporting obligations or result in material misstatements in our financial statements.

Disruptions in our information technology systems or security breaches of confidential customer information or personal employee information could have an adverse impact on our operations.

Our operations are dependent upon the integrity, security and consistent operation of various systems and data centers, including the point-of-sale and amusement operations systems in our venues, data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or to losses due to disruption in our business operations.

In addition, our information technology systems are subject to the risk of infiltration or data theft. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage information technology systems change frequently and may be difficult to detect for long periods of time. As such, we may be unable to anticipate these techniques or implement adequate preventive measures. The hardware, software, or applications we develop or procure from third parties may also contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other methods of deceiving our team members, contractors and temporary staff. Data security could be compromised, confidential information could be misappropriated or system disruptions could occur in the future. Even though our cyber insurance may mitigate damages, this could cause significant harm to our reputation, lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

Our esports business is new and evolving, and it is uncertain how or if it will evolve.

Many of our venues have esports facilities in which customers can play popular video games on various platforms, alone or with others, for a fee. We may also use these esports venues to host parties and events. Many of our new customers are attracted to our venues by our esports offerings, but the esports aspect of our business is relatively new and unproven. The extent to which the esports business will contribute to our ability to attract and retain customers and generate revenue and appropriate margins is uncertain and subject to various risks, including the following:

•The success of our esports offerings will depend upon the willingness of video game players, who primarily play at home or at the homes of friends, to spend money in order to play games in collective or social environments. The market for esports venues is not established, and it is uncertain if, or how fast, the market will grow.

•Even if a market for esports offerings develops, we have limited experience in setting up and establishing esports facilities or sponsoring esports events. If we do not execute on our business plan or our existing and planned offerings do not appeal to video game players, our esports business may not contribute to our revenue and profitability.

•The tastes and preferences of video game players continually evolve over time. We may invest in platforms, such as PCs, Playstation or Xbox consoles, as well as games or software that may become obsolete. The costs of keeping our esports offerings current with the tastes of users may be significant.

•Existing and potential competitors, which are much larger than we are and have stronger brand name recognition, better technology and more operational and marketing resources, may create offerings with which we cannot effectively compete, including those involving exclusive relationships with key game developers or with respect to certain popular games. In addition, our venues are limited in size, and it is possible that video game players may be attracted to larger venues that are dedicated solely or primarily to esports.

If the markets for esports venues similar to those we offer does not expand, or we are not able to target our offerings in a manner that is attractive to gamers or competitive in the market, the esports aspect of our business may not increase revenue or may not contribute to profits.

Our business is highly dependent on the success and availability of video game platforms manufactured by third parties, as well as our ability to develop commercially successful products for these platforms.

We derive a portion of our revenues from our customers playing video games on platforms manufactured by third parties, such as Sony's PS4, Microsoft's Xbox One and Nintendo's Switch. The success of our esports business is driven in large part by our ability to accurately predict which platforms will be successful in the marketplace and our ability to develop commercially successful products for these platforms. We also rely on the availability of an adequate supply of these video game consoles and the continued support for these consoles by their manufacturers. We also rely on the availability of third-party developers to continue to develop and improve games for such consoles. If third-party platform providers or game developers do not continue to support, improve and expand their underlying businesses, our revenues, profitability and ability to expand our business may be harmed.

We believe that success in the esports business will require that we enter into joint ventures and alliances with third parties, which we may be unable to do successfully or at all.

We believe that the most successful esports offerings will involve alliances or joint ventures with multiple parties, such as those between an esports team and a venue, or between a game developer and a venue. We are in discussions with various parties about a range of possible joint ventures. We expect that our competitors are also in discussions with the same or similar parties about various joint ventures. We will have to form alliances and joint ventures with the appropriate partners and successfully execute on those ventures to succeed in the esports business.

We will need to expand or refine our marketing efforts to attract customers to our esports offering.

We may need to alter the substance of our marketing campaigns and the channels through which we market to attract esports enthusiasts. We market to gamers through many advertising and promotional platforms including desktop and mobile based advertising, digital marketing via websites and apps, tournament and event promotion, direct communication with the community, social media marketing, and in-store point of sale marketing. Attracting gamers will involve partnership creation with esports communities, esports leagues and teams, and active promotion of esports gameplay options. If we are unable to continually improve our ability to connect with esports enthusiasts, we may be unable to expand our esports business.

Marketing-related risks that may materially impact our business and consequently harm operating results include but are not limited to the following:

•development of amateur community partnerships to drive community member participation within our venues may not materialize or may have inconsistent participation levels;

•partnerships with esports leagues, teams and players may not drive increased participation within our venues or may create inconsistent participation levels;

•our marketing to gamers through our various platforms may not generate adequate traffic or conversion rates to our venues;

•gamers that we attract to the venues may not generate sufficient revenue via gameplay and alternative purchases; and

•changes in the preferences of gamers, changes in privacy and data protection laws, platform and technology changes, game title popularity, gameplay style, and competition may adversely impact our ability to effectively and efficiently reach gamers and promote our venue as a top destination that meets the gamers needs.

We may be unable to compete favorably in the highly competitive out-of-home and home-based entertainment and restaurant markets, which could have a material adverse effect on our business, results of operations or financial condition.

The out-of-home entertainment market is highly competitive. We compete for customers’ discretionary entertainment dollars with theme parks as well as with providers of out-of-home entertainment, including localized attraction facilities such as movie theatres, sporting events, bowling alleys, nightclubs and restaurants. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of venues, have been in business longer, have broader name recognition and are better established in the markets where our venues are located or are planned to be located. As a result, they may be able to invest greater resources than we can in attracting customers and succeed in attracting customers who would otherwise come to our venues. We also face competition from local establishments that offer entertainment experiences similar to ours and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food. We also face competition from increasingly sophisticated homebased forms of entertainment, such as internet and video gaming and home movie delivery. Our failure to compete favorably in the competitive out-of-home and home-based entertainment and restaurant markets could have a material adverse effect on our business, results of operations and financial condition.

Decreases in the availability or quality of new game and amusement offerings may negatively impact our business.

We acquire gaming software from major gaming software developers, of which there are a limited number in the market. Our ability to continue to acquire new games may be negatively impacted by any consolidation or other reduction in the number of gaming software developers, or in reductions in the product offerings.

Furthermore, any increase in cost or decrease in availability of new amusement offerings that appeal to customers could adversely impact the cost to acquire and operate new amusements which could have a material adverse effect on our operating results. We may be unable to anticipate and react to the changing costs of amusement offerings by adjusting purchasing practices or game prices. Failure to do so could have a material adverse effect on our operating results.

We depend on the services of key executives, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our future success significantly depends on the continued service and performance of our key management personnel. We cannot prevent members of senior management from terminating their employment with us. Losing the services of members of senior management could materially harm our business until a suitable replacement is found, and such replacement may not have equal experience and capabilities. In addition, we have not purchased life insurance on any members of our senior management.

Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our resources among, emerging technologies and business models, our business may be negatively impacted.

Technology changes rapidly in the interactive entertainment industry, including the esports industry. We must continually anticipate and adapt our products, distribution channels and business models to emerging technologies and delivery platforms to stay competitive. Forecasting our revenues and profitability for these new products, distribution channels and business models is inherently uncertain and volatile, and if we invest in the development of interactive entertainment products or distribution channels incorporating a new technology or for a new platform that does not achieve significant commercial success, whether because of competition or otherwise, we may not recover the often substantial "upfront" costs of developing and marketing those products and distribution channels, or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels. Further, our competitors may adapt to an emerging technology or business model more quickly or effectively than we do, thereby creating products that are technologically superior to ours, more appealing to consumers, or both.

If, on the other hand, we elect not to pursue the development of products incorporating a new technology or for new platforms, or otherwise elect not to pursue new business models that achieve significant commercial success, it may have adverse consequences. It may take significant time and resources to shift product development resources to that technology, platform or business model, as the case may be, and may be more difficult to compete against existing products incorporating that technology or for that platform or against companies using that business model.

Competition within, and to, the interactive entertainment industry is intense, and competitors may succeed in reducing our sales.

Within the interactive entertainment industry, we compete with other providers of interactive entertainment software, both within and outside the United States. Our competitors include very large corporations with significantly greater financial, marketing and product development resources than we have. Our larger competitors may be able to leverage their greater financial, technical, personnel and other resources to provide larger budgets for development, licensing and marketing and make higher offers to licensors and developers for commercially desirable properties, as well as adopt more aggressive pricing policies to develop or license more commercially successful video game products than we do. In addition, competitors with large product lines and popular games typically have greater leverage with retailers, distributors and other customers, who may be willing to promote products with less consumer appeal in return for access to those competitors' more popular games.

Additionally, we compete with other forms of entertainment and leisure activities. As our business continues to expand in complexity and scope, we will experience increased exposure to additional competitors, including those with access to large existing user bases and control over distribution channels. Further, it is difficult to predict and prepare for rapid changes in consumer demand that could materially alter public preferences for different forms of entertainment and leisure activities. Failure to adequately identify and adapt to these competitive pressures could negatively impact our business.

Risks Related to this Offering

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

•market conditions in the broader stock market;

•actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

•actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

•whether any securities analysts cover our stock;

•issuance of new or changed securities analysts’ reports or recommendations, if any;

•investor perceptions of our Company, the restaurant industry or the and entertainment and esports industries;

•the volume of trading in our stock;

•changes in accounting standards, policies, guidance, interpretations, or principles;

•sales, or anticipated sales, of large blocks of our stock;

•additions or departures of key management personnel, creative, or other talent;

•regulatory or political developments, including changes in laws or regulations that are applicable to our business;

•litigation and governmental investigations;

•sales or distributions of our common stock by eSports Holdings, LLC, the entity through which our controlling shareholder holds its investment, or other insiders;

•a food-borne illness outbreak;

•natural disasters and other calamities; and

•macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock and warrant prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock and warrant prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

We had 20,000,000 shares of common stock authorized of which 7,380,000 were unissued on a fully-diluted basis immediately after completion of the forward stock split completed in conjunction with this offering. Our amended and restated certificate of incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 2,720,000 shares for issuance upon the vesting of restricted stock awards and the exercise of outstanding warrants or stock options under the 2019 GameWorks Equity Incentive Plan, (the “Equity Plan”). Any common stock that we issue, including stock issued under our Equity Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase units in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. As of the date of this offering and immediately after the effectiveness of our forward stock split, we had 20,000,000 shares of common stock outstanding. We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.” Following the expiration of the lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. After this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our securities may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Warrants are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $[●] per share (100% of the assumed public offering price of a unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants and we do not expect a market to develop.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants and we do not expect a market to develop. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our amended and restated articles of incorporation, our amended and restated by-laws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules promulgated by the Securities and Exchange Commission (“SEC”) and NASDAQ, require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and NASDAQ, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our IPO or until the earlier occurrence of the following:

1.the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

If you purchase securities in this offering, you will suffer immediate and substantial dilution.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the net tangible book value per share of the common shares and warrants to acquire common shares that you acquire. The pro forma as-adjusted net tangible book value per share, calculated as of [●], 2020 and after giving effect to the offering at an estimated initial public offering price of $[the midpoint of the price range set forth on the cover page of this prospectus], is $[●] , resulting in dilution of your shares of $[●] per common share.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the units may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock and warrants on Nasdaq.

If our common stock and warrants are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock and warrants may be delisted. If we fail to meet any of Nasdaq’s listing standards, our common stock and warrants may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock and warrants from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock and warrants. The delisting of our common stock and warrants could significantly impair our ability to raise capital and the value of your investment.

If our shares of securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of June 28, 2020 and December 29, 2019, we have total liabilities of $22,878,008 and $18,436,751, respectively, of which $10,069,970 and $9,114,270, respectively, is held by ExWorks Capital Fund I, L.P. (“ExWorks”), an affiliate of our sole stockholder, and all of which is due upon termination of the Loan and Security Agreement on October 21, 2020 or upon default by the Company. Any interest accrued through February 28, 2019 was added to principal balance. Since April 2019, we have been required to make monthly principal payments of $41,319 and $12,500, respectively, plus interest on these senior and junior notes. The interest rates applicable to these two notes are 7.5% and 12%, respectively. In the current state of emerging from government-imposed COVID-19 mitigation restrictions, we currently do not generate enough free cash flow to make the required payments under these outstanding notes. Currently, we are in default under the ExWorks notes.

These ExWorks notes are secured by a security interest in substantially all of our assets, and our security agreements includes broad remedies in favor of ExWorks, including the right to foreclose on pledged assets in connection with an event of default. As we are currently in default under the ExWorks notes, ExWorks may foreclose at any time. Moreover, even where ExWorks waives the existing events of default under the notes, ExWorks would still have the right under the notes to call all of the outstanding debt thereunder due and payable at any time. Where ExWorks calls the notes due and payable, we would be unable to pay such debt, a new event of default for failure to make such repayment would occur and ExWorks could exercise the remedies available to it, including foreclosing on all of our assets. Following such foreclosure, our common stock and warrants to purchase our common stock would most likely have no value.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all.

Our substantial indebtedness could have important consequences, including:

•our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, new venue growth and general corporate or other purposes may be limited;

•a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and

•we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreement and other debt documents contain, and any future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•incur additional debt;

•pay dividends and make other restricted payments;

•create liens; or

•sell our collateral, other than inventory in the ordinary course of business.

We have issued demand notes, and our creditor could elect to declare all amounts outstanding to be due and payable at any time. If the creditor were to issue such a demand, or otherwise accelerate our indebtedness, our assets would not be sufficient to repay this indebtedness in full, and the creditor would be permitted to exercise broad secured creditor remedies.

After this offering, our principal stockholder will continue to have substantial control over us.

After the consummation of this offering, eSports Holdings will beneficially own approximately [●]% of our outstanding common stock, and approximately [●]% of our outstanding common stock if the underwriters’ over-allotment option is exercised in full. As a consequence, eSports Holdings and its affiliates will be able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of eSports Holdings may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and will rely on, exemptions from certain corporate governance requirements that provide protection to the stockholders of companies that are subject to such corporate governance requirements.

Upon completion of this offering, eSports Holdings, will continue to beneficially own more than 50% of the voting power for the election of members of our board of directors. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain of Nasdaq’s corporate governance requirements.

As a controlled company, we will rely on certain exemptions from the Nasdaq standards that may enable us not to comply with certain Nasdaq corporate governance requirements. Accordingly, we have opted not to implement a stand-alone nominating and corporate governance committee and our compensation committee will not be fully independent. As a consequence of our reliance on certain exemptions from the Nasdaq standards provided to “controlled companies,” you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Global Market. See “Our Management-Controlled company exception.”

Conflicts of interest may arise because some of our directors are principals of our principal stockholder.

eSports Holdings or its affiliates could invest in entities that directly or indirectly compete with us. As a result of these relationships, when conflicts arise between the interests of eSports Holdings or their affiliates and the interests of our other stockholders, these directors may not be disinterested. The representatives of eSports Holdings on our Board of Directors, by the terms of our amended and restated certificate of incorporation, are not required to offer us any transaction opportunity of which they become aware and could take any such opportunity for themselves or offer it to other companies in which they have an investment, unless such opportunity is expressly offered to them solely in their capacity as our directors.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created under the Exchange Act. The Company’s Certificate of Incorporation also provides that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Company intends for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce such a provision with respect to claims under the Securities Act, and the Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s Certificate of Incorporation described above.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately [$15 million] (or approximately [●] if the underwriters’ over-allotment option is exercised in full) from the sale of the units offered by us in this offering, based on an assumed public offering price of [●] per unit (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase or decrease in the assumed public offering price of [●] per unit (the midpoint of the range set forth on the cover page of this prospectus), would increase or decrease the net proceeds to us from this offering by [●], assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 100,000 units offered by us, as set forth on the cover page of this prospectus, would increase or decrease net proceeds to us from this offering by [●], assuming no change in the assumed public offering price of [●] per unit (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility as well as our visibility in the marketplace and create a public market for our securities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering for general corporate purposes, including working capital, sales and marketing activities and general and administrative matters, as more fully described in the table below. In addition, we may utilize the net proceeds to pay outstanding principal of [●] plus accrued but unpaid interest to the holder of our outstanding indebtedness, which indebtedness bears interest at the rate of [●] per annum and is due on [●]. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Amount
Description	$
Expansion of esports and casino wagering platforms	5,000,000
Advancing technology and online strategy (including mergers & acquisitions and other business development opportunities)	5,000,000
Working capital	3,750,000
Underwriter fees and other capital raise expenses	1,250,000
Total	15,000,000

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and capitalization, as of June 28, 2020 on:

•an actual basis; and

•a pro forma as-adjusted basis, giving effect to the issuance and sale of [●] units in this offering, at the assumed public offering price of [●] per unit, the midpoint of the range set forth on the cover of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us1.

•the pro forma presentation also reflects the intended recapitalization of certain outstanding debt as outlined below:

•the issuance of [●] shares of our common stock to ExWorks Capital Fund I, L.P. at the assumed public offering price of [●] per share, the midpoint of the range set forth on the cover of this prospectus, for the conversion of principal and accrued interest on two lines of credit in the amounts of $3,288,443 and $633,1392, respectively, totaling $3,921,582 (see Note 6-Debt and Interest Expense of the condensed consolidated financial statements);

•the issuance of [●] shares of our common stock to a group of accredited investors, including all four named executive officers, a board member, and other Company insiders, at the assumed public offering price of [●] per share, the midpoint of the range set forth on the cover of this prospectus, for the conversion of convertible notes totaling $815,000 (see Note 6—Debt and Interest Expense of the condensed consolidated financial statements); and

•the issuance of [●] shares of our common stock to an unrelated accredited investor at a 25% discount to the assumed public offering price of [●] per share, the midpoint of the range set forth on the cover of this prospectus, for the conversion of a convertible note of $432,036 (see Note 6-Debt and Interest Expense of the condensed consolidated financial statements).

_____________________________

2 $500,000 of the $600,000 line of credit is held pro rata by the CEO and CFO of the Company.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of June 28, 2020
	Actual	Pro Forma Assuming No Exercise of the Over Allotment Option (1)		Pro Forma Assuming Exercise in Full of the Over Allotment Option(1)

Amount due to related party, net of discount	$10,175,103	$6,253,521 [3]	$
Convertible notes payable	1,247,036[4]	-
Long-term debt	3,482,208	3,482,208
Capital lease obligations	1,427,969	1,427,969

Total debt	16,332,316	11,163,698

Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 1,500 shares authorized; 1,000 shares issued and outstanding as of June 28, 2020	1	1
Additional paid-in capital	15,380,017	19,301,599
Accumulated deficit	(28,875,290)	(28,875,290)
Total stockholders’ (deficit) equity	(13,495,272)	(9,573,690)

Total capitalization	$2,837,044	$1,590,008	$

(1)A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on a pro forma as adjusted basis by approximately $[●], assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of [●] units in the number of units offered by us, as set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on a pro forma as adjusted basis by approximately $[●], assuming the assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

_____________________________

3 See Transactions with Related Persons, Promoters and Certain Control Persons for additional detail regarding the recapitalization of certain amounts due to ExWorks.

4 See the subheadings Convertible Notes and Short-term Debt in Not 6 of the condensed unaudited consolidated financial statements.

The actual, pro forma and pro forma as adjusted information set forth in the table excludes:

•stock options to purchase 1,890,000 shares of our common stock at an exercise price of $2.35 per share, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•520,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•100,000 shares of our common stock available for future issuance under our 2019 Equity Incentive Plan;

•warrants to purchase 210,000, shares of our common stock issued to a key contractor in connection with this offering and advising management on business development opportunities;

•warrants to purchase up to [●] shares of our common stock issuable to the underwriters in connection with this offering; and

•warrants to purchase up to [●] shares of our common stock to be issued in this offering

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes the filing of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws in connection with this offering.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock that is part of the unit and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

•Our historical net tangible book value (deficit) as of June 28, 2020 was $(13,494,272), or $[●] per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities and convertible preferred stock, which is not included within our stockholders’ (deficit) equity. We do not currently have any shares of, or securities convertible into, preferred stock outstanding. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our common stock issued as of June 28, 2020. This data is solely based on the historical amounts as shown in our balance sheet as of June 28, 2020.

Our pro forma net tangible book value (deficit) as of June 28, 2020 was $[●], or $[●] per share of our common stock. Pro forma net tangible book value (deficit) represents the amount of our total tangible assets less our total liabilities.

•After giving further effect to our sale of units in this offering at an assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 28, 2020 would have been approximately $[●], or approximately $[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $[●] to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $[●] to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible book value per unit after this offering from the assumed initial public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share (attributing no value to the warrants)			$	[●]
Historical net tangible book value (deficit) per share as of June 28, 2020	$	[●]
Pro forma net tangible book value (deficit) per share as of June 28, 2020	$	[●]
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering		[●]
Pro forma as adjusted net tangible book value per share after this offering		[●]
Dilution per share to new investors purchasing shares in this offering			$	[●]

A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per unit would increase (decrease) our pro forma as-adjusted net tangible book value by $[●], the pro forma as-adjusted net tangible book value per share after this offering by $[●] and the dilution per share to new investors by $[●], assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] units in the number of units offered by us would increase (decrease) our pro forma as-adjusted net tangible book value by $[●], the pro forma as-adjusted net tangible book value per share after this offering by $[●] and the dilution per share to new investors by $[●], assuming the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

If the underwriters exercise their option to purchase additional shares of units in this offering in full at the assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover of this prospectus and assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $[●] per share, and the dilution in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $[●] per share.

The following table summarizes, on a pro forma as adjusted basis (including to reflect the forward stock split  of 10,000 to one effected immediately prior to this offer) as of June 28, 2020, the number of shares of common stock purchased from us on an as converted to common stock basis, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at an assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Average Price Per Share
	Number	Percent		Amount	Percent
Existing stockholders	10,000,000%			$32,343%			$3.23
New investors		%	$		%	$
Total		%	$		%

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to [●]% of the total number of shares of our common stock outstanding after this offering, and the number of units held by new investors participating in the offering would be increased to [●]% of the total number of shares outstanding after this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per unit, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors by $[●] and, in the case of an increase, would increase the percentage of total consideration paid by new investors by [●] percentage points and, in the case of a decrease, would decrease the percentage of total consideration paid by new investors by [●] percentage points.

The tables above do not include:

•stock options to purchase 1,890,000 shares of our common stock at an exercise price of $2.35 per share, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•520,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units, granted to certain of our officers and certain members of our board of directors under our 2019 Equity Incentive Plan;

•100,000 shares of our common stock available for future issuance under our 2019 Equity Incentive Plan;

•warrants to purchase 210,000 shares of our common stock issued to a key contractor advising management on business development opportunities and capital markets;

•warrants to purchase up to [●] shares of our common stock issuable to the underwriters in connection with this offering; and

•warrants to purchase up to [●] shares of our common stock to be issued in this offering.

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes the filing of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws in connection with this offering.

To the extent that outstanding options and warrants are exercised or shares are issued under our 2019 Equity Incentive Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

FINANCIAL INFORMATION

Presented on the following pages are consolidated balance sheets as of December 29, 2019 (Successor) and December 30, 2018 (Successor), and the consolidated statements of operations and cash flows are presented from January 1, 2018 to June 10, 2018 (Predecessor), June 11, 2018 to December 30, 2018 (Successor), and year ended December 29, 2019 (Successor).

Consolidated Balance Sheets

	June 28, 2020	December 29, 2020	December 30, 2020
	(unaudited)	(audited)	(audited)
Current assets:
Cash and cash equivalents	$1,181,594	$368,932	$686,256
Inventories	335,605	382,155	400,009
Prepaid expenses and other current assets	560,533	1,158,691	478,073
Total current assets	2,077,732	1,909,778	1,564,338
	5,260,476	5,919,301	8,421,899
Property and equipment, net
Identifiable intangible assets, net	1,800,000	4,222,581	4,810,199
Goodwill	-	5,695,503	5,695,503
Other assets	244,528	248,251	234,312
Total assets	$9,382,736	$17,995,414	$20,726,251

Current liabilities:
Accounts payable	$4,331,328	$1,420,218	$1,017,916
Accrued liabilities	719,599	1,907,263	1,172,137
Unearned revenue	978,891	1,424,986	943,311
Short-term debt	649,392	448,776	-
Current portion of long-term debt	683,251	353,113	287,766
Current portion of capital lease obligations	441,313	454,468	299,992
Current portion of notes payable to ExWorks	6,145,365	4,680,000	487,509
Other current liabilities	815,000	-	15,918
Total current liabilities	14,764,139	10,688,824	4,224,549
	2,798,957	742,211	649,968
Long-term debt, net of current portion
Capital lease obligations, net of current portion	986,656	1,066,790	542,567
Notes payable to ExWorks, net of current portion	3,924,605	4,434,270	5,597,868
Convertible notes payable	-	815,000	-
Warrant liability	250,000	250,000	250,000
Deferred income taxes, net	-	227,265	32,335
Other liabilities	153,651	212,391	118,791
Total liabilities	22,878,008	18,436,751	11,416,078

Equity/(deficit):
Common stock, $0.001 par value; 1,500 shares authorized;
1,000 shares issued and outstanding as of June 28, 2020,
December 29, 2019 and December 30, 2018	1	1	1
Additional paid-in capital	15,380,017	15,321,013	14,437,543
Accumulated deficit	(28,875,290)	(15,762,351)	(5,127,371)
Total equity	(13,495,272)	(441,337)	9,310,173
Total liabilities and equity	$9,382,736	$17,995,414	$20,726,251

Consolidated Statements of Operations

	(Successor)	(Successor)		(Predecessor)
	Twenty-six Weeks Ended June 28, 2020 (unaudited)	Fiscal year ended December 29, 2019 (audited)	Period from June 11, 2018 to December 30, 2018 (audited)	Period from January 1, 2018 to June 10, 2018 (audited)
Revenues:
Food and beverage	$3,043,878	$13,908,534	$7,144,263	$5,551,975
Entertainment and other	4,199,142	15,360,323	7,718,517	6,650,351
Total revenues	7,243,020	29,268,857	14,862,780	12,202,326

Cost of revenues:
Food and beverage	723,404	3,186,677	1,576,556	1,481,781
Entertainment and other	314,150	1,399,348	852,210	665,027
Total cost of revenues	1,037,554	4,586,025	2,428,766	2,146,808

Operating expenses:
Payroll and benefits	3,964,674	13,997,585	6,742,545	4,719,077
Selling, general and administrative	6,375,599	15,724,495	7,998,772	6,149,807
Depreciation and amortization	1,034,601	4,419,387	2,417,642	1,725,277
Goodwill and intangible asset impairment	7,995,503	-	-	-
Pre-opening and closing costs	3,637	238	2,866	86,835
Total operating expenses	19,374,014	34,141,705	17,161,825	12,680,996

Operating loss	(13,168,548)	(9,458,873)	(4,727,811)	(2,625,478)
Interest expense	313,026	943,974	349,617	1,372,393
Other	(146,170)	62,009	81,762	(17,010)
Loss before provision (benefit) for income taxes	(13,335,404)	(10,464,856)	(5,159,190)	(3,980,861)

Provision (benefit) for income taxes	(222,465)	170,124	(31,819)	48,504

Net loss	$(13,112,939)	$(10,634,980)	$(5,127,371)	$(4,029,365

Net loss per share,
Basic and diluted	$(13,112.94)	$(10,634.98)	$(5,127.37)	$(4,029.37)
Weighted average common shares outstanding,
Basic and diluted	1,000	1,000	1,000	1,000

Consolidated Statements of Cash Flows

	(Successor)	(Successor)		(Predecessor)
	Twenty-six Weeks Ended June 28, 2020 (unaudited)	Fiscal year ended December 29, 2019 (audited)	Period from June 11, 2018 to December 30, 2018 (audited)	Period from January 1, 2018 to June 10, 2018 (audited)
Cash flows from operating activities:
Net loss	$(13,112,939)	$(10,634,980)	$(5,127,371)	$(4,029,365)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	1,034,601	4,419,387	2,417,642	1,725,277
Noncash rent adjustments	20,411	93,600	118,791	158,667
Amortization of favorable leases	122,581	587,618	339,801	258,845
Deferred income taxes	(227,265)	194,931	(42,981)	21,876
(Gain) loss on disposal of fixed assets	(91,237)	14,980	-	-
Amortization of warrants	62,500	125,000	-	-
Share-based compensation	238,119	883,470	26,042	-
Goodwill & intangible asset impairment	7,995,503	-	-	-
Changes in operating assets and liabilities:
Inventories	46,550	17,854	(3,873)	(36,034)
Prepaid expenses and other current Assets	289,418	(805,618)	467,877	(94,594)
Other assets	3,723	(13,939)	112,409	(251,984)
Accounts payable	2,782,771	402,302	(180,002)	331,471
Accrued liabilities	(562,040)	735,125	558,855	(555,617)
Unearned revenue	(446,095)	481,675	(7,970)	203,456
Other current liabilities	-	(15,918)	(7,960)	(7,959)
Net cash used in operating activities	(1,843,399)	(3,514,513)	(1,328,740)	(2,275,961)
Cash flows from investing activities:
Payments for purchases of equipment	(252,314)	(353,984)	(918,029)	(1,449,675)
Net cash used in investing activities	(252,314)	(353,984)	(918,029)	(1,449,675)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,765,500	-	478,667	-
Proceeds from issuance of capital
lease obligations	-	-	508,046	-
Proceeds from notes payable to ExWorks	494,000	3,028,893	1,004,452	8,775,113
Proceeds from issuance (repayment) of short-term debt	(175,720)	448,776	-	-
Proceeds from issuance of convertible
notes payable	-	815,000	-	-
Repayment of Seller Note	-	-	-	(4,690,000)
Repayments of long-term debt	(82,116)	(295,244)	(231,553)	(194,879)
Repayments of capital lease obligations	(93,289)	(446,252)	(129,466)	(91,448)
Repayments of notes payable to ExWorks	-	-	(1,019,075)	-
Capital contributions	-	-	1,892,142	-
Net cash provided by financing activities	2,908,375	3,551,173	2,503,213	3,798,786
Net change in cash and cash equivalents	812,662	(317,324)	256,444	73,150
Cash and cash equivalents
at beginning of period	368,932	686,256	429,812	356,662
Cash and cash equivalents
at end of period	$1,181,594	$368,932	$686,256	$429,812

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The unaudited pro forma consolidated statement of operations has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma consolidated financial information reflects adjustments to the Company’s historical financial results as reported under U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the June 11, 2018 change in control event in which ExWorks acquired control of GameWorks as more fully described in Note 3 of the accompanying consolidated financial statements for the year ended December 29, 2019. The unaudited pro forma consolidated statement of operations for the fiscal year ended December 30, 2018 has been prepared with the assumption that the change in control occurred as of January 1, 2018.

The “as reported” columns in the unaudited pro forma consolidated statements of operations reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the change in control event. Assumptions and estimates underlying the pro forma adjustments column are described in the accompanying notes.

The unaudited pro forma consolidated financial information does not purport to be indicative of the results of operations that would actually have resulted if the change in control actually occurred on the date presented or to project our results of operations for any future period. This financial information may not be predictive of the future results of operations of the Company, as the Company’s future results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management and are based upon information and assumptions available at the time of filing the Company’s Form S-1. The following unaudited pro forma financial information should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma consolidated financial information; and (ii) the audited consolidated financial statements of the Company, which are included elsewhere in this prospectus.

Unaudited Pro Forma Consolidated Statement of Operations

for the fiscal year ended December 30, 2018

	Period From 1/1/18 to 6/10/2018 (as reported)	Period From 6/11/18 to 12/30/2018 (as reported)	Pro Forma Adjustments		Fifty-two Weeks Ended 12/30/2018 *
	(Predecessor)	(Successor)			(Pro Forma)
Revenues:
Food and beverage	$5,551,975	$7,144,263	$—		$12,696,238
Entertainment and other	6,650,351	7,718,517	—		14,368,868
Total revenues	12,202,326	14,862,780	—		27,065,106
Cost of revenues:
Food and beverage	1,481,781	1,576,556	—		3,058,337
Entertainment and other	665,027	852,210	—		1,517,237
Total cost of revenues	2,146,808	2,428,766	—		4,575,574
Operating expenses:
Payroll and benefits	4,719,077	6,742,545	—		11,461,622
General and administrative expenses	6,149,807	7,998,772	2,539	A	14,151,118
Depreciation and amortization	1,725,277	2,417,642	24,195	B	4,167,114
Pre-opening and closing costs	86,835	2,866	-		89,701
Total operating expenses	12,680,996	17,161,825	26,734		29,869,555
Operating loss	(2,625,478)	(4,727,811)	(26,734)		(7,380,023)
Interest expense	1,372,393	349,617	(1,150,999)	C	571,011
Other	(17,010)	81,762	-		64,752
Loss before provision (benefit) for income taxes	(3,980,861)	(5,159,190)	1,124,265		(8,015,786)
Provision (benefit) for income taxes	48,504	(31,819)	—		16,685
Net loss	$(4,029,365)	$(5,127,371)	$1,124,265		$(8,032,471)
Net loss per share (common):
Basic and diluted	$(4,029.37)	$(5,127.37)			$(8,032.47)
Common shares outstanding:					12,696,238
Basic and diluted	1,000	1,000			1,000

* A business combination occurred during the year ended December 30, 2018, bifurcating the year into Predecessor and Successor periods. For year-over-year comparability with the year ended December 29, 2019, the Predecessor and Successor periods have been combined into a pro forma 52-week period, including applicable adjustments, and presented as Pro Forma to enhance comparability between annual periods in the Management Discussion and Analysis of Financial Condition and Results of Operations section.

Notes to the Unaudited Pro Forma Consolidated Statement of Operations

The historical consolidated statement of operations has been adjusted to in the unaudited pro forma consolidated statement of operations to give effect to pro forma adjustments directly attributable to the change in control that occurred on June 11, 2018. The following pro forma adjustments have been reflected in the unaudited pro forma consolidated statement of operations:

A.Reflects the adjustment to general and administrative expenses for the fair value adjustment to lease intangibles acquired, replacing $51,769 per month of lease intangible amortization in the historical Predecessor period with lease intangible amortization of $52,277 per month for the fair value adjustment of lease intangibles acquired resulting in a net pro forma adjustment of $2,539.

B.Reflects the adjustment to depreciation and amortization expense for the fair value adjustment to property and equipment acquired, removing depreciation and amortization expense of $2,417,642 in the historical Predecessor period and adding depreciation and amortization expense of $2,441,837 for the fair value adjustment of property and equipment acquired resulting in a net pro forma adjustment of $24,195.

C.Reflects the adjustment to interest expense for the conversion of ExWorks notes payable to equity resulting in a pro forma reduction of interest expense of $1,150,999.

SELECTED FINANCIAL DATA

Set forth below are our summary consolidated historical and as adjusted financial and other data for the periods ending on and as of the dates indicated. Generally accepted accounting principles in the United States (“GAAP”) requires operating results for GameWorks, Inc. prior to its acquisition by ExWorks Capital Fund I, L.P., completed on June 10, 2018, to be presented as the results of the Predecessor in the historical consolidated financial statements. Operating results of GameWorks, Inc. subsequent to the acquisition are presented as the results of the Successor and include all periods including and subsequent to June 10, 2018.

The consolidated balance sheet data as of December 29, 2019 (Successor) and December 30, 2018 (Successor), and the consolidated statement of operations and cash flows data for the Predecessor period from January 1, 2018 to June 10, 2018, the Successor period from June 11, 2018 to December 30, 2018, and the fiscal year ended December 29, 2019 (Successor) were derived from our audited consolidated financial statements included elsewhere in this prospectus. The pro forma consolidated statement of operations for the fiscal year ended December 30, 2018 was derived from our unaudited pro forma consolidated statement of operations included elsewhere in this prospectus. The consolidated statement of operations and cash flows data for each of the twenty-six-week periods ended June 28, 2020 and June 30, 2019, and the balance sheet data as of June 28, 2020, was derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited condensed consolidated financial statements include all normal recurring adjustments necessary to present fairly the data for such periods and as of such dates.

The Company operates on a 52- or 53-week fiscal year that ends on the Sunday nearest to December 31. Each quarterly period has 13 weeks, except for a 53-week year when the fourth quarter has 14 weeks. The fiscal years ended December 29, 2019 and December 30, 2018 each consisted of 52 weeks.

Our historical results are not necessarily indicative of future results of operations. The summary of historical financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes related thereto, included elsewhere in this prospectus.

	Twenty-six Weeks Ended 6/28/2020 (Successor)	Twenty-six Weeks Ended 6/30/2019 (Successor)	Fiscal Year Ended 12/29/2019 (Successor)	Period From 6/11/18 to 12/30/2018 (Successor)	Period From 1/1/18 to 6/10/2018 (Predecessor)
Statement of Operations Data:
Revenues
Food and beverage	$3,043,878	$7,274,956	$13,908,534	$7,144,263	$5,551,975
Entertainment and other	4,199,142	7,944,523	15,360,323	7,718,517	6,650,351
Total revenues	7,243,020	15,219,479	29,268,857	14,862,780	12,202,326
Cost of revenues:
Food and beverage	723,404	1,626,065	3,186,677	1,576,556	1,481,781
Entertainment and other	314,150	722,274	1,399,348	852,210	665,027
Total cost of revenues	1,037,554	2,348,339	4,586,025	2,428,766	2,146,808
Operating expenses:
Payroll and benefits	3,964,674	7,073,316	13,997,585	6,742,545	4,719,077
General and administrative expenses	6,375,599	7,838,369	15,724,495	7,998,772	6,149,807
Depreciation and amortization	1,034,601	2,337,507	4,419,387	2,417,642	1,725,277
Goodwill and intangible asset impairment	7,995,503	—	—	—	—
Pre-opening and closing costs	3,637	—	238	2,866	86,835
Total operating expenses	19,374,014	17,249,192	34,141,705	17,161,825	12,680,996
Operating loss	(13,168,548)	(4,378,052)	(9,458,873)	(4,727,811)	(2,625,478)
Interest expense	313,026	395,182	943,974	349,617	1,372,393
Other	(146,170)	11,944	62,009	81,762	(17,010)
Loss before provision (benefit) for income taxes	(13,335,404)	(4,785,178)	(10,464,856)	(5,159,190)	(3,980,861)
Provision (benefit) for income taxes	(222,465)	9,375	170,124	(31,819)	48,504
Net loss	$(13,112,939)	$(4,794,553)	$(10,634,980)	$(5,127,371)	$(4,029,365)
Net loss per share (common):
Basic and diluted	$(13,112.94)	$(4,794.55)	$(10,634.98)	$(5,127.37)	$(4,029.37)
Common shares outstanding:
Basic and diluted	1,000	1,000	1,000	1,000	1,000

	Twenty-six Weeks Ended		Fiscal Year Ended
	6/28/2020	6/30/2019	12/29/2019	12/30/2018*
	(Successor)	(Successor)	(Successor)	(Pro Forma)
Statement of Operations Data:
Revenues:
Food and beverage	$3,043,878	$7,274,956	$13,908,534	$12,696,238
Entertainment and other	4,199,142	7,944,523	15,360,323	14,368,868
Total revenues	7,243,020	15,219,479	29,268,857	27,065,106
Cost of revenues:
Food and beverage	723,404	1,626,065	3,186,677	3,058,337
Entertainment and other	314,150	722,274	1,399,348	1,517,237
Total cost of revenues	1,037,554	2,348,339	4,586,025	4,575,574
Operating expenses:
Payroll and benefits	3,964,674	7,073,316	13,997,585	11,461,622
General and administrative expenses	6,375,599	7,838,369	15,724,495	14,151,118
Depreciation and amortization	1,034,601	2,337,507	4,419,387	4,167,114
Goodwill and intangible asset impairment	7,995,503	—	—	—
Pre-opening and closing costs	3,637	—	238	89,701
Total operating expenses	19,374,014	17,249,192	34,141,705	29,869,555
Operating loss	(13,168,548)	(4,378,052)	(9,458,873)	(7,380,023)
Interest expense	313,026	395,182	943,974	571,011
Other	(146,170)	11,944	62,009	64,752
Loss before provision (benefit) for income taxes	(13,335,404)	(4,785,178)	(10,464,856)	(8,015,786)
Provision (benefit) for income taxes	(222,465)	9,375	170,124	16,685
Net loss	$(13,112,939)	$(4,794,553)	$(10,634,980)	$(8,032,471)
Net loss per share (common):
Basic and diluted	$(13,112.94)	$(4,794.55)	$(10,634.98)	$(8,032.47)
Common shares outstanding:
Basic and diluted	1,000	1,000	1,000	1,000

* A business combination occurred during the year ended December 30, 2018, bifurcating the year into Predecessor and Successor periods. For year-over-year comparability with the year ended December 29, 2019, the Predecessor and Successor periods have been combined into a pro forma 52-week period, including applicable adjustments, and presented as Pro Forma to enhance comparability between annual periods.

	Twenty-six Weeks Ended 6/28/2020 (Successor)	Twenty-six Weeks Ended 6/30/2019 (Successor)	Fiscal Year Ended 12/29/2019 (Successor)	Period From 6/11/18 to 12/30/2018 (Successor)	Period From 1/1/18 to 6/10/2018 (Predecessor)
Statement of Cash Flows Data:
Cash provided by (used in):
Operating activities	$(1,843,399)	$417,070	$(3,514,513)	$(1,328,740)	$(2,275,961)
Investing activities	$(252,314)	$(3,559,560)	$(353,974)	$(918,029)	$(1,449,675)
Financing activities	$2,908,375	$3,107,077	$3,551,173	$2,503,213	$3,798,786

	6/28/2020	12/29/2019	12/30/2018
	(Successor)	(Successor)	(Successor)
Balance Sheet Data:
Cash and cash equivalents	$1,181,594	$368,932	$686,256
Net working capital	(12,686,407)	(8,779,046)	2,660,211
Property and equipment (net)	5,260,476	5,919,301	8,421,899
Total assets	9,382,736	17,995,414	20,726,251
Total liabilities	22,878,008	18,436,751	11,416,078
Total equity/(deficit)	(13,495,272)	(441,337)	9,310,173

	Twenty-six Weeks Ended		Fiscal Year Ended
	6/28/2020	6/30/2019	12/29/2019	12/30/2018
	(Successor)	(Successor)	(Successor)	(Pro Forma)
EBITDA:
Net loss	$(13,112,939)	$(4,794,553)	$(10,634,980)	$(8,032,471)
Interest expense (net)	313,026	395,182	943,974	571,011
Provision (benefit) for income taxes	(222,465)	9,375	170,124	16,685
Depreciation and amortization	1,034,601	2,337,507	4,419,387	4,167,114
Amortization of intangibles	142,992	381,787	681,219	878,643
EBITDA	$(11,844,785)	$(1,670,702)	$(4,420,276)	$(2,399,018)
EBITDA margin	-163.5%	-11.0%	-15.1%	-8.9%

	Twenty-six Weeks Ended		Fiscal Year Ended
	6/28/2020	6/30/2019	12/29/2019	12/30/2018
	(Successor)	(Successor)	(Successor)	(Pro Forma)
Adjusted EBITDA:
Net loss	$(13,112,939)	$(4,794,553)	$(10,634,980)	$(8,032,471)
Interest expense (net)	313,026	395,182	943,974	571,011
Provision (benefit) for income taxes	(222,465)	9,375	170,124	16,685
Depreciation and amortization	1,034,601	2,337,507	4,419,387	4,167,114
Amortization of intangibles	142,992	381,787	681,219	878,643
Change in deferred revenue[1]	(446,095)	(182,163)	481,675	195,486
Share-based compensation[2]	262,632	593,304	883,469	-
Venue opening/closing costs	3,637	-	238	89,701
Goodwill and intangible asset impairment	7,995,503	-	-	-
Adjusted EBITDA	$(4,029,108)	$(1,259,561)	$(3,054,984)	$(2,113,831)
Adjusted EBITDA margin	-55.6%	-8.3%	-10.4%	-7.8%

1Represents increase or (decrease) to accrued liabilities established for future game play and other fulfillment obligations.

2Represents stock compensation expense under our 2019 Equity Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes for the fiscal years ended December 29, 2019 and December 30, 2018 and interim periods June 28, 2020 and June 30, 2019, included in this prospectus.

We own and operate seven GameWorks entertainment centers in the United States and one Tabletop Tap House restaurant concept in San Francisco, California. Our chief operating decision maker is our Chief Executive Officer. Based on how our Chief Executive Officer reviews financial performance and allocates resources on a recurring basis, the Company has eight operating segments aggregated into one reportable segment.

Overview

We are among the leading entertainment concepts for esports, attracting over a million guests annually. Our distinctive esports lounges (PC and console gaming centers within GameWorks locations) consist of organized, multi-player video game stations for participating in competitions between players across varying skill levels and casual play amongst friends or individuals. Our esports lounges have the latest and most popular video game offerings, boasting (on average) over 100 game options, 40 Personal Computers and 20 (Xbox One and/or PlayStation 4) gaming consoles. Our venues feature spacious lounge set-ups, which include comfortable couches or gaming chairs, offering gamers a welcoming, relaxing and entertaining environment. Every esports lounge provides full-service restaurant and bar service to enjoy while playing or watching.

Esports affords guests a distinctive experience and opportunity to engage and play games in an intimate atmosphere where they can:

•Pay-for-play by the hour;

•Socialize with other players and fans;

•Learn how to play better, sometimes from world-ranked players;

•Choose from a vast selection of games;

•Participate in and/or be a member of the audience for weekly tournaments/competitions;

•Receive waiter/waitress restaurant and bar service while playing or watching; and

•Hang out in an area with like-minded guests and choose their own level of participation.

We offer guests several other distinctive specialty entertainment choices, which vary by location, such as laser tag, bowling, billiards and special attractions. Our sophisticated laser tag arenas differ from those of competitors based on size, split levels of play and special features. Other locations stand out because of state-of- the-art, smoke-free, bowling alleys. All of our locations are ideal places to watch sporting events, as visitors are surrounded by multiple big screens, high-definition televisions and 40-foot video walls.

Key Measures of Our Performance

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures we evaluate include the following:

Comparable Store Sales

Comparable store sales are a yearoveryear comparison of sales at venues open at the end of the period which have been open for at least 18 months as of the beginning of each fiscal year. This key performance indicator, which is widely used within the industry, highlights the performance of existing venues and the impact of new venues. This indicator is also a barometer of the market acceptance of our offering as well as local economic and consumer trends. Our comparable venues consisted of eight venues as of the end of the fiscal years ended December 29, 2019 and December 30, 2018 and the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

New Venue Openings

Our ability to expand our business and reach new customers is influenced by the opening of additional venues in both new and existing markets. The success of our new venues is indicative of our brand appeal and the efficacy of our site selection and operating models.

Before we open new locations, we incur preopening costs, which are defined below. In the entertainment and retail sectors, new venues sometimes experience a startup period of higher than normal sales volumes, which subsequently decrease to stabilized levels. While sales volumes can be higher during the initial opening period, new venues can and also often experience normal inefficiencies in the form of higher cost of sales, labor and other direct operating expenses, resulting in venuelevel profit margins that could be lower during the startup period of operation than those normally experienced in established venues. As a result of the substantial revenues associated with a new venue and the seasonality of our business, the number and timing of new venue openings could result in significant fluctuations in quarterly results.

We did not open any new venues during the twenty-six weeks ended June 28, 2020, fiscal years ended December 29, 2019 and December 30, 2018. In response to the COVID-19 pandemic-induced business disruption, plans to open new venues during the fiscal year ending December 27, 2020 have been temporarily suspended until the following fiscal year.

EBITDA and EBITDA Margin

We define “EBITDA” as net income (loss), plus net interest expense, provision (benefit) for income taxes, depreciation and amortization expense. “EBITDA Margin” is defined as EBITDA divided by total net revenues. We believe that EBITDA is another useful measure of evaluating our operating performance because it isolates operating performance by stripping away the various effects of capital structure, tax policy and planning, capital intensity, and the non-cash impact of acquired intangibles. EBITDA Margin allows us to evaluate the relative operating performance of our platform of stores internally and externally without regard to the number of stores in the platform. While EBITDA and EBITDA Margin are measures of productivity, efficiency and performance, the exclusion of interest, taxes, depreciation, and amortization expense also limit EBITDA and EBITDA Margin in evaluating overall consolidated financial performance.

Adjusted EBITDA and Adjusted EBITDA Margin

We define “Adjusted EBITDA” as net income (loss), plus net interest expense, provision (benefit) for income taxes, depreciation, amortization expense, preopening and store closure costs, share-based compensation, changes in deferred revenue, and non-recurring general and administrative costs. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by total net revenues. By further adjusting for non-recurring expenses, non-cash charges for share-based compensation, and deferred revenue obligations, we believe Adjusted EBITDA provides investors with useful information regarding our financial performance from continuing operations and our capacity to incur and service debt and fund capital expenditures.

Presentation of Results of Operations

The Company operates on a 52 or 53-week fiscal year that ends on the Sunday closest to December 31. Each quarterly period has 13 weeks, except for a 53-week year when the fourth quarter has 14 weeks. The fiscal years ended December 29, 2019 and December 30, 2018 each consisted of 52 weeks.

As a result of a business combination that occurred in June of 2018, results for fiscal 2018 have been bifurcated into a predecessor period (pre-acquisition) and a successor period (post-acquisition). Aside from the adjustment of assets and liabilities to fair value as required by GAAP, the platform and number of operating venues remained the same before and after the acquisition date. To enhance comparability between fiscal 2019 and 2018, purposes of this management discussion and analysis section, Predecessor and Successor operating results for fiscal 2018 are presented in the aggregate as a pro forma 52-week period for greater year-over-year comparability.

Key Line Item Descriptions

Revenues

GameWorks generates revenues primarily from entertainment and amusement and food and beverage (both alcoholic and non-alcoholic) sales. For the twenty-six weeks ended June 28, 2020, we derived 58.0% of our total revenue from entertainment and amusement and 42.0% from food and beverage sales. For the fiscal year ended December 29, 2019, we derived 52.5% of our total revenue from entertainment and amusement and 47.5% from food and beverage sales. For the fiscal year ended December 30, 2018, we derived 53.1% of our total revenue from entertainment and amusement and 46.9% from food sales and beverage sales.

Revenue growth is primarily influenced by growth in comparable store sales. Comparable store sales growth reflects the change in yearoveryear revenue for the comparable venue base and is an important measure of venue performance. Comparable venue sales growth can be generated by increases in average dollars spent per customer and improvements in customer traffic.

Cost of Revenues

Cost of revenues includes the cost of food, beverages and redemption items. Cost of revenues is driven by product mix and pricing movements from third-party suppliers. We continually strive to gain efficiencies in both the procurement and use of products while maintaining high product quality standards.

Payroll and Benefits

Payroll and benefits consist of salaries, wages, and performance incentives, employer taxes, and benefits for venue and headquarter personnel. We continually review the opportunity for efficiencies, principally through scheduling refinements.

Selling, General and Administrative Expenses

Selling, general and administrative expense is comprised of venue-related operating expenses, including advertising, marketing and promotional costs, occupancy (rent, common area maintenance and real estate taxes), utilities, supplies and outside service expenses, repairs and maintenance. Also included are the costs associated with the various departments of our corporate headquarters that support the development and operation of our venues, including facilities, insurance, travel expenses, legal and professional fees and other related headquarter costs.

Depreciation and Amortization

Depreciation and amortization includes the depreciation of fixed assets and amortization of capitalized leasehold improvements.

Preopening Costs

Preopening costs include costs associated with the opening and organizing of new venues, including occupancy costs incurred from when we take site possession to shop opening, staff training and recruiting, and travel costs for employees engaged in such preopening activities. Preopening costs are expensed as incurred.

Interest Expense

Interest expense includes the cost of our debt obligations including the amortization of loan fees and original issue discounts, net of any interest income earned or interest expense capitalized.

Provision (Benefit) for Income Taxes

Provision (benefit) for income taxes represents taxes for federal, state and foreign current and deferred income.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Twenty-six Weeks Ended June 28, 2020 Compared to Twenty-six Weeks Ended June 30, 2019

Results of Operations

The following table presents select data for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. All information is derived from our unaudited consolidated statements of operation included elsewhere in this prospectus:

The following information is derived from the accompanying unaudited consolidated statements of operations for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. The following table presents the results of operations for the twenty-six weeks ended June 28, 2020 and the twenty-six weeks ended June 30, 2019:

	Twenty-six Weeks Ended 6/28/2020		Twenty-six Weeks Ended 6/30/2019
	(Unaudited)		(Unaudited)
Statement of Operations Data:
Revenues:
Food and beverage	$3,043,878	42.0%	$7,274,956	47.8%
Entertainment and other	4,199,142	58.0%	7,944,523	52.2%
Total revenues	7,243,020	100.0%	15,219,479	100.0%
Cost of revenues:
Food and beverage (as a % of food and beverage revenues)	723,404	23.8%	1,626,065	22.4%
Entertainment and other (as a % of entertainment revenues)	314,150	10.3%	722,274	9.9%
Total cost of revenues	1,037,554	14.3%	2,032,583	15.4%
Operating expenses:
Payroll and benefits	3,964,674	54.7%	7,073,316	46.5%
Selling, general and administrative expenses	6,375,599	88.0%	7,838,369	51.5%
Depreciation and amortization	1,034,601	14.3%	2,337,507	15.4%
Goodwill and intangible asset impairment	7,995,503	110.4%	—	0.0%
Pre-opening and closing costs	3,637	0.1%	—	0.0%
Total operating expenses	19,374,014	267.5%	17,249,192	113.3%
Operating loss	(13,168,548)	-181.8%	(4,378,052)	-28.8%
Interest expense	313,026	4.3%	395,182	2.6%
Other	(146,170)	-2.0%	11,944	0.1%
Loss before provision (benefit) for income taxes	(13,335,404)	-184.1%	(4,785,178)	-31.4%
Provision (benefit) for income taxes	(222,465)	-3.1%	9,375	0.1%
Net loss	$(13,112,939)	-181.0%	$(4,794,553)	-31.5%
Change in comparable store sales		-52.4%		18.4%

Reconciliations of NonGAAP Financial Measures - EBITDA and Adjusted EBITDA

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Twenty-six Weeks Ended 6/28/2020 (Unaudited)	Twenty-six Weeks Ended 6/30/2019 (Unaudited)
Net loss	$(13,112,939)	$(4,794,553)
Interest	313,026	395,182
Provision (benefit) for income taxes	(222,465)	9,375
Depreciation and amortization	1,034,601	2,337,507
Amortization of intangibles	142,992	381,787
EBITDA	(11,844,785)	(1,670,702)
Change in deferred revenue[1]	(446,095)
		(182,163)
Share-based compensation[2]	262,632	593,304
Venue opening/closing costs	3,637	—
Goodwill and intangible asset impairment	7,995,503	—
Adjusted EBITDA	$(4,029,108)	$(1,259,561)
Adjusted EBITDA Margin	-55.6%	-8.3%

[1] Represents increase or (decrease) to accrued liabilities established for future game play and other fulfillment obligations.

[2] Represents stock compensation expense under our 2019 Equity Incentive Plan.

Revenues

Nine weeks into the first quarter of 2020, comparable store sales were up 11.8%, primarily attributable to strong guest engagement in esports and the associated pull-through food and beverage and amusement revenue. Total revenues for the twenty-six weeks ended June 28, 2020 were down $7,976,459 or 52.4%, $7,243,020 compared to $15,219,479 for the twenty-six weeks ended June 30, 2019. The year-to-date decrease was entirely attributable to COVID-19 related mitigation restrictions shutting down our entire platform of venues since mid-March with only two venues being permitted to reopen in mid-June.

For the twenty-six weeks ended June 28, 2020 comparable store entertainment and amusement revenues were $4,199,142, a decrease of $3,745,381 or 47.1% compared to $7,944,523 for the twenty-six weeks ended June 30, 2019. The decline was entirely attributable to the COVID-19 induced business disruption.

For the twenty-six weeks ended June 28, 2020 comparable store food and beverage revenues were $3,043,878, a decrease of $4,231,078 or 58.2% compared to $7,274,956 for the twenty-six weeks ended June 30, 2019. The decline was entirely attributable to the COVID-19 induced business disruption.

Cost of Revenues

The total cost of revenues was $1,037,554 for the twenty-six weeks ended June 28, 2020 and $2,348,339 for the twenty-six weeks ended June 30, 2019. Cost of revenues decreased fractionally by 55.8% or $1,310,785, solely attributable to decreased sales due to the COVID-19 induced shutdown. Total cost of revenue as a percentage of revenues decreased by 110 basis points from 15.4% in 2019 to 14.3% in 2020.

For the twenty-six weeks ended June 28, 2020, the cost of entertainment and other revenue decreased by $408,124 to $314,150 compared to $722,274 for the twenty-six weeks ended June 30, 2019. The cost of entertainment and other revenue for the twenty-six weeks ended June 28, 2020 averaged 10.3% of entertainment and other revenue increasing from 9.9% in the twenty-six weeks ended June 30, 2019. The 39-basis point increase in the cost of revenues is primarily attributable to the mix in redemption prizes skewing toward higher-cost products.

For the twenty-six weeks ended June 28, 2020, the cost of food and beverage decreased by $902,661 to $723,404 compared to $1,626,065 for the twenty-six weeks ended June 30, 2019. The cost of food and beverage for the twenty-six weeks ended June 28, 2020 averaged 23.8% of food and beverage revenue increasing from 22.4% in the twenty-six weeks ended June 30, 2019. The 142-basis point increase in the cost of food and beverage is primarily attributable to an increase in spoilage during the shutdown period and the loss of efficiencies of scale due to the significant decline in volume.

Payroll and Benefits

Payroll and benefits decreased by $3,108,642 or 43.9% to $3,964,674 for the twenty-six weeks ended June 28, 2020 compared to $7,073,316 for the twenty-six weeks ended June 30, 2019. The decrease is primarily attributable to employee furloughs and salary reductions in response to the COVID-19 induced business disruption and the selective elimination of positions no longer required.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased by $1,462,770, or 18.7%, to $6,375,599 for the twenty-six weeks ended June 28, 2020 compared to $7,838,369 for the twenty-six weeks ended June 30, 2019. The decrease in general and administrative expenses is attributable to reductions in most categories of selling, general and administrative expenses primarily driven by cost containment measures in discretionary areas and the shutting off of certain operational expenses in response to the COVID-19 business disruption nominally offset by small increases in marketing and advertising and other taxes and licenses.

Presented in the table below is the composition of selling, general and administrative expenses:

	Twenty-six Weeks Ended 6/28/2020 (Unaudited)	Twenty-six Weeks Ended 6/30/2019 (Unaudited)
Marketing and advertising	$308,741	$270,752
Repairs and maintenance	149,625	317,546
Insurance	230,606	266,031
Occupancy	3,768,972	3,933,293
Bank and credit card processing fees	270,819	374,963
Utilities, internet, and content	431,527	595,627
Supplies and consumables	166,424	227,886
Venue contract services	105,287	373,464
Legal and professional fees	522,387	887,974
Travel expenses	55,017	175,694
Other taxes and licenses	178,580	117,611
Other	187,614	297,528
Total	$6,375,599	$7,838,369

Depreciation and Amortization

Depreciation and amortization decreased by $1,302,906, or 55.7%, to $1,034,601 for the twenty-six weeks ended June 28, 2020 compared to $2,337,507 for the twenty-six weeks ended June 30, 2019. The decrease is attributable to certain types of property and equipment having reached the end of their depreciable lives in 2019.

Preopening Costs

During the twenty-six week period ended June 28, 2020, prior to the COVID-19 induced business disruption, we incurred $3,637 of pre-opening costs toward an anticipated venue opening in the second half of fiscal 2020. No pre-opening costs were incurred during the twenty-six week period ended June 30, 2019.

Interest Expense

Interest expense decreased by $82,156 to $313,026 for the twenty-six weeks ended June 28, 2020 compared to $395,182 for the twenty-six weeks ended June 30, 2019. The decrease is primarily attributable to a reduction in the cost of borrowing. With the reductions of the prime rate in the second half of 2019 and the first quarter of 2020, certain long-term debt with variable rates of interest pegged to the prime rate benefited from the lower cost of borrowing.

Provision (Benefit) for Income Taxes

Income tax provision for the twenty-six weeks ended June 28, 2020 was a $222,465 tax benefit compared to $9,375 tax expense for the twenty-six weeks ended June 30, 2019. Our effective tax rate differs from the statutory rate primarily due to the uncertainty of the timing of realizing the benefit of deferred tax assets resulting in the establishment of a valuation allowance.

Year Ended December 29, 2019 and the Periods from June 11, 2018 to December 30, 2018 (Successor) and January 1, 2018 to June 10, 2018 (Predecessor)

Results of Operations

The following information is derived from the accompanying consolidated statements of operations for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. The following table presents the results of operations for the year ended December 29, 2019 and the periods from January 1, 2018 to June 10, 2018 (Predecessor) and from June 11, 2018 to December 30, 2018 (Successor):

	Fiscal Year Ended 12/29/2019		Period from 6/11/18 to 12/30/2018		Period from 1/1/18 to 6/10/2018
	(Successor)		(Successor)		(Predecessor)
Statement of Operations Data (GAAP):
Revenues:
Food and beverage	$13,908,534	47.5%	$7,144,263	48.1%	$5,551,975	45.5%
Entertainment and other	15,360,323	52.5%	7,718,517	51.9%	6,650,351	54.5%
Total revenues	29,268,857	100.0%	14,862,780	100.0%	12,202,326	100.0%
Cost of revenues:
Food and beverage (as a % of food and beverage revenues)	3,186,677	22.9%	1,576,556	22.1%	1,481,781	26.7%
Entertainment and other (as a % of entertainment revenues)	1,399,348	10.1%	852,210	11.9%	665,027	12.0%
Total cost of revenues	4,586,025	15.7%	2,428,766	16.3%	2,146,808	17.6%
Operating expenses:
Payroll and benefits	13,997,585	47.8%	6,742,545	45.4%	4,719,077	38.7%
Selling, general and administrative expenses	15,724,495	53.7%	7,998,772	53.8%	6,149,807	50.4%
Depreciation and amortization	4,419,387	15.1%	2,417,642	16.3%	1,725,277	14.1%
Pre-opening and closing costs	238	0.0%	2,866	0.0%	86,835	0.7%
Total operating expenses	34,141,705	116.6%	17,161,825	115.5%	12,680,996	103.9%
Operating loss	(9,458,873)	-32.3%	(4,727,811)	-31.8%	(2,625,478)	-21.5%
Interest expense	943,974	3.2%	349,617	2.4%	1,372,393	11.2%
Other	62,009	0.2%	81,762	0.6%	(17,010)	-0.1%
Loss before provision (benefit) for income taxes	(10,464,856)	-35.8%	(5,159,190)	-34.7%	(3,980,861)	-32.6%
Provision (benefit) for income taxes	170,124	0.6%	(31,819)	-0.2%	48,504	0.4%
Net loss	$(10,634,980)	-36.3%	$(5,127,371)	-34.5%	$(4,029,365)	-33.0%

Revenues

Total revenues for the year ended December 29, 2019 were $29,268,857, comprised of entertainment and other revenue of $15,360,323 and food and beverage revenue of $13,908,534. The revenue mix between product offerings was 52.5% entertainment and other revenue compared to 47.5% food and beverage revenue.

Total revenues for the Successor period were $14,862,780, comprised of entertainment and other revenue of $7,718,517 and food and beverage revenue of $7,144,263. The revenue mix between product offerings was 51.9% entertainment and other revenue compared to 48.1% food and beverage revenue.

Total revenues for the Predecessor period were $12,202,326, comprised of entertainment and other revenue of $6,650,351 and food and beverage revenue of $5,551,975. The revenue mix between product offerings was 54.5% entertainment and other revenue compared to 45.5% food and beverage revenue.

Cost of Revenues

The total cost of revenues was $4,586,025 for the year ended December 29, 2019. The cost of entertainment and other revenue was $1,399,348 or 10.1% of entertainment and other revenue. The cost of food and beverage revenue was $3,186,677 or 22.9% of food and beverage revenue. On a blended basis the average cost of revenue was 15.7% of total revenues.

The total cost of revenues was $2,428,766 for the Successor period. The cost of entertainment and other revenue was $852,210 or 11.9% of entertainment and other revenue. The cost of food and beverage revenue was $1,576,556 or 22.1% of food and beverage revenue. On a blended basis the average cost of revenue was 16.3% of total revenues.

The total cost of revenues was $2,146,808 for the Successor period. The cost of entertainment and other revenue was $665,027 or 12.0% of entertainment and other revenue. The cost of food and beverage revenue was $1,481,781 or 26.7% of food and beverage revenue. On a blended basis the average cost of revenue was 17.6% of total revenues

Payroll and Benefits

Payroll and benefits were $13,997,585 for the year ended December 29, 2019; and for the Successor and the Predecessor periods, $6,742,545 and $4,719,077, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses totaled $15,724,495 for the year ended December 29, 2019; and $7,998,772 and $6,149,807, respectively, for the Successor and Predecessor periods.

Depreciation and Amortization

Depreciation and amortization for the year ended December 29, 2019 was $4,419,387; and for the Successor and Predecessor periods, $2,417,642 and $1,725,277, respectively.

Preopening Costs

We did not incur any pre-opening costs during the year ended December 29, 2019 since no new venues were opened during the year. For the Successor and Predecessor periods, pre-opening costs of $2,866 and $86,835, respectively, were incurred toward the opening of Tabletop Tap House in San Francisco.

Interest Expense

For the year ended December 29, 2019, interest expense was $943,974. For the Successor and Predecessor periods, interest expense was $349,617 and $1,372,393, respectively. During the Successor period, long-term debt with ExWorks was restructured effective the beginning of the Successor period when ExWorks acquired control of the Company.

Provision (Benefit) for Income Taxes

For the year ended December 29, 2019, the provision for income taxes was $170,124. For the Successor period, there was a benefit for income taxes of $31,819, and a provision for income taxes of $48,504 for the Predecessor period. Our effective tax rate differs from the statutory rate primarily due to the uncertainty of the timing of realizing the benefit of deferred tax assets resulting in the establishment of a valuation allowance.

Fiscal 2019 Compared to Fiscal 2018 (Pro Forma)

The following information is derived from the accompanying consolidated statements of operations for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. The following table presents the results of operations for the year ended December 29, 2019 (Successor) and a pro forma of the combined periods from January 1, 2018 to June 10, 2018 (Predecessor) and from June 11, 2018 to December 30, 2018 (Successor) presented as a 52-week period to enhance year-over-year comparability:

	Fiscal Year Ended 12/29/2019		Fiscal Year Ended 12/30/2018
	(Successor)		(Pro Forma)
Statement of Operations Data (pro forma 2018 combined):
Revenues:
Food and beverage	$13,908,534	47.5%	$12,696,238	46.9%
Entertainment and other	15,360,323	52.5%	14,368,868	53.1%
Total revenues	29,268,857	100.0%	27,065,106	100.0%
Cost of revenues:
Food and beverage (as a % of food and beverage revenues)	3,186,677	22.9%	3,058,337	24.1%
Entertainment and other (as a % of entertainment revenues)	1,399,348	10.1%	1,517,237	12.0%
Total cost of revenues	4,586,025	15.7%	4,575,574	16.9%
Operating expenses:
Payroll and benefits	13,997,585	47.8%	11,461,622	42.3%
Selling, general and administrative expenses	15,724,495	53.7%	14,151,118	52.3%
Depreciation and amortization	4,419,387	15.1%	4,167,114	15.4%
Pre-opening and closing costs	238	0.0%	89,701	0.3%
Total operating expenses	34,141,705	116.6%	29,869,555	110.4%
Operating loss	(9,458,873)	-32.3%	(7,380,023)	-27.3%
Interest expense	943,974	3.2%	571,011	2.1%
Other	62,009	0.2%	64,752	0.2%
Loss before provision (benefit) for income taxes	(10,464,856)	-35.8%	(8,015,786)	-29.6%
Provision (benefit) for income taxes	170,124	0.6%	16,685	0.1%
Net loss	$(10,634,980)	-36.3%	$(8,032,471)	-29.7%
Change in comparable store sales		8.1%		-8.1%

Reconciliations of NonGAAP Financial Measures—EBITDA and Adjusted EBITDA

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Year Ended 12/29/2019	Fiscal Year Ended 12/30/2018
	(Successor)	(Pro Forma)
Net loss	$(10,634,980)	$(8,032,471)
Interest	943,974	571,011
Provision (benefit) for income taxes	170,124	16,685
Depreciation and amortization	4,419,387	4,167,114
Amortization of intangibles	681,219	878,643
EBITDA	(4,420,276)	(2,399,018)
Change in deferred revenue[1]	481,675	195,486
Share-based compensation[2]	883,469	-
Venue opening/closing costs	238	89,701
Adjusted EBITDA	$(3,054,894)	$(2,113,831)
Adjusted EBITDA Margin	-10.4%	-7.8%

[1] Represents increase or (decrease) to accrued liabilities established for future game play and other fulfillment obligations.

[2] Represents stock compensation expense under our 2019 Equity Incentive Plan.

Revenues

Total revenues for the year ended December 29, 2019 increased $2,203,751 or 8.1% over the combined 52-week Predecessor and Successor periods January 1, 2018 to June 10, 2018 and June 11, 2018 to December 30, 2018, respectively. The year over year increase was entirely attributable to comparable store revenue growth, driven by expanding our esports offering across the entire platform, the increased velocity of esports tournaments and programing, and the debut of The Works Kitchen (our updated modern American dining experience) in late 2018.

Comparable store entertainment and amusement revenue grew by 6.9% or $991,455, increasing from $14,368,868 in 2018 to $15,360,323 in 2019. The increase is attributable to adding four new esports lounges to our platform in the first quarter of 2019 and the ongoing refresh of video arcade games and selective virtual reality games.

Comparable store food and beverage sales grew by 9.5% or $1,212,206, increasing from $12,696,238 in 2018 to $13,908,534 in 2019. The increase is attributable to esports driven tournaments and programing increasing guest traffic at each of our venues and the updated and enhanced menu offering as part of The Works Kitchen launch in late 2018.

Cost of Revenues

The total cost of revenues was $4,586,025 for the year ended December 29, 2019 and $4,575,574 for the combined 52-week Predecessor and Successor periods January 1, 2018 to June 10, 2018 and June 11, 2018 to December 30, 2018, respectively. From 2018 to 2019, cost of revenues increased fractionally by 0.2% or $10,451, solely attributable to increased sales. Total cost of revenue as a percentage of revenues improved by 124 basis points from 16.9% in 2018 to 15.7% in 2019.

For the fiscal year ended December 29, 2019, the cost of entertainment and other revenue decreased by $117,889 to $1,399,348 compared to $1,517,237 in the combined period ended December 30, 2018. The cost of entertainment and other revenue for the year ended December 29, 2019 averaged 9.1% of entertainment and other revenue improving from 10.6% in the combined year ended December 30, 2018. The 145-basis point reduction in the cost of entertainment and other is primarily attributable to the mix in redemption prizes skewing toward lower-cost products.

For the fiscal year ended December 29, 2019, the cost of food and beverage products increased by $128,340 to $3,186,677 compared to $3,058,337 in the combined year ended December 30, 2018. The cost of food and beverage products year ended December 29, 2019 averaged 22.9% of food and beverage revenue improving from 24.1% in the combined year ended December 30, 2018. The 118-basis point improvement is attributable to product mix, the launch of The Works Kitchen and the updated and improved of menu selections.

Payroll and Benefits

Payroll and benefits increased by $2,535,963 or 22.1% to $13,997,585 for the year ended December 29, 2019 compared to $11,461,622 for the combined year ended December 30, 2018. The increase is primarily attributable to adding leadership talent in key functional areas, including esports, marketing, venue management services, casino joint ventures; and performance-based incentive compensation. Additionally, the Company adopted a share-based compensation plan in 2019. Non-cash charges associated with the share-based compensation plan for the year ended December 29, 2019 were $883,469.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $1,573,377, or 11.1%, to $15,724,495 for the year ended December 29, 2019 compared to $14,151,118 on a pro forma basis for the combined year ended December 30, 2018. Excluding $852,155 of legal and professional and consultancy fees associated with raising capital, associated due diligence, preparatory and readiness activities, selling, general and administrative costs increased by $721,222 or 5.1%.

Presented in the table below is the composition of selling, general and administrative expenses:

	Fiscal Year Ended 12/29/2019	Fiscal Year Ended 12/30/2018*
	(Successor)	(Pro Forma)
Marketing and advertising	$655,506	$439,642
Repairs and maintenance	636,198	637,503
Insurance	538,331	459,218
Occupancy	7,793,217	7,796,613
Bank and credit card processing fees	747,059	614,729
Utilities, internet, and content	1,238,550	1,194,265
Supplies and consumables	712,146	704,955
Venue contract services	479,397	479,338
Legal and professional fees	1,763,212	755,462
Travel expenses	349,573	203,889
Other taxes and licenses	267,178	217,902
Other	544,128	647,602
Total	$15,724,495	$14,151,118

* Pro forma presentation of combined Predecessor and Successor periods for the year ended December 30, 2018 for enhanced 52-week comparability with the year ended December 29, 2019.

Depreciation and Amortization

Depreciation and amortization increased by $252,273, or 6.1%, to $4,419,387 for the year ended December 29, 2019 compared to $4,167,114 on a pro forma basis for the combined year ended December 30, 2018. The increase is attributable to capital expenditures placed in service in the first quarter of fiscal 2019.

Preopening Costs

We did not incur any pre-opening costs during the year ended December 29, 2019 since no new venues were opened during the year.

Interest Expense

On a pro forma basis, interest expense decreased by $372,963 to $943,974 for the year ended December 29, 2019 compared to $571,011 for the combined year ended December 30, 2018 due to the restructuring of long-term debt as part of the ExWorks acquisition/change in controlling shareholder.

Provision (Benefit) for Income Taxes

Income tax provision for the year ended December 29, 2019 was $170,124 compared to $16,685 for the year ended December 30, 2018. Our effective tax rate differs from the statutory rate primarily due to the uncertainty of the timing of realizing the benefit of deferred tax assets resulting in the establishment of a valuation allowance.

Liquidity and Capital Resources

Overview

We finance our ongoing operations through cash flow generated from operations in our seasonally stronger periods and drawing on credit facilities. Capital expenditures, such as games, are funded through capital leases and long-term debt collateralized by the purchased equipment. As of June 28, 2020, we had cash and cash equivalents of $1,181,594, net working capital deficit of $12,686,407 and outstanding liabilities of $22,878,008.

We currently have, and anticipate that in the future we may continue to have, negative working capital balances. We are able to operate with a working capital deficit because cash from sales is usually received before related liabilities for product, supplies, labor and services become due.

Short-term liquidity requirements

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, capital expenditures related to the new store construction and other expenditures associated with acquiring new games, remodeling facilities and recurring replacement of equipment and improvements.

As of June 28, 2020, we expect our short-term liquidity requirements to include (a) approximately $2,250,000 to $2,750,000 of capital additions (net of tenant improvement allowances from landlords); (b) scheduled debt service payments under our line of credit and other borrowing programs of $6,719,638 including interest payments of $1,102,279; and (c) lease obligation payments of $565,109.

In March 2020, public health concerns relating to COVID-19 took hold in the U.S., prompting many state and local governments to issue stay-at-home directives to the general public not engaged in providing essential services. In compliance with guidance and orders issued by federal, state and local authorities, we have temporarily shut down our entire platform of eight venues since mid-March to combat the spread of the COVID-19 pandemic. These developments have caused a material adverse impact on our subsequent revenues, results of operations and cash flows, including our ability to meet our current obligations when due. Recovery from these conditions will be based in part on the duration of the store closures, the timing and extent of customers re-engaging with the brand, and the overall recovery of the broader economy. We are unable to determine at this time whether, when or the manner in which the conditions surrounding COVID-19 will change, including when any restrictions or closure requirements will be lifted, the duration and extent to which social distancing requirements will persist, when we will be able to reopen our stores, whether we will be able to successfully staff stores, and the degree to which we will be able to re-engage customers.

We have taken several immediate steps to reduce operating costs and to conserve cash, including furloughing nearly our entire workforce except a small team of essential personnel and instituting mandatory tiered pay reductions (based on level) for all salaried employees deemed essential. In addition to obtaining support from ExWorks, on April 21, 2020, we secured a loan of $2,765,500, backed by the Small Business Administration (“SBA”) through the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) (see Note 17-Subsequent Events). We continue to actively manage our daily cash flows and have undertaken conversations with landlords, long and short-term creditors, and other vendors to seek relief from obligations currently due. To date, all parties have generally been receptive; however, there is no assurance that we will be successful in securing relief, or if successful, to the extent necessary to emerge from the adverse financial effects of the pandemic.

In addition to the immediate measures outlined above, we have also engaged Maxim Group and Joseph Gunnar to raise capital through this offering. The proceeds from this would primarily be used to fund our plans to implement operational strategies to increase working capital and grow operations, which were set in motion during fiscal 2019; and to fund anticipated losses in fiscal 2020 attributable to COVID-19. We also continue to be able to draw on the line of credit extended by ExWorks to bridge additional unforeseen liquidity gaps.

ExWorks is extending financing to bridge us through to the offering. The bridge loan is a discretionary line of credit up to $1,000,000 payable in full along with accrued interest at 12% per annum plus a lender facility fee of $50,000 on the earlier of seven days after the consummation of the offering or November 30, 2020.

Other adverse effects resulting from COVID-19 include, an impairment of the carrying value of goodwill, and other indefinite and long-lived intangibles in the first quarter of 2020. Depending largely, but not exclusively, on the duration of the business disruption, actual results in 2020 may differ materially from the Company’s performance in prior years as the scope of the pandemic evolves.

Our inception to date operating results coupled with COVID-19 related uncertainties have raised concerns with respect to our liquidity. However, ExWorks’ continued commitment to financially support the Company, together with the fund-raising actions outlined above, mitigate the liquidity concerns raised by our historical operating results and near-term economic shocks of the pandemic; and satisfy our estimated liquidity needs 12 months from the issuance of the financial statements. Although we believe we will be able to secure financing to advance future growth objectives, no assurance can be given that such financing will be available on acceptable terms, occur on a timely basis, or at all; nor can we predict, with certainty, the success of our operational strategies to increase working capital and generate liquidity.

Our most material fixed operating cost is occupancy, for which we have managed to negotiate deferral arrangements with each of our landlords while we are legally not permitted to operate our business or access our corporate office while mitigation restrictions are in effect. Excluding occupancy, our current monthly fixed cash expenses under a government-imposed shutdown are approximately $140,000 per month, which can be further reduced through reinstituting deeper furloughs and reducing staffing levels back down to skeleton levels as we had at the beginning of the shutdown. At the current burn rate in the absence of additional funding from ExWorks, the pending public offering, and any other alternative sources of financing, our current cash levels can carry us beyond the end of the year if we can successfully cut all discretionary spending and continue to defer all financial obligations with landlords and creditors.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for new store development and construction, replacement of games and equipment, renovations and other non-recurring capital expenditures that periodically need to be made to our venues and scheduled lease obligation payments. We intend to satisfy our long-term liquidity requirements through various sources of capital, including the proceeds from this offering, cash generated by operations, and borrowing arrangements with third-party lenders.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from this offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for the next five years. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Critical Accounting Policies and Estimates

The above discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 2 of the accompanying consolidated financial statements for the year ended December 29, 2019. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest amount of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the consolidated financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GameWorks and its wholly owned and controlled subsidiaries prepared in accordance with GAAP. All intercompany accounts and transactions for the periods presented have been eliminated in consolidation.

GameWorks consolidates all our majority-owned subsidiaries and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. A VIE is consolidated when the Company has both the power to direct the activities that most significantly impact the results of the VIE and the right to receive the benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. Management continually monitors its interests in VIEs to determine if any events have occurred that could cause the primary beneficiary to change. A change in determination could have a material impact on our consolidated results of operations and financial position.

As of January 1, 2020, the Company reacquired GWE-SF, which had been treated as a consolidated VIE for a portion of 2018 and throughout 2019. As of the reacquisition date, the former VIE is now consolidated as a wholly-owned subsidiary.

Long-lived Assets

Management evaluates the carrying value of long-lived assets, including definite-lived intangibles, whenever events or changes in circumstances indicate that a potential impairment may have occurred. A potential impairment has occurred if the projected future undiscounted cash flows are less than the carrying value of the assets. The estimate of cash flows includes management’s assumption of cash inflows and outflows directly resulting from the use of the asset in operations. An impairment charge is recorded if the carrying value of the long-lived asset exceeds its fair value. Impairment analyses contain estimates and assumptions due to the inherently judgmental nature of forecasting long-term estimated cash flows and determining the estimated useful lives of the assets. Actual results may differ, which could have a material impact on the consolidated results of operations.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of the assets, which are as follows:

	Estimated Depreciable Lives (Months)
	Used	New
Leasehold improvements	Shorter of the expected lease term or 240
Computer equipment - office	18	36
Computer equipment - gaming	12	24
Arcade games	18	36
Operational equipment	30	60
Furniture/fixtures	30	60
Kitchen/bar equipment	30	60
Office equipment	18	36
Audio/audio visual equipment	18	36
Laser tag equipment	9	18
Table games	30	60
Bowling equipment	30	60

Expenditures that substantially increase the useful lives of property and equipment are capitalized, whereas costs incurred to maintain the appearance and functionality of such assets are charged to repair and maintenance expense.

Business Combinations

The purchase price of an acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Goodwill is recognized in the amount by which the purchase price of an acquired entity exceeds the net of the amounts assigned to the assets acquired and liabilities assumed. Fair value measurements are applied based on assumptions that market participants would use in the pricing of the asset or liability. These valuations are initially performed based upon preliminary estimates and assumptions by management and management-supervised independent valuation specialists, where appropriate, and are revised as estimates and assumptions are finalized. The net assets and results of operations of an acquired entity are recorded in the consolidated financial statements from the acquisition date. Acquisition-related costs are expensed as incurred.

Goodwill and Identifiable Intangible Assets

As a result of business combinations, we have goodwill and other identifiable intangible assets. Goodwill is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Accounting for goodwill in accordance with GAAP requires significant judgment with respect to the determination of the valuation of the acquired assets and liabilities assumed in order to determine the goodwill recorded in the business combinations.

Identifiable intangible assets consist of the GameWorks trade name and favorable leases. Goodwill and indefinite-lived intangible assets are not amortized, but are evaluated for impairment on an annual basis, or more frequently when a triggering event occurs between annual tests that would more likely than not reduce the fair value of the reporting unit below its carrying value. Such impairment valuations compare the reporting unit’s estimated fair value to its carrying value. Judgments regarding indicators or potential impairment are based on market conditions and operational performance of the business. Management initially assesses its goodwill and indefinite-lived intangibles for impairment using a qualitative approach to determine whether conditions exist to indicate a possible impairment. If management concludes, based on its assessment of the relevant events, facts and circumstances, that it is more likely than not that the reporting unit’s carrying value is greater than its fair value, then a quantitative analysis is performed to identify both the existence of impairment and the amount of any impairment loss. As of December 29, 2019 and December 30, 2018, no impairment has been recorded on goodwill or indefinite-lived intangible assets. However, due to the sudden and immediate impact of COVID-19 and the pandemic’s lingering effects, an impairment charge has been recorded during the twenty-six weeks ended June 28, 2020.

Management reviews intangible assets with finite lives subject to amortization whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The trade name is an indefinite-lived intangible asset, while the favorable lease intangibles are finite-lived and are amortized over the remaining terms of the respective leases. The amortization of the favorable leases is included in general and administrative expenses as an adjustment to rent expense. As of December 29, 2019 and December 30, 2018, no impairment has been recognized on the favorable lease intangible assets.

Income Taxes

The provision for income taxes includes federal and state income taxes. The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities, and income tax benefit or expense, are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applicable in the years in which those temporary differences are expected to reverse. The effects of changes in income tax rates or laws are included in the provision for income taxes in the period enacted.

We determine our income tax benefits and liabilities for uncertain tax positions based on a two-step process. The first step is recognition, where an individual tax position is evaluated, based on the technical merits of the position, as to whether it is more likely than not that the tax position will be sustained on examination by the taxing authorities. For tax positions meeting the recognition threshold, the second step of measuring the benefit to be recorded is performed. The actual benefits ultimately realized may differ from the estimates and, in future periods, changes in facts, circumstances and new information may require us to change the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recorded as income tax expense and liabilities in the period in which such changes occur. Interest or penalties incurred relating to unrecognized tax benefits are recorded as tax expense in the provision for income taxes in the consolidated statements of operations. We have not incurred interest or penalties related to income taxes during any period presented in the consolidated statements of operations related to the Successor or Predecessor, and do not have any uncertain tax positions as of December 29, 2019 or December 30, 2018.

Deferred Tax Assets

Management evaluates the realizability of our deferred tax assets and establishes a valuation allowance when it is determined that it is more likely than not that such assets will be not be realized. Potential for recovery of deferred tax assets is evaluated by estimating future taxable profits, scheduling of anticipated reversals of taxable temporary differences, and considering prudent and feasible tax planning strategies. As of December 29, 2019 and December 30, 2018, we had valuation allowances recorded against its net deferred tax assets totaling $4,248,084 and $1,089,695, respectively. If we generate taxable income in future periods or if the facts and circumstances on which the estimates and assumptions are based were to change, thereby impacting the likelihood of realizing the deferred tax assets, judgment would be applied in determining the amount of valuation allowance no longer required.

Revenue Recognition

We derive our revenues from the sale of food and beverage; game cards, which are used to play arcade, video and redemption games; gift cards, which can be redeemed for food and beverage or game play; and groupons, which are promotional certificates offered through Groupon, an e-commerce marketplace connecting subscribers with local merchants by offering activities, travel, goods and services at promotional prices.

As a consumer-driven business, in general, we do not carry any material accounts receivable balances. Food and beverage revenues are recorded at the point of service, while proceeds from the sale of game cards, gift cards and groupons are initially recorded as unearned revenue. Revenues from game cards, gift cards and groupons (entertainment and other revenues) are recognized as the instruments are used or redeemed, or when the likelihood of usage or redemption, based on historical usage and redemption patterns, becomes remote, commonly referred to as “breakage”. Establishing a methodology to estimate breakage requires significant judgment applying assumptions to historical usage and redemption patterns to infer future redemption obligations.

The game and gift cards do not have expiration dates, and non-usage fees are not deducted from outstanding game and gift card balances. We recognize revenue from game and gift cards upon redemption by the customer. For unredeemed game and gift cards that we expect to be entitled to breakage and for which there is not a legal obligation to remit the unredeemed game and gift card balances to the relevant jurisdictions, we recognize expected breakage as revenue in proportion to the pattern of redemption by the customers only to the extent that it is probable that a significant reversal will not subsequently occur. The determination of the game and gift card breakage is based on our specific historical redemption patterns. Recognized game and gift card breakage revenue is included in entertainment and other revenues in the consolidated statements of operations. The contract liability related to game and gift cards is included in unearned revenue in the consolidated balance sheets.

Revenues are reported net of sales-related taxes collected from customers to be remitted to governmental taxing authorities. Sales tax collected is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

Share-Based Payments

The estimated fair value of share-based payments made to employees, directors and consultants is recognized in payroll and benefits expense in the consolidated statements of operations over the period the goods or services are provided, and forfeitures are recognized as they occur. The estimated fair value of the share-based payments is determined using a Black-Scholes option pricing model.

The options granted in fiscal 2019 were issued pursuant to the terms of 2019 Equity Incentive Plan. See further discussion of the plan in Note 11—ShareBased Compensation.

Warrant Liabilities

We account for warrants in accordance with ASC 815, Derivatives and Hedging, or with ASC 718, Compensation—Stock-Based Compensation, based on the facts and circumstances of their issuance.

ASC 815 requires derivative instruments within its scope to be recorded in the statement of financial position as an asset, liability or equity measured at fair value. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statements of operations. Upon exercise, the warrant liability is reclassified to additional paid-in capital.

ASC 718 requires the grant date fair value of the instruments issued to be recorded in the statement of financial position as a liability or equity. Based on this and other guidance, the Company determined that the warrants issued by GWI did not meet the criteria for classification as equity. Accordingly, the GWI warrants are classified as a liability in the consolidated statements of financial position. Warrants issued to nonemployees under share-based payment arrangements are not subject to re-measurement and are amortized to expense in the same manner as if we had paid cash for the goods or services instead of paying with or using the equity instrument.

Recent Accounting Pronouncements

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which clarifies that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision-makers and service providers are variable interests, and offers private companies an accounting alternative election not to apply VIE rules to entities under common control. Under the amendments in this update, a private company (reporting entity) may elect not to apply VIE guidance to legal entities under common control (including common control leasing arrangements) if both the parent and the legal entity being evaluated for consolidation are not public business entities. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, and for private business entities in fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted and all entities are required to apply the guidance retrospectively with a cumulative-effect adjustment, if any, to retained earnings at the beginning of the earliest period presented. Management does not expect the adoption of the guidance in this ASU to have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, and for private business entities in fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. Upon transition, entities are required to measure nonemployee awards at fair value as of the adoption date. Management has elected to early adopt this guidance in connection with our adoption of the amendments in Topic 606 for the fiscal year ending December 30, 2018. The adoption of this guidance did not have any impact on the consolidated statements of financial position or results of operations.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates the requirement to calculate the implied fair value of goodwill if the fair value of a reporting unit is less than the carrying amount of the reporting unit. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill. Early adoption of this guidance is permitted for testing dates after January 1, 2017. We early adopted this ASU in 2017. Management believes the adoption of this guidance had no impact on the consolidated financial statements and will provide a consistent impairment measurement for the Successor in future years.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides a screen to determine when a set of inputs, processes and outputs (collectively referred to as a “set”) is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. The screen reduces the number of transactions that need to be further evaluated. The amendments in this ASU also narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. The guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Management does not expect the adoption of the guidance in this ASU to have a material impact on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-04, Liabilities—Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products. Prepaid stored-value products are products in physical and digital forms with stored monetary values that are used for the purpose of being accepted as payment for goods or services. The guidance defines liabilities related to prepaid stored-value products as financial liabilities and narrows the scope exception in Subtopic 405-20 to require that breakage for those liabilities be accounted for consistent with the breakage guidance in Topic 606. The guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Earlier adoption is permitted, including adoption in an interim period. Management does not expect the adoption of the guidance in this ASU to have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new guidance requires the recognition of lease liabilities, representing future minimum lease payments, on a discounted basis, and corresponding right-of-use assets on the statement of financial position for most leases, along with requirements for enhanced disclosures of key information about its leasing arrangements. Coupled with ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, the guidance was originally effective for interim and annual periods beginning after December 15, 2020, using a modified retrospective approach, with early adoption permitted, and modified retrospective application required with an option to not restate comparative periods in the period of adoption. Management is currently evaluating the impact of this ASU on our consolidated financial statements, as ASU 2020-05, issued in June 2020, defers the effective date by one year. Management expects the adoption of this ASU to result in a material increase in the assets and liabilities in our consolidated statements of financial position and will likely have a material impact on the classification of expenses associated with real estate leases, but overall, an insignificant impact on our consolidated statements of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which has been subsequently amended by various ASUs, which replaces the existing accounting standards for revenue recognition with a single comprehensive five-step model, eliminating industry-specific accounting rules. The core principle is to recognize revenue upon the transfer of control of goods or services to customers at an amount that reflects the consideration expected to be received.

We adopted ASU 2014-09 and all subsequent amendments (collectively, “ASC 606”) in the first quarter of 2017 using the full retrospective method. The adoption of this guidance did not have a material impact on our consolidated statement of financial position. The cumulative effect of adopting ASC 606 was to record a $350,000 contract liability associated with game cards and gift cards, with a corresponding reduction of $350,000 to the accumulated deficit as of January 1, 2017. The transition adjustment relates to contract liabilities associated with unused game credits, redemption tickets and time credits on game cards and gift cards, classified as unearned revenue.

Quantitative and Qualitative Disclosures About Market Risk

Commodity price risk

We are exposed to market price fluctuation in commodity prices. Given the historical price volatility of certain food products, including proteins, seafood, produce, dairy products, and cooking oil, these fluctuations could materially impact our food and beverage costs. Although certain purchasing commitments partially mitigate the risk of such fluctuations, there is no assurance that supply and demand factors such as disease or inclement weather would not cause the prices of the commodities used in our restaurant operations to fluctuate. In a rapidly fluctuating commodities market, adjustments to our menu prices to respond to any price fluctuations may be difficult for us to implement on a timely basis. To the extent we are unable to pass along cost increases to our guests, our operating results may be adversely affected. We currently do not hedge our commodity risk.

Interest rate risk

We are exposed to market risk from interest rate fluctuations on our capital leases. This exposure relates to certain long-term debt with a variable interest component providing for an annual interest rate adjustment. As of December 29, 2019, we have aggregate unpaid principal of $5,336,830 on such long-term debt with variable interest rates, which are all pegged to the Wall Street Journal Prime Rate plus an applicable margin ranging between 2.75% and 5.50% (not to exceed the maximum rate allowed by applicable law). While interest rate risk may adversely affect our results, given the current levels of outstanding debt subject to such exposure, we do not consider the potential exposure to be material.

Inflation

The inflationary factors primarily affecting our operations are food, labor costs, and energy costs. Our real estate leases require us to pay property taxes, maintenance, repairs, insurance and utilities, all of which are generally subject to inflationary increases. Additionally, the cost of constructing new stores is subject to inflationary increases to the cost of labor and materials.

We have a substantial number of hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage. Increases in the minimum wage or legally mandated health benefits will increase our labor costs. We operate venues in San Francisco and Seattle where the minimum hourly wage in 2019 is $15.00 (and $16.00 for Seattle-employers with over 500 employees globally). The other six locations range between the federal minimum of $7.25 and $11.10. With the increasing focus on providing workers with a “living” wage and some employers voluntarily increasing their hourly minimum as a retention tool, there is increasing upward pressure on our labor costs.

In markets where the minimum wage has increased, we have generally been able to substantially offset inflationary cost increases by increasing menu prices, improving productivity, or through other adjustments. In the future, we may or may not be able to fully offset cost increases attributable to inflation.

Financial Statements and Supplementary Data

The required financial statements and the notes thereto appear at the end of this prospectus beginning on page F-1.

Changes in and Disagreements with Accountants and Financial Disclosure

Squar Milner LLP (“Squar Milner”) was engaged as our independent registered public accounting firm on April 13, 2019 to audit the financial statements for the year ended December 30, 2018 for which an unqualified opinion was issued. After evaluating competing proposals submitted by multiple Public Company Accounting Oversight Board registered accounting firms, including the incumbent firm, on December 18, 2019, the audit committee recommended the dismissal of Squar Milner in favor of appointing WithumSmith+Brown, PC (“Withum”) to be the Company’s independent registered public accounting firm for the year ended December 29, 2019. Squar Milner was notified of the audit committee’s decision on January 14, 2020. Withum was then engaged on January 20, 2020 to audit the consolidated financial statements for the year ended December 29, 2019. There are no past or ongoing disputes or disagreements regarding accounting issues or financial disclosures with either Squar Milner or Withum.

DESCRIPTION OF BUSINESS

GameWorks, Inc. was incorporated in the State of Delaware on August 18, 2017 in order to purchase the subsidiaries through which it operates. We are an esports and entertainment destination, attracting millennials, teens and families. The GameWorks brand has a storied past, originating when Sega Entertainment, Universal Studios and DreamWorks joined forces to form GameWorks, the family entertainment concept predicated on games. The GameWorks brand has been known by millions for gaming as amusement since the brand’s inception in 1997. Our GameWorks locations, which have a footprint ranging (on average) from approximately 20,000 to 35,000 square feet, feature esports lounges and a wide variety of the latest and most popular arcade and video games as well as other activities, such as laser tag, bowling and billiards in select venues. We currently operate seven GameWorks locations nationwide in Seattle, Washington; Las Vegas, Nevada; Chicago (Schaumburg), Illinois; Minneapolis (Mall of America), Minnesota; Denver, Colorado; Cincinnati, Ohio (Newport, Kentucky); and Norfolk (Chesapeake), Virginia. We also operate a gaming and events-driven restaurant and sports bar under the brand Tabletop Tap House in downtown San Francisco, California.

A Prime Destination for Esports and Social Gaming

We distinguish ourselves in the marketplace through numerous specialty entertainment offerings, including esports lounge gaming areas, video and arcade games, laser tag, bowling and/or billiards. Each location features PC and console based esports play and (on average) more than 120 arcade games, including video games, redemption games (earn prizes), and even traditional (table-top) board games. All GameWorks venues host multiple esports tournaments monthly and are a destination for Social Gaming activities centered around esports but also including arcade tournaments, pinball tournaments, and other social gaming endeavors.

We are among the leading entertainment concepts for esports, attracting over a million guests annually. Our distinctive esports lounges (PC and console gaming centers within GameWorks locations) consist of organized, multi-player video game stations for participating in competitions between players across varying skill levels and casual play amongst friends or individuals. Our esports lounges have the latest and most popular video game offerings, boasting (on average) over 100 game options, 40 Personal Computers and 20 (Xbox One and/or PlayStation 4) gaming consoles. Our venues feature spacious lounge set-ups, which include comfortable couches or gaming chairs, offering gamers a welcoming, relaxing and entertaining environment. Every esports lounge provides full-service restaurant and bar service to enjoy while playing or watching.

Esports affords guests a distinctive experience and opportunity to engage and play games in an intimate atmosphere where they can:

•Pay-for-play by the hour;

•Socialize with other players and fans;

•Learn how to play better, sometimes from world-ranked players;

•Choose from a vast selection of games;

•Participate in and/or be a member of the audience for weekly tournaments/competitions;

•Receive waiter/waitress restaurant and bar service while playing or watching; and

•Hang out in an area with like-minded guests and choose their own level of participation.

Esports is becoming increasingly popular and rapidly gaining traction among the general public. Various industry analysts have shared the following statistics and projections:

•Esports viewership was up to 454 million in 2019 and expected to have a compound annual growth rate of 9% through 2023;5

•Global esports revenues will surpass $1 billion in 2020, with over $250 million in North America, and growth rates in 2019 were over 20% and growth is expected to be over 15% in 2020;6

•Esports viewership is a combination of enthusiasts and occasional viewers, with enthusiasts expected to be 272 million in 2020 and occasional viewers up to 223 million in 2020. This is more than an 11% growth rate for enthusiasts and over 12% growth for occasional viewers; and7

•Watching gamers play video games is now more popular among 18 to 25 year-olds than watching traditional sports, and gamers aged 18 to 25 prefer playing video games to watching movies or television.8

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5 Business Insider, https://www.businessinsider.com/esports-ecosystem-market-report.

6 VentureBeat, https://venturebeat.com/2020/02/25/newzoo-global-esports-will-top-1-billion-in-2020-with-china-as-the-top-market/.

7 Statista, https://www.statista.com/statistics/490480/global-esports-audience-size-viewer-type/.

8 Limelight Networks, https://www.limelight.com/resources/white-paper/state-of-online-gaming-2020/?mod=article_inline.

We offer guests several other distinctive specialty entertainment choices, which vary by location, such as laser tag, bowling, billiards and special attractions. Our sophisticated laser tag arenas differ from those of competitors based on size, split levels of play and special features. Other locations stand out because of state-of- the-art, smoke-free, bowling alleys. All of our locations are ideal places to watch sporting events, as visitors are surrounded by multiple big screens, high-definition televisions and 40-foot video walls.

The Works Kitchen at GameWorks

In October 2018, we unveiled an eclectic, chef-driven restaurant concept, The Works Kitchen at GameWorks, imagined and created by Chef Tony Leitera. Tony brought a 20-year culinary career to his role as Corporate Executive Chef. Prior to joining GameWorks in January 2018, Tony collaborated with Guy Fieri on operating and expanding his branded locations.

At The Works Kitchen, guests can enjoy selections from a varied menu that takes a modern American spin on bar classics while also featuring hearty specialties and healthful options. The upscale food offering incorporates a contemporary approach to traditional favorites across a large variety of appetizers, handhelds (specialty burgers and sandwiches), salads and desserts. Menu creations span, among many others, The Works’ very own “Twists”, an array of Bavarian pretzels; hand-stretched artisanal pizzas; savory snacks, dry-rubbed wings and handheld specialties. To top off a meal, there are several signature milkshake creations that combine unlikely ingredients to create delicious indulgences.

Tabletop Tap House

In addition to the seven GameWorks locations, we also own and operate Tabletop Tap House, one of the largest restaurant footprints in our home market, downtown San Francisco, immediately adjacent to the Moscone Center. Tabletop Tap House is a popular restaurant, bar and social game hall serving modern American tavern-style fare created by GameWorks Executive Chef, Tony Leitera. Equipped with a video wall, billiards tables, tabletop board games, and ample upscale dining and event space, Tabletop Tap House is a prime location for hosting private parties, special occasions, corporate events for large technology firms such as Google, Salesforce and IBM, and viewing popular televised events of all varieties. Coming in 2020 will be the addition of a new esports feature to complement the existing guest offering and bring in the younger gamer demographic.

The vision and concept behind Tabletop Tap House was developed in late 2017 and came to fruition with the opening of the restaurant with a partner in early 2018. During fiscal 2018 and 2019, we operated the venue for our business partner under a management services agreement. On January 1, 2020, we completed the buyout of our business partner.

Drawing a Young Audience

We have optimized our product offering and guest outreach to the target demographic of young millennials and older gen Z guests, generally in the age range of 15 to 28. From game decisions to food and beverage offerings, this younger demographic is a focal point of our offering. We also offer corporate events, as esports is a growth area that makes for great team-building. All venues are available for birthday parties, private parties, and corporate events.

We also offer a broad range of exciting and novel special events. Often, these are centered around top seasonal sporting events such as Fantasy Football, esport tournaments and March Madness, to name a few. These localized offerings are available throughout the network of GameWorks locations, including Tabletop Tap House.

Events are an additive driver of our overall business, not only contributing to food, beverage and amusement revenue, but also showcasing our GameWorks or Tabletop Tap House hospitality and delivering an authentic and personalized guest experience. For all our event guests, whether first-time or returning, we strive to provide a memorable experience that will bring them back to spend more time with us. Events are a key driver of our success as we expand and refine our esports offering with local, regional and national tournaments as well as more casual/social events for amusement. Our esports offering adds breadth to the already diverse activities and themes around which a prospective event host can build a fun and engaging experience for their guests.

We offer many enticing promotions to ensure our guests a good time. Our exclusive loyalty program, GamePerks, is growing quickly and currently boasts over 57,000 members. Members earn rewards based on their spending, receiving exclusive discounts and offers for gameplay and food and beverage along with regular updates on upcoming events at GameWorks. GamePerks creates a channel for us to engage with members and provides insight for us to deliver targeted value propositions to our guests based on their preferences, enabling us to drive higher repeat visitation through loyalty.

A Bright Future

In the summer of 2018, we began operating under new ownership and management. ExWorks Capital assumed full ownership of the Company and appointed new leadership. Concurrent with the change in corporate ownership, Philip N. Kaplan was named Chairman and Chief Executive Officer. In this capacity, Kaplan leads day-to-day business operations and directs the Company’s growth and expansion.

We believe we are poised for significant growth as acceptance of entertainment concepts throughout the United States increases. More people are embracing indoor entertainment concepts like GameWorks, viewing them as the quintessential overall entertainment and dining experience. Management believes that combining the growth of indoor entertainment concepts and a known and cherished brand with the rapid emergence of esports provides secular support for a long-term growth plan.

Our Growth Strategy and Outlook

Currently, our strategic priorities to drive growth are as follows: 1) expanding our footprint online and in select geographic markets with the greatest potential for growth; 2) increasing same-store sales; 3) capitalizing on real estate trends favorable to our sector; and 4) leveraging our storied past and well-recognized brand to extend our business into esports wagering and outsourced esports management services. Delivering the quintessential esports experience is central to these growth priorities.

Esports Online and In-Venue

Competitive gaming has been part of gaming industry since its early days. The esports movement, driven by streaming and the professionalization of competitive gaming, has grown organically within the industry as it has at GameWorks. Esports is a strategic growth area for GameWorks. Esports is part of our DNA and has been since our inception in 2017. As gaming has evolved from a pastime for amusement to high stakes competitions and everything in between, competitive teams and leagues have formed at all levels, ranging from young amateurs to the high school, college and the professional level. Some teams are individually organized, several within formal leagues. Leagues have been organized by both video game publishers and individual esports enthusiasts alike. Esports gameplay occurs both online and in-venue.

GameWorks offers both online and in-venue esports action to teams and individual players where they can play, learn, practice and hold events. We are gamers at heart, offering a genuine and authentic esports experience, featuring distinctive esports lounges in-venue that consist of organized, multi-player video game venues for participating in competitions between players across varying skill levels as well as just casual play amongst friends.

We are one of the leading entertainment concepts for esports. Each GameWorks location is equipped with a specialized esports lounge, which is designed to offer scale, scalability along with a game-agnostic product for our guests and our partners. esports lounges are outfitted with specialized and enhanced personal computers and consoles for competitive gaming. In addition to the physical and gaming attributes of our esports lounges, we offer our guests the ability to stream events, enabling simultaneous viewing and broadcasting of tournaments held in multiple locations, the optimal set up for hosting local, regional, or national tournaments. For example, we hosted an event titled “GameWorks Showdown” in 2019 involving a $25,000 fully-sponsored prize pool for Nintendo’s Super Smash Brothers, with players entering from every GameWorks market, and the final championship being hosted in-person at our Las Vegas location. We host local and national tournaments on a weekly basis, which are typically centered around a particular game title or genre. Organizers can run tournaments in every time zone within the United States, separately or simultaneously. The GameWorks way of delivering esports is scalable and flexible so that it can be tailored to suit the venue, the target audience, and the local market where a venue is situated.

With increasing popularity and the North American esports market size projected to reach $74 billion in 20199, we intend to continue growing and fine tuning our esports offerings to leverage our investments in the category, to become a national esports leader and the premier place to play and watch, driving increased customer traffic and brand strength for GameWorks.

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9 Forbes as of July 2016; Newzoo, 2016 Global eSports Market Report as of March 2016.

Expand Footprint in Select Markets

We intend to pursue a disciplined expansion strategy in select new and existing markets in which market analysis shows strong indications of the ability to achieve high revenue levels, favorable venuelevel EBITDA margins as well as cashoncash returns. With only seven venues currently open, we believe that the well-recognized GameWorks brand, which, through predecessors, has been around since 1997, is currently significantly underpenetrated in all geographies in North America with opportunities to expand the reach of the GameWorks concept through new venue openings. We believe that their expansion opportunity is split fairly evenly between large format and small format venues depending on the market. We currently have plans to open new locations, which will be financed through a combination of the proceeds from this offering, future operating cash flows and subsequent rounds of debt and/or equity fund raising.

Central to our footprint expansion strategy is site selection. The selection process is focused on identifying demographic pockets with the highest concentration of our target audience, which includes millennials with discretionary disposable income and teens with strong purchasing power. We evaluate and select the location, size and design of our venues based on consumer and demographic research and analysis of operating data from sales in our existing venues. The site selection process and flexible venue design enable us to customize each venue with the characteristics of the market and location in mind to maximize return on investment. GameWorks venues range between 20,000 to 35,000 square feet in size, with the flexibility to scale larger or smaller as dictated by the needs of a new or existing market. The flexibility to right-size a venue gives us the latitude to strategically choose between large versus small-market entry and between building new venues versus converting existing space, which in some cases can be more cost efficient and also compress the lead time needed for opening a new location.

We are searching for real estate that is the appropriate fit for our representative large-format footprint. We are budgeting capital expenditures of approximately $5.0 million per location for design, construction, kitchen, audio/visual equipment and games. A representative sample of our large-format venues yields annual per venue revenue of approximately $5.0 million and average venuelevel EBITDA of approximately $1,000,000 or a 20% percent venue-level EBITDA, which translates into a venue-level EBITDA-based return on equity approaching 46%.

GameWorks Management Services

In 2019, we established GameWorks Management Services, LLC as an enterprise to operate esports and entertainment venues for other owner/operators. Leveraging the years of experience in establishing esports capabilities and operating entertainment venues, GameWorks Management Services has the ability to operate venues successfully in both the private and public sectors.

Play by GameWorks

We are currently working with a number of joint venture partners to expand into new channels for potential growth. One of the most promising from the Company’s perspective is the casino channel and esports peer-to-peer wagering.

We have partnered with SCCG Management, LLC, one of the leading casino consulting firms, to develop a world class entertainment and dining experience centered around the emerging esports competitive landscape in a casino environment.

Play by GameWorks will be a first of its kind experience that will seamlessly integrate the very best of esports gameplay, tournaments, events, and peer-to-peer wagering with an upscale chef-driven modern American restaurant experience to meet the needs of casino guests.

We plan on launching a flagship location in 2021 with SCCG Management, with other locations to follow. Casino operators have been looking for avenues to capitalize on the growth of esports for the last several years. Given the Company’s unique depth of experience in esports operations, as well as its joint venture partner’s domain expertise and deep relationships in the casino industry, the Play by GameWorks concept has a number of appealing traits and advantages for casino operators:

•Leveraging our gaming history and esports leadership that we haves built, coupled with the casino industry expertise that SCCG Management offers;

•Providing significant entertainment and dining value for casino guests and visitors, which is expected to enhance loyalty and drive repeat visitation;

•Capitalizing on our established funding and experience to minimize risk around design and construction;

•Alignment with the mission of casinos in inspiring grown-ups to play in responsible ways;

•Leveraging our day-to-day operational expertise in venue and event management, gameplay and tournament technology, and event promotions;

•Leveraging the extensive experience of our Las Vegas-based Executive Chef, Tony Lietera, to deliver creative and distinctive cuisine and specialty drinks within casino environments globally;

•Using Play by GameWorks to create exciting, new in-demand events focused on traditional esports tournament play as well as new peer-to-peer wagering events; and

•Turning our esports experience into a sought-after destination for the highly desirable demographic of men and women between the ages of 21 to 35 to complement other experiences within casino properties.

Technology

Our management believes that the best experiences and future-focused brands combine elements of in person experiences with digital experiences. As the Company’s senior leadership team has a strong technology background, the Company is looking for ways to enhance its venue platform with digital experiences for gamers. Technology currently underpins all aspects of our business, both in venue and online. Additionally, esports spills over into online streaming opportunities, online community interaction, and promotional crossover.

Increase Same Venue Sales

We intend to grow our same venue sales by differentiating the GameWorks brand from other esports and entertainment offerings, through the following strategies:

•Offering an authentic and unique esports experience to the serious competitor as well as the casual/social gamer by featuring a wide variety of game genres in a comfortable setting with direct access to the food and beverage offering of The Works Kitchen. We strive to make GameWorks the destination of choice for esports novices, social gaming enthusiasts, and hard-core competitors at all levels. We want GameWorks to be the meeting place for esports enthusiasts of all skill levels to have a great time playing, practicing, competing or just trying it out.

•Offering our customers the latest and most popular games. Staying current with the latest offerings creates new content and excitement to drive repeat visits and increase the duration of a customer stay. We strive to offer games with target-audience appeal, drive greater brand relevance and create an entertainment experience which cannot easily be replicated at home. We also regularly review our redemption experience and strive to offer prizes that we believe customers will find attractive, which we expect will favorably impact customer visitation and game play.

•Serving food and beverage offerings with broad appeal. At The Works Kitchen at GameWorks, guests can enjoy selections from a varied menu that takes a modern American spin on bar classics while also featuring hearty specialties and healthful options. The upscale food offering incorporates a contemporary approach to traditional favorites across a large variety of appetizers, handhelds (specialty burgers and sandwiches), salads and desserts. Several menu creations are hearty and healthy, appealing to the sensibilities of the modern palette and diet. The Works Kitchen offers an array of Bavarian pretzels, hand-stretched artisanal pizzas, savory snacks, dry-rubbed wings and handheld specialties. To top off a meal, there are several signature milkshake creations that combine unlikely ingredients to create delicious indulgences. The Works Kitchen was launched in October 2018, at which time, the concept was rolled out across our seven locations.

•Growing our special events usage. In fiscal 2019 and in the first eight weeks of fiscal 2020 before the COVID-19 pandemic significantly impacted the United States, the special events portion of our business was a material contributor to our total net revenues. We believe that our special events business is an important part of more fully utilizing the space we lease. We plan to leverage our existing special events sales force to attract incremental special events, both corporate and private events, including esports events.

•Driving customer frequency through a greater digital and social media presence. We believe that there is a significant potential to increase customer frequency by enhancing the invenue and outofvenue customer experience via digital and mobile strategic initiatives as well as through implementing enhanced technology. Our loyalty database allows our customers to enhance their GameWorks experience and offer incentives for the frequent guest to return, thereby driving recurring customer visitation.

Capitalize on Favorable Real Estate Trends

We are expanding our footprint at an opportune time, as retail space continues its transition to experiential while vacancies allow for advantageous new site economics. With mall vacancy rates at historically high levels (9.7 percent at the end of 2019 according to real estate research firm Reis, which is expected to rise in the aftermath of the COVID-19 pandemic), we believe we are in the right place at the right time. As a buyer of retail space when mall vacancies are high and rents are relatively stable as commercial property owners contend with the transformation of the retail industry, shifting focus from traditional brick and mortar retailers to experiential offerings, positions GameWorks well to secure favorable locations of our choice at reasonable rates. GameWorks’ entertainment offering is in the sweet spot of the experiential concepts that landlords are trying to attract as tenants at their malls. We believe that this confluence of events will help us to manage our occupancy costs during this period of stabilization of the commercial real estate industry.

Revive Brand and Enhance Awareness

Central to GameWorks current and future success is revival of a brand that continues to enjoy strong brand recognition embodied in our storied entertainment and gaming past with roots going back to DreamWorks, Universal Studios and Sega Entertainment. Gaming for entertainment has been central to GameWorks’ brand and offering for over 20 years. esports is a natural extension of our core offering of gaming for amusement. We believe that being true to our gaming roots is the key to our continued success in delivering an authentic esports feature, which resonates with our target audience and captures their interest in playing, competing and training at GameWorks. We believe that the platform from which to engage with today’s gamers is built on the fond memories of current guests and gamers who frequented our venues in years gone-by. We plan to achieve greater national brand awareness by showcasing our offering, building recognition and relevance to ultimately drive traffic and frequency. We have also localized marketing programs to generate initial and incremental guest visits through marketing and promotions, which offer increased levels of value to prospective and existing guests to encourage first-time visits and increase the frequency of repeat visits. We will also utilize our loyalty program and digital media efforts to communicate promotional offers directly to our customer base, and aggressively optimize our search engine and social marketing efforts. We will also leverage our investments in technology across our marketing platform, including invenue marketing initiatives to drive incremental sales throughout the venue.

Our Core Strengths

GameWorks operates in a highly competitive segment of the entertainment industry. Not only are we competing for the same discretionary entertainment dollar against other family entertainment centers, we are also competing with diverse concepts offered by other purveyors of entertainment, some of which have significant scale, presence and resource advantages over us. Despite our disadvantages in scale and resources, we believe that we will continue to succeed in the marketplace based on our competitive strengths outlined below:

Strong, Distinctive Brand with a Storied Past

The legacy of GameWorks dates back to 1997, when Sega Entertainment, Universal Studios and DreamWorks joined forces to form GameWorks, the family entertainment concept predicated on games. Through the many changes of ownership and restructurings over the last two decades, the brand and the concept behind GameWorks has withstood the test of time and continually shifting customer preferences. GameWorks continues to enjoy significant brand recognition despite limited investment in marketing in recent years. We are a brand revival with ambitions to become the embodiment of an increasingly popular and relevant category within the entertainment industry, esports. We are at the cross-roads of gaming for amusement and competitive esports with a distinct opportunity to become the premier national esports platform for both competitive esports (both play and watch) at multiple levels of competition locally, regionally and nationally and for recreational gaming. We are poised to emerge as a leader in esports with the infrastructure to deliver the consummate recreational gaming and esports experience. Guests will come to GameWorks to play, train and compete.

Venue Concept Generates Favorable Venue-level Economics and Strong Returns

We believe our venue concept offering games, esports, and food and beverages provides certain benefits in comparison to traditional restaurant concepts. With approximately 52.5% of our revenues from amusement, we have less exposure than traditional restaurant concepts to food costs, which represented only 22.9% of our food and beverage revenues in fiscal 2019. Our model is designed to generate strong cash flow and positive EBITDA at the store level. A representatively large GameWorks venue, on average, grosses approximately $5.0 million, which yields approximately $1,000,000 of EBITDA or 20.0% EBITDA margin (non-GAAP measures). Applying these unit economics, we are targeting annual EBITDA-based returns on equity of approximately 46%, which is based on estimated gross capital expenditures totaling approximately $5.0 million for a new venue. Our ability to deliver such margins and returns depends on a number of factors, including stable commodity and labor costs, the continued ability to align our entertainment offering with the tastes and preferences of our target audience, among others. Although there is no guarantee that we will be able to maintain these returns, we believe that our venue economics support our ability to profitably grow our brand in new and existing markets.

Management Team with Substantial Operating and Diverse Leadership Experience

Our senior management team represents a broad cross section of leadership experience across multiple industries. Our senior team averages over 27 years of experience and is led by our Chief Executive Officer, Philip N. Kaplan, who has headed three listed software companies over the course of his 28-year career. Our Chief Commercial Officer, Michael Sadowski, joined the senior leadership team in January 2019. Michael brings experience in the science and art of big data, interpreting customer data to infer market trends and customer preferences, affording us the opportunity to fine tune our offering to resonate with our target audience and align with their preferences. Complimenting Phil’s experience is a 35-year hospitality industry veteran, Darren Des Roches, who serves as Chief Operating Officer. Having dedicated his career to the restaurant industry, Darren is the embodiment of a leader who embraces the daily intensity needed to deliver growth in existing venues as well as growing the business in new locations. Our Chief Financial Officer, Jonathan Tang, brings diverse financial leadership experience from a career in consultancy working with premier companies in Silicon Valley and a recent tenure leading the finance and regulatory function at an asset management firm focused on investing in e-commerce and building an insurance platform in the emerging markets. We believe our diversely credentialed and deeply experienced leadership team will be a key driver of our success and positions us to execute our longterm growth strategy.

Differentiated, Multifaceted Guest Experience Highlights Our Value Proposition

We believe that our combination of interactive games and esports offerings, coupled with The Works Kitchen and fullservice beverage offering delivered in a highly energized atmosphere, provides a multifaceted customer experience that cannot be easily replicated at home or elsewhere without having to visit multiple destinations. We strive to offer our customers a value proposition comparable or superior to many of the separately available dining and entertainment options. We regularly review the individual aspects of our offering to determine whether it resonates with our target audience and is delivering on the desired value proposition as reflected in our operating results. From time to time, we enhance the value of our offering through targeted promotional incentives and/or marketing initiatives designed to increase foot traffic and introduce new aspects of our offering. We believe these initiatives have helped increase customer visits and encourage customers to participate more fully across our broad range of food, beverage and entertainment offerings.

Distinct, Deep-rooted Culture

With the incorporation of the new GameWorks in 2017 and addition of new leadership in 2018, we have implemented a customer-centric mindset derived from our commitment to a reputation of delivering personalized, memorable fun to our customers. We believe that our culture is central to our success. A customer-centric mindset stems from within each employee and is an embodiment of our commitment to treat each GameWorks employee with kindness, respect and courtesy. How customers are treated is a direct reflection of how our employees are treated. Our brand ambassadors must personally experience what they are expected to deliver in each customer interaction. This intense focus on the customer is the foundation of everything we do, including how we plan and manage our business. It allows us to deliver operational excellence along with growing our business and base of devoted fans.

Commitment to Guest Service

Central to our distinctive entertainment offering is our guest-centric delivery of the overall experience. To enhance our combined offering of games, esports and The Works Kitchen, we aim to make anyone who enters GameWorks feel welcome from the moment they arrive on our premises and throughout their stay. We believe this guest-centric focus is not only derived from training and development but instilled throughout our culture of treating each other internally with kindness, respect and courtesy. How we treat our guests is a direct reflection of how we take care of one another.

Competition

The entertainment market is highly competitive. We compete for customers’ discretionary entertainment dollars with both out-of-home attractions such as theme parks, movie theaters, sporting events, bowling alleys, night clubs and restaurants, as well as in-home options such as subscription streaming services, cable and satellite television, internet and video gaming. We also face competition from local establishments that offer entertainment experiences similar to ours and restaurants that are highly competitive with respect to price, quality of service, location, and type and quality of food. Some of these establishments may exist in multiple locations, and we may also face competition on a national basis in the future from other concepts that are similar to ours.

Marketing, Advertising and Promotion

Our corporate marketing department manages all consumerfocused initiatives for the GameWorks and Tabletop Tap House brands. In order to drive sales and expand our customer base, we focus our efforts in the following key areas:

•Marketing: local advertising, media, promotions, instore merchandising, pricing, and digital marketing programs;

•esports: delivery of an unparalleled esports experience in a comfortable setting with full-service food and beverage;

•Food and beverage: menu and product development under the direction of Executive Chef Tony Leitera, instore execution; and

•Customer focus: delivery of a superior guest experience; analyzing customer data to understand preferences and identify trends to refine and deliver a relevant product offering and value for the entertainment dollar.

We spent $452,453 in marketing efforts in fiscal 2019, and $292,127 in marketing efforts in fiscal 2018. For the twenty-six weeks ended June 28, 2020 and June 30, 2019, $308,741 and 270,752, respectively, were spent on marketing efforts. We have taken steps to improve our marketing effectiveness, including the following initiatives:

•refining our marketing strategy to better reach our target audience;

•refreshing and differentiating our food offering through the launching of The Works Kitchen with a new menu created by Executive Chef Tony Leitera;

•developing a more robust customer loyalty program and digital experiences to create stronger relationships with current and prospective guests and increase transactional convenience and ease; and

•staying true to our core values of consistently delivering a guest-centered experience with every visit to a GameWorks or Tabletop Tap House.

To drive traffic and increase the frequency of visits and average check size, the bulk of our marketing budget is allocated to digital experiences and event promotions. To compliment that effort, we also develop:

•local marketing plans, including local search engine optimization (“SEO”) and search engine marketing (“SEM”);

•instore promotions and pointofpurchase materials;

•customer loyalty programs, including promotional and trigger emails; and

•digital programs, including social, search, website, mobile and display.

We work with external advertising, digital, media and design agencies in the development and execution of these programs.

Special Event Marketing

Each venue has its own local manager or director of special events to lead corporate and group sales initiatives. These direct sales efforts are complimented by coordinated support from the marketing teams at both the local and headquarter levels, providing support with publicity campaigns, media coverage and community outreach.

Operations

Management

The management of our venue base is currently split between our Chief Operating Officer and Vice President of Operations, who reports to the Chief Operating Officer. As we grow and achieve greater operating leverage, we anticipate that direct oversight of the venues would shift from the Chief Operating Officer to an Area or Regional Director of Operations, whom we would promote from within or recruit from outside the organization.

Our typical venue team consists of a General Manager (“GM”) supported by an average of six additional management positions (three Operations Managers, a Kitchen Manager, a Technology Manager and an esports Manager or Supervisor) and, if warranted, an Assistant General Manager (“AGM”). Each member of the venue-level management team has specific management and functional responsibilities within a venue, including responsibility for supervising and training hourly employees. Depending on the size of a particular location, a venue employs between 20 to 70 hourly employees, many of whom work part-time. The GM and the management team are responsible for the daytoday operation of a venue, including the hiring, training and development of team members, as well as financial and operational performance. Our venues are generally open seven days a week, from 11:00 AM to midnight on Sunday through Thursday, and 11:00 AM to 1:00 AM on Friday and Saturday, with some variation between local markets.

Operational Reviews

Each venue undergoes a weekly financial and operational review as part of the weekly close process, during which venue performance is evaluated from both perspectives to help us identify opportunities for continuous improvement in areas including but not limited to driving same venue sales, inventory and waste management, and staffing.

Management Information Systems

We utilize a number of third party management information systems. We are evaluating the current network of legacy systems for functionality, utility, ease of and timely access to financial and marketing data, efficiency and overall ability to meet our current demands and support our future growth needs.

Training

We strive to maintain quality and consistency in each of our venues through the careful training and supervision of our team members and by establishing and adhering to high performance standards relating to personnel, delivering esports, food and beverage preparation, and game and venue maintenance. We provide all new team members with a complete orientation and oneonone training for their positions to help ensure they are prepared and able to meet our high guest standards. All of our new team members are trained by shadowing an experienced high-performing team member.

We require our new managers to complete a training program that covers the full scope of their responsibilities. New GMs will shadow a designated GM trainer to learn all aspects of operations, including frontofhouse service, kitchen, esports, amusements, events and all management responsibilities. Depending on the level of their relevant prior experience, GM training can last from five to six weeks. Upon completing the training program, the newly trained GM is then tested and certified. After a new GM is certified, she/he returns to her/his assigned venue to assume her/his new responsibilities. As new GMs ramp up, they will continue to have access to their trainer to ensure a complete and successful on-boarding.

New AGMs undergo an abbreviated version of GM training by shadowing an experienced AGM in their home venue for two weeks similarly covering all aspects of an AGM’s scope of responsibilities. Other operations managers are trained locally by their peers.

We place a high priority on our continuing management development programs in order to ensure that we are developing a pipeline of qualified managers to fill future openings. We conduct regular evaluations with each manager to discuss past performance and future performance goals. Our Chief Operating Officer regularly conducts one-on-ones with each GM to review performance against budget, share best practices and discuss areas of focus for each location.

When we open a new venue, we will provide appropriate levels of training to team members in each position to ensure the smooth and efficient operation of the venue from the first day it opens to the public. Prior to opening a new venue, our dedicated training team travels to the new venue to prepare for an intensive two-week training program for the entire new team. Part of the training team stays on site during the first week of operation to ensure adherence to policies and protocol. We believe that providing our new guests with a quality GameWorks experience from day one warrants this additional investment.

After a venue has been opened and is operating smoothly, the venue managers supervise the training of new team members.

Recruiting and Retention

We seek to hire experienced restaurant managers and team members and offer competitive wage and benefit programs. Our GMs all participate in a performance-based incentive program that is based on sales and profit goals. In addition, our salaried and qualifying hourly employees are also eligible to participate in medical/dental/vision insurance plans and receive vacation/paid time off based on tenure.

Food Preparation, Quality Control and Purchasing

We strive to maintain high-quality food standards. We work closely with our supply chain to ensure our quality standards are met. We provide detailed quality and yield specifications to suppliers for our purchases. Our processes and procedures are designed to protect the safety and quality of our food supply throughout the procurement and preparation process. The Kitchen Manager in each venue is primarily responsible for ensuring the timely and correct preparation of food products in accordance with the recipes the Executive Chef specifies. We provide each of our venues with various tools and training to facilitate these activities.

Intellectual Property

We have registered the trademarks GameWorks®, Game On Play On®, GamePerks® and Tabletop Tap House®; and have registered or applied to register certain additional trademarks with the United States Patent and Trademark Office and in various foreign countries. We consider our trade name and our logo to be important features of our operations and actively monitor and protect our interest in this property in the various jurisdictions in which we operate or may operate. We also have certain trade secrets, such as our recipes, processes, proprietary information and certain software programs that we protect by requiring all of our employees to sign a code of ethics, which includes an agreement to keep such trade secrets confidential.

Employees

As of December 29, 2019, we employed 515 persons, of whom 90 were full-time and 425 were part-time or hourly personnel. Of the 90 full-time employees, 18 served at our corporate headquarters and 49 served as management personnel. In contrast, with two venues back in limited operation as of June 28, 2020, we had 62 active employees, of whom 24 were full-time and 38 were part-time or hourly. Of the 24 full-time employees, 9 were headquarter staff.

None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Description of Property

Current Venues

As of June 28, 2020, we lease the locations of all eight venues. Our leases typically provide for a minimum annual rent plus contingent rent to be determined as a percentage of the applicable venue’s annual gross revenues. We are not currently paying contingent rent in any of our locations. The leases are generally “triple net leases” requiring that we pay our pro rata share of taxes, insurance and maintenance costs.

San Francisco, California

The leased facility in San Francisco is approximately 11,170 square feet. The lease commenced on June 30, 2018 and has a term of ten years. We, as lessee, hold an option to extend for an additional five years. We are responsible for paying a base rent plus a contingent rent based on the venue’s annual gross revenue. We are responsible for paying a pro rata share of taxes each year.

Denver, Colorado

The leased facility in Denver is approximately 34,000 square feet. The lease commenced on March 31, 2016 and has an initial term of ten years. We, as lessee, have three options to extend the lease for an additional five years each. The lease requires a base rent plus a contingent rent based on annual gross revenues. The lease is a triple net lease as described above. If we fail to achieve a minimum gross annual revenue the lessor may terminate the lease. The lessor may not lease any space in the shopping center that competes with our facility.

Schaumburg, Illinois

The leased facility is approximately 37,292 square feet. The lease commenced in 1998 and will terminate on March 31, 2029. We, as lessee, are required to pay a base rent plus a contingent rent based on annual gross revenue. We are responsible for paying our pro rata share of taxes and maintenance expenses. As long as we are not in default under the lease, the lessor may not lease space to a direct competitor. We are also required to spend 1% of annual gross sales on advertising.

Newport, Kentucky

The leased facility is approximately 22,074 square feet of retail space with some storage space. The lease commenced in 2001 and will terminate on March 31, 2021. The lease allows for base rent plus contingent rent based on the venue’s annual gross revenues. The lease is a triple net lease as described above. We are required to invest additional money each year to improve the games offered at this location. The lease has been renewed for ten years with an option to renew for an additional period of six years. Under the lease renewal, 16,505 square feet of the existing premises will be surrendered in exchange for 20,792 square feet of new space on the ground floor.

Bloomington, Minnesota

The leased facility is approximately 31, 377 square feet. The lease commenced on March 31, 2011 and has an initial term of ten years. The term was extended to March 31, 2026 by amendment. We, as lessee, hold one option to extend the agreement for any additional five years. The rent includes a minimum annual rent plus a contingent rent based on the venue’s annual gross revenues.

Las Vegas, Nevada

The leased facility is approximately 36,870 square feet. The lease commenced on August 1, 2014 and has a term of ten years. We, as the lessee, hold two successive options to extend the lease for five years each. The rent includes a minimum base rent plus additional rent based on the venue’s annual gross revenues. The lease is a triple net lease as described above.

Norfolk, Virginia

The leased facility in Chesapeake is approximately 18,936 square feet. The lease commenced in May 2020 and has a term of 12 years. We, as the lessee, hold two successive options to extend the lease for an additional 60 full calendar months each. The rent includes a minimum base rent plus additional rent based on the venue’s annual gross revenues. The lease is a triple net lease as described above.

Seattle, Washington

The leased facility is approximately 27,400 square feet. The lease commenced in 1995 and will expire on January 26, 2022. We, as lessee, have two options to extend the lease for five years each. We are required to pay a base rent and a contingent rent based on annual gross revenue. The lessor may not lease to another tenant that directly competes with our business. The lessor may terminate the lease at any time from and after January 27, 2021, or during either of the option terms, in each case by giving 18 months prior written notice and paying $1,000,000. We are required to pay 50% of the repair and maintenance cost to the HVAC system amortized over 5 years at 7% interest. Also, we must provide a new letter of credit each year.

In addition to a COVID-19 induced business disruption, the Seattle location sustained damage to the facility and capital equipment from vandalism, and loss of inventory and capital equipment from looting, all of which was triggered by local civil unrest. The damage to and loss of property and potential business disruption are covered by our property and casualty insurance. We expect to be fully restored to our prior operational state in a reasonable amount of time and to be able to return to business.

Future Venues

As of June 28, 2020, we have entered into leases with respect to three additional venues, which we intend to open and operate in the future.

Plano, Texas

The leased facility is approximately 30,611 square feet. The lease will commence on the date that we open for business or 270 days after the lessor delivers the premises, and will expire on the last day of the 120th calendar month following commencement. We, as lessee, have two options to extend the lease for five years each. We are required to pay a base rent and a contingent rent based on annual gross revenue. The lessor may not lease to another tenant that directly competes with our business. The lease is a triple net lease as described above.

San Jose, California

The leased facility is approximately 23,519 square feet. The lease commenced on April 1, 2020 and will expire on March 30, 2030. We, as lessee, have two options to extend the lease for five years each. We are required to pay a base rent and a contingent rent based on annual gross revenue. The lessor may not lease to another tenant that directly competes with our business. The lease is a triple net lease as described above.

San Francisco, California (second venue)

The leased facility is approximately 32,095 square feet. The lease will commence on the date that we open for business or 180 days after the lessors delivers the premises, and will expire on the last day of the 180th calendar month following commencement. We, as lessee, have three options to extend the lease for five years each. With certain exceptions, the lessor may not lease to another tenant that directly competes with our business. The lease is a triple net lease as described above. [As a result of COVID-19 there are ongoing discussions with the lessor to modify certain of the lease terms.]

Legal Proceedings

We are not currently engaged in any material legal proceedings.

OUR MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages as of December 29, 2019, positions, and a brief account of business experience, of the individuals who serve as the executive officers and directors as of the date of this prospectus.

Name	Age	Position
Philip N. Kaplan	53	Chief Executive Officer and Chairman of the Board of Directors
Jonathan Tang	53	Chief Financial Officer and Secretary
Darren Des Roches	52	Chief Operating Officer
Michael Sadowski	42	Chief Commercial Officer
Leonard Wanger	54	Director
Eric Mersch	52	Director
Holly Gagnon	56	Director
Eileen A. Moore	47	Director

Philip N. Kaplan has served as our Chairman and Chief Executive Officer since May 2018. Philip has over 28 years of diverse business operations expertise that includes four successful exits from both public and private companies and over a dozen mergers and acquisitions as a principal executive. Prior to joining GameWorks, between August 2013 and May 2018, Philip served as managing partner of two closely held companies in the technology consulting and real estate sectors and currently serves as a board member of online action sports company Surfline.com. From January 2011 to November 2013, Philip served as Chief Executive Officer and board member of dbtech, a private equity owned healthcare IT firm. Prior to that, Philip was Chief Operating Officer and director of Quality Systems (NASDAQ: QSII), another healthcare IT firm, from June 2008 to June 2010. From February 2007 to June 2008, Philip served as Chief Strategy Officer at Internap Network Services (NASDAQ: INAP), which acquired VitalStream (NASDAQ: VSTH) in February 2007. Philip founded VitalStream in 2000 and served as a its President, Chief Operating Officer and a member of its board of directors. Philip’s diverse experience in diverse executive roles and serving on the board of several privately held and publicly-traded software companies provides him a with a breadth of industry, functional and leadership experience.

Jonathan Tang has been our Chief Financial Officer since August 2018. Jonathan is a seasoned executive with over 28 years of experience in finance and professional services. From April 2014 to December 2017, Jonathan led finance, administration, tax and treasury, risk management, regulatory compliance, and human resources as Chief Financial Officer and Chief Compliance Officer of Greenoaks Capital, a San Francisco-based investment firm focused on e-commerce. Concurrently, he was also Chief Financial Officer of Greenoaks Global Holdings, a London-based group offering insurance solutions in emerging markets. After leaving Greenoaks Capital, Mr. Tang continued in the capacity of an independent financial consultant to its affiliate Greenoaks Global Holdings through September 2018. From January 2007 to March 2014, Jonathan held various positions, including partner, at Deloitte. Jonathan spent the formative years of his career at PricewaterhouseCoopers (“PwC”) in San Francisco and Silicon Valley. Jonathan has served clients of all sizes and stages of life advising management as they navigated periods of growth and transformational change. Jonathan has diverse experience working with clients spanning technology, software/SaaS, e-commerce, social media, gaming, life science, renewable energy, real estate, and consumer products sectors. Jonathan has a Master of Accountancy degree in Taxation and a Bachelor of Science degree in Accounting from Brigham Young University. Jonathan is a Certified Public Accountant licensed in the States of California and Washington.

Michael Sadowski recently joined the management team in January 2019 and currently serves in the newly created position of Chief Commercial Officer. Michael has 20 years of experience in marketing, analytics, operations and finance across multiple industries. Prior to joining GameWorks, Michael was Vice President of Operations and General Manager of Kelley Blue Book Co., Inc. (“KBB”), a brand within Cox Automotive, from August 2015 through January 2019. He was responsible for the KBB brand performance and overall business operations. In various roles from September 2014 through August 2015, he led the marketing, analytics, sales operations and finance organizations. Before KBB, Michael was Vice President of Finance from June 2009 until September 2012 for Quality Systems, Inc., a publicly traded healthcare IT company, where he led the financial planning and analysis, mergers and acquisitions and treasury functions. Michael began his career with General Electric, serving in multiple divisions, including GE Power and GE Capital, in various marketing and finance-related functions from June 1998 until June 2006, when he left GE Capital to be a Consultant at DLC, Inc. from August 2006 until May 2009.

Darren Des Roches currently serves as Chief Operating Officer, a position he assumed in March 2018, after holding various roles within the organization since joining more than 15 years ago. Formerly, he was Senior Vice President of Operations and an Area Director. Darren brings 35 years of hospitality experience to the role, having held different positions at JBC Entertainment, a food and entertainment operator of family entertainment centers across the United States. Darren was general manager of Jillian’s flagship San Francisco location, a multi-faceted entertainment venue. Prior to that, he was a founding partner in La Costa Restaurants Corporation, a Canadian-based Mediterranean casual fine dining concept. Darren began his career working in a variety of hospitality settings in Canada with many talented culinarians and industry leaders.

Leonard Wanger has served on the GameWorks Board since November 2018. He is currently Chief Technology Manager for Impossible Objects, a leading, industrial 3D printer manufacturer, and has been with the organization since November 2017. Leonard has been a managing partner of Deer Valley Ventures, a venture capital firm focused on the digital manufacturing sector since January 2014. Leonard is an expert is software systems, including 3D graphics, molecular modeling, and data mining. He was formerly a technology sector analyst and portfolio manager of the William Harris Investors Technology Fund from June 2002 through December 2013. Leonard was founder, or co-founder, of several technology companies, including Interactive Simulations and Patra Corporation. He has extensive experience as an investor and advisor with both private and public companies, including serving as a director for VitalStream (VSTH) and AllDigital Holdings (ADGL). Leonard has a Master of Science degree in Architectural Science from Cornell University and a Bachelor of Science degree in Computer Science from the University of Iowa. He serves as a director of the Acorn Foundation, member of the Museum of Science and Industry Presidents Counsel, and as an advisor to the Fab Foundation.

Eric Mersch has served on the GameWorks Board since November 2018. He has nearly 20 years of executive finance experience including twice serving in public company Chief Financial Officer roles. Since February 2018, Eric has been an equity partner at FLG Partners where he serves as an Interim CFO to venture-backed SaaS companies. His specialties include strategic planning, debt and equity fundraising, financial planning and analysis, business intelligence, and accounting and controls. Eric has worked with SaaS companies in the big data, advertising/marketing technology, enterprise data warehouse, mobile app and website QA subscription services, real estate technology, hospitality technology, and payment processing spaces. Previously, he served as Chief Financial Officer, Chief Accounting Officer and VP, HR from April 2012 through September 2014 for ZipRealty, a publicly-listed, real estate technology company. In this role, he joined the management team in the dramatic turnaround and successful sale of the business to real estate conglomerate Realogy Holdings Corp (NYSE:RLGY) in 2014. While at ZipRealty, Eric played a key role in reorganizing corporate overhead, developing a new go-to-market strategy and launching a new SaaS product. In his first public company role, he served as Chief Financial Officer from August 2006 through May 2007 for VitalStream, a content distribution network company, providing data storage and streaming services for digital media companies. During his tenure, he introduced unit economic analysis and drove significant efficiencies in lifetime value/customer acquisition cost. He managed due diligence in the company’s successful sale to Internap. Eric also spent 3 years at Caesars Entertainment serving as Director, Corporate Planning and later as Vice President, Finance for the Harrah’s and Flamingo Resorts, an $800 million revenue business. Prior to his private sector career, Eric served in the US Navy as a submarine officer on the USS Los Angeles. Eric holds a Master of Business Administration from Harvard Business School and a Bachelor of Science in Economics from the US Naval Academy and is a graduate of the US Navy’s elite Nuclear Power School.

Holly Gagnon has served on the GameWorks Board since February 2019. She is a seasoned executive with over 27 years of experience in diverse roles in the gaming industry. Holly is currently the President and Chief Executive Officer at Seneca Gaming Corporation and has been serving in that capacity since June 2017. Prior to joining Seneca Gaming, she was Chief Executive Officer at Chumash Tribal Enterprises between September 2015 and June 2017. Prior to that, she was Chief Executive Officer at Pearl River Resort from June 2012 until September 2015. Holly was Divisional Vice President of Finance, Planning and Analysis at Caesars Entertainment Corporation from October 2010 until May 2012. Preceding her role at Caesars, Holly was an Instructor at the University of Massachusetts Amherst from September 2008 through November 2010 teaching Casino Management and Games, Probability and Protection at the Isenberg School of Management. Prior to teaching at the Isenberg School of Management, she was President of the Gold Strike Casino of MGM Mirage from 2006 through 2008. Prior to that from January 2000 through April 2006, she served in three roles at Harrah’s Entertainment, including Regional Vice President of Finance, Central Division Vice President of Finance and Assistant General Manager. Before joining Harrah’s, Holly was Executive Director of Finance at Foxwood Resort Casino for eight years. Holly holds a Master of Business Administration from Chaminade University of Honolulu and a Bachelor of Science in Accountancy from Bentley University. Holly is a Certified Public Accountant licensed in the State of Hawaii.

Eileen Moore joined the GameWorks Board in August 2020. She is currently Chief Human Resources Officer for Scientific Games Corporation, a global leader in entertainment, offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. She has been serving in this capacity since June 2020. Prior to joining Scientific Games, Eileen served in various roles at Caesars Entertainment Corporation since 1999, including Regional President from 2013 through 2020 with operational oversight and profit and loss responsibility for four large casino properties (The Flamingo, Harrah’s, The LINQ, and The Cromwell), Regional President and General Manager from 2009 through 2013 with responsibility over three casino properties in Indiana and Illinois. From 1999 through 2009, her varied roles included Assistant General Manager (2007-2009), Corporate Vice President – Gaming Operations, Slot Revenue Management (2004-2007), Executive Assistant (Chief of Staff) to CEO/CFO/COO (2002-2004), and Corporate Director of Revenue Management (1999-2002). From 1997 to 1999, she was National Director of Revenue Management at Fairmont Hotels & Resorts; and prior to that from 1995 to 1997, Director of Revenue Management at Hilton Waldorf Astoria. Eileen has a Master of Business Administration from Northwestern University and a Bachelor of Science in Hospitality Administration/Management from Cornell University. Eileen is also active in the community and industry groups. She currently serves on the Dean’s Advisory Board for the College of Hotel Administration at the University of Nevada, Las Vegas. She served four years as Treasurer of the Horseshoe Foundation, an organization awarding millions in charitable grants and scholarships each year. She is also a past board member for the Muhammad Ali Center, the Dean’s Advisory Board for the Hilton College of Hospitality at the University of Houston, Indiana University Southeast, the Kentucky Science Center and the Louisiana Children’s Museum.

Board Committees

Audit Committee

The Audit Committee is responsible for overseeing financial reporting and related internal controls, risk, and ethics and compliance, including but limited to review of filings and earnings releases, selection and oversight of the independent registered public accounting firm, oversight of internal audit, interactions with management and the board, and communications with external stakeholders.

Compensation Committee

The Compensation Committee is responsible for establishing the compensation philosophy and ensuring each element of the compensation program encourages high levels of performance among the executive officers and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with the Company’s short and longterm business objectives. Through a strategic combination of base pay, cashbased shortterm and equitybased longterm incentive plans, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

Nominating Committee

The Nominating Committee is responsible for board effectiveness and governance. Duties include board succession planning, recruiting and recommending directors to shape the Company’s governance policies and practices, and director education and self-evaluations.

As of August 31, 2020, the composition of our Board Committees are as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating Committee
Philip N. Kaplan	Yes	No		X	X
Leonard Wanger	No	Yes	X	X	X
Eric Mersch	No	Yes	X (Chair/Financial Expert)	X	X
Holly Gagnon	No	Yes	X	X	X
Eileen A. Moore[10]	No	Yes

Compensation Committee Interlocks and Insider Participation

On February 28, 2019, the following members of the GameWorks, Inc. Board of Directors: Philip N. Kaplan, Eric Mersch, and Leonard Wanger were nominated and unanimously appointed to our Compensation Committee.

____________________________

10 Eileen Moore’s board appointment was approved unanimously on August 26, 2020. Her committee assignments will be determined at a later date.

Controlled company exception

After the consummation of this offering, eSports Holdings will have more than 50% of the combined voting power for the election of directors. As a result, we will be a “controlled company” within the meaning of the Nasdaq rules and may elect not to comply with certain corporate governance standards, including that: (i) a majority of our board of directors consists of “independent directors,” as defined under the Nasdaq rules; (ii) we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We intend to rely on certain of the foregoing exemptions provided to controlled companies under the Nasdaq rules. Therefore, immediately following the consummation of this offering, we do not intend to have a nominating and corporate governance committee or an entirely independent compensation committee. We do not intend to rely on the exemption to the requirement that a majority of our directors be “independent” as defined in the Nasdaq rules. Accordingly, to the extent and for so long as we rely on these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our securities continue to be listed on the Nasdaq Global Market, we will be required to comply with these provisions within the applicable transition periods.

EXECUTIVE COMPENSATION

Executive Compensation Summary

All share numbers, stock options and option exercise prices in this section have been updated to give effect to the 1-for-10,000 forward stock split that occurred in connection with this offering.

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2019 Our named executive officers are:

•Philip N. Kaplan-Chairman and Chief Executive Officer

•Jonathan Tang-Chief Financial Officer and Secretary

•Darren Des Roches-Chief Operating Officer

•Michael Sadowski-Chief Commercial Officer

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 29, 2019 and December 30, 2018. Our NEOs are (a) each person who served as our Chief Executive Officer during 2018, (b) the next two most highly compensated executive officers serving as of December 29, 2019 whose total compensation exceeds $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 29, 2019.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[11] ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Philip N. Kaplan	2019	264,000	67,200	0	0	0	0	331,200
(Chairman & CEO)	2018	151,399[12]	0	0	0	0	0	151,399
Jonathan Tang	2019	240,000	61,600	0	0	0	0	301,600
(CFO & Secretary)	2018	59,193[13]	0	0	0	0	57,913[14]	117,106
Darren Des Roches	2019	220,000	56,000	0	0	0	0	276,000
(COO)	2018[15]	202,115	0	0	0	0	0	202,115
Michael Sadowski	2019	230,000	56,000	0	0	0	0	286,000
(CCO)	2018	0	0	0	0	0	0	0

Employment Agreements and Incentive Compensation

We have entered into employment agreements with our NEOs14 to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a oneyear noncompetition provision (as permissible by applicable state law) and a oneyear nonsolicitation and nonhire provision. The employment agreement for each NEO provides for continuing at-will employment from the executive’s initial day of employment until the earlier of the termination of employment of the executive with the Company or the termination of the employment agreement. Under the terms of the employment agreements, each NEO is entitled to a base salary, eligible for an annual bonus and may receive an annual salary increase commensurate with such officer’s performance during the year. Bonuses and salary increases are at the discretion and established by the Compensation Committee of the Board of Directors of GameWorks, Inc. Our NEOs are also entitled to participate in the 2019 Equity Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs are also entitled to annual fringe benefits and perquisites and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of the NEO’s duties. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains covenants relating to confidentiality and noncompetition (as permissible by applicable state law).

____________________________

11 2019 executive bonuses have been earned and accrued but not yet paid to the recipient.

12 Disclosed amount reflects partial year compensation commencing on May 22, 2018. Full-year compensation was $264,000 per annum.

13 Disclosed amount reflects partial year compensation commencing on September 24, 2018. Full-year compensation was $240,000 per annum.

14 Jonathan Tang served as Acting/Interim CFO for the period from August 6 through September 24, 2018. His services were procured through Burkland Associates, LLC. The disclosed amount of All Other Compensation reflects his remuneration received from Burkland Associates, LLC attributable to the hours billed to GameWorks, Inc.

15 Darren Des Roches was promoted to COO on April 2, 2018. The reported compensation reflects his total compensation for 2018 serving as COO for nine months and VP of Operations for three months.

16 Includes Michael Sadowski who joined the management team in January 2019 but was not included in the 2018 Summary Compensation Table.

Equity Incentive Plan

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2019 Equity Incentive Plan as of June 28, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,100,000	$2.12	100,000
Equity compensation plans not approved by security holders	0	0	0

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Severance and Change in Control Agreements

Involuntary Termination Without Cause

In the event of involuntary termination of employment other than (by us) for Cause or (by an executive officer) for Good Reason (as defined in the employment agreements), an executive officer is entitled to 6 to 18 months (depending on the terminated officer’s role) of severance pay at such officer’s (then current) base salary, along with and accrued but unpaid base salary and accrued but unused paid time off, reimbursement of unreimbursed business expenses properly incurred in accordance with company policy, and continuation of employee benefits to the extent entitled under our employee benefit plans as of the date of termination. Equity compensation will be governed be the terms of each executive officer’s specific equity award(s) granted. The severance payment is conditional on the officer signing a release of claims in our favor.

Involuntary Termination for Cause or Without Good Reason

In the event of termination (by us) for Cause or resignation (by the executive officer) without Good Reason (as defined in the employment agreements), an executive officer is entitled to any accrued but unpaid base salary and accrued but unused paid time off, reimbursement of unreimbursed business expenses properly incurred in accordance with company policy, and continuation of employee benefits to the extent entitled under our employee benefit plans as of the date of termination. Equity compensation will be governed be the terms of each executive’s specific equity award(s) granted.

Termination for Good Reason

In the event an executive chooses to terminate his/her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under “Involuntary Termination Without Cause”.

Death or Disability

The benefits to which an executive (or such executive’s estate and/or beneficiaries as the case may be) would be entitled in the event of death or disability are as described above under “Involuntary Termination Without Cause.” However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

Change in Control

The equity awards granted to select executive officers include provisions to accelerate the vesting of unvested options in the event of a change in control; or at the discretion of the board, cash out such officer with an in lieu of payment to the extent the per share transaction price exceeds the exercise price of the option.

granted to select executive options in the

Grant of Plan Based Awards

The following table sets forth information regarding grants of stock options and grants of restricted stock awards under the Company’s Equity Incentive Plan and under the Company’s Incentive Bonus Plan during 2019 to named executive officers and senior management employee at the discretion of the Compensation Committee.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock on Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Philip N. Kaplan	02/28/19				210,000	920,000	$2.35	$1,171,557
Samuel Jonathan Tang	02/28/19				90,000	370,000	$2.35	$477,545
Darren Des Roches	02/28/19				60,000	250,000	$2.35	$321,733
Michael Sadowski	02/28/19				100,000	250,000	$2.35	$252,733[17]

Option Exercises and Stock Vested in 2019

During 2019, there were no option exercises and no vesting of restricted stock awards for each of our named executive officers and senior management employee. However, upon completion of this offering and the expiration of any IPO lockup period (not to exceed 220 days), the second condition of vesting for the restricted stock awards would be satisfied and 100,000 shares of the provisionally vested restricted stock awards as of December 29, 2019 would vest. Among the named executive officers, the vested restricted stock units would be held 70,000 by Philip Kaplan, 20,000 by Samuel Jonathan Tang, and 10,000 by Darren Des Roches.

Compensation of Non-Executive Directors

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our non-executive directors for all services rendered in all capacities to our Company, or any of its subsidiaries, for the fiscal year ended December 29, 2019:

2019 Compensation Table for Non-Executive Directors

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards[16] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Leonard Wanger	0	0	30,328	0	0	30,328
Eric Mersch	0	0	30,328	0	0	30,328
Holly Gagnon[19]	0	0	0	0	0	0
Eileen A. Moore[20]	0	0	0	0	0	0

____________________________

17 Excludes the fair value of 100,000 restricted stock awards (noted in this table) to Michael Sadowski on May 15, 2020. All Grant Date Fair Value of Stock and Option Awards disclosed in the table are as of December 29, 2019.

18 Grant date fair value of shares vested.

19 Holly Gagnon did not become a member of the board of directors until August 2019. Her share-based compensation of 20,000 restricted stock was not awarded until May 15, 2020.

20 Eileen Moore was appointed to the board on August 26, 2020. She is included in this 2019 table for the sake of completeness.

Director Compensation Arrangements

Our Board of Directors are not remunerated for their services as directors, other than being reimbursed for outofpocket expenses incurred in connection with rendering such services.

The independent members of the Board of Directors will each be compensated for their services as directors either through a grant of 50,000 stock option grants with a value of $2.35/share, each grant representing a fractional ownership interest in the Company of 0.396% on a fully diluted basis, or an award of 20,000 restricted stock units representing a fractional ownership interest in the Company of 0.158% on a fully diluted basis.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Acquisition of GameWorks, Inc. by ExWorks Capital Fund I, LP

ExWorks Capital Fund I, LP became the sole owner of GameWorks, Inc. on June 11, 2018 when it acquired control of GameWorks, Inc. from Oomba, Inc. and converted its cumulative debt holdings to equity. ExWorks Capital Fund I, LP holds its equity interest through an intermediate holding company, eSports Holdings, LLC. Prior to becoming GameWorks, Inc.’s sole shareholder, ExWorks Capital Fund I, LP was a senior lender to Oomba, Inc., GameWorks, Inc.’s former parent, and GameWorks, Inc. GameWorks, Inc.’s total indebtedness owed to ExWorks Capital Fund I, LP was $41,451,219, inclusive of all principal, interest, fees and expenses associated with such indebtedness.

Sale of GWE San Francisco, LLC (dba Tabletop Tap House)

GameWorks, Inc. sold 100% of its membership interest in GWE San Francisco, LLC (dba Tabletop Tap House) to Big Deal, LLC, a California limited liability company owned and controlled by a senior member of the Oomba, Inc. management team, on April 26, 2018. Concurrent with the sale, Big Deal, LLC entered into a management agreement (the “Management Agreement”) with GameWorks, Inc. for GameWorks, Inc., at its own expense, to manage and direct all operational aspects of the venue doing business as Tabletop Tap House for and on behalf of Big Deal, LLC. Under the Management Agreement, aside from retaining a guaranteed payment of $11,730 per month, Big Deal, LLC would pay GameWorks, Inc. a management fee consisting of the venue’s operating income before interest, taxes, depreciation and amortization. The owner’s guaranteed payment and the management fee are both payable quarterly in arrears. Any principal and interest payments on GWE San Francisco, LLC’s capital leases would contractually be GameWorks, Inc.’s financial obligation. Under the Management Agreement, GameWorks, Inc. also granted Big Deal, LLC an irrevocable royalty-free, non-exclusive license to use the name “Tabletop Tap House” in connection with operating the venue.

Line of Credit from ExWorks Capital Fund I, LP

In October 2018, we entered into a $1,500,000 line of credit agreement (the “LOC Agreement”) with ExWorks. Under the terms of the LOC Agreement, interest at 8% is due monthly. The facility expires on October 22, 2020 and is secured by our assets. In August 2019, the credit limit under the LOC Agreement was increased to $3,400,000. As of December 29, 2019, the facility was fully drawn.

Notes Payable to ExWorks Capital Fund I, LP

In December 2018, the GWE-SF notes payable to ExWorks were amended (see Note 7 of the audited financial statements for modified terms). The amended senior note had an outstanding balance of $4,508,797 as of December 29, 2019 and requires the payment of interest monthly and monthly principal payments of $41,319, which commenced on April 1, 2019. The amended junior note with an outstanding balance of $575,473 requires the payment of interest monthly and monthly principal payments of $12,500 beginning April 1, 2019. These notes are secured by all of the assets of GWE-SF.

Working Capital Advances from ExWorks Capital Fund I, LP

During 2019, the Company borrowed $600,000 of working capital from ExWorks Capital Fund I, LP. The advances are payable on demand, accrue interest at a rate of 8%, and are secured by our assets. Two executive officers, Philip Kaplan (CEO) and Jonathan Tang (CFO), hold a participating interest in an aggregate amount of $500,000 ($250,000 each) in the balance outstanding as of December 29, 2019.

Repurchase of GWE San Francisco, LLC (dba Tabletop Tap House)

Effective January 1, 2019, we entered into an agreement to repurchase GWE-San Francisco, LLC from Big Deal, the party to which it was sold in April 2018, and for which we have continued to manage and operate under the Management Agreement. The repurchase closed on January 1, 2020.

Bridge Loan from ExWorks Capital Fund I, LP

ExWorks is extending financing to bridge us through to the offering. The bridge loan is a discretionary line of credit up to $1,000,000 payable in full along with accrued interest at 12% per annum plus a lender facility fee of $50,000 due on the earlier of seven days after the consummation of the offering or November 30, 2020. [We closed on the bridge loan on October [●], 2020 and immediately drew $[●] on the line of credit.]

Recapitalization of Notes Payable to ExWorks Capital Fund I, LP

ExWorks has agreed to recapitalize a portion of the balances due from us. Based on June 28, 2020 balances, the following advances and notes payable to ExWorks will be capitalized immediately preceding the offering (see Note 6—Debt and Interest Expense of the unaudited condensed financial statements):

	Maturity	Interest rate as of			June 28,
	Date	June 28, 2020		Payment	2020
Notes payable to ExWorks:
Line of credit	10/22/20	Fixed	8.00%	Interest Only	$3,288,443
Working capital advances	On demand	Fixed	8.00%	N/A	528,006
Working capital advances (classified as short-term debt)	On demand	Fixed	8.00%	N/A	105,133
Total recapitalization					$3,921,582

The following is a proforma table of the outstanding ExWorks debt post-recapitalization:

	Maturity	Interest rate as of			June 28,
	Date	June 28, 2020[1]		Payment	2020
Notes payable to ExWorks:
GWE-SF (senior note)	5/1/28	P + 2.75%	7.50%	$41,319 + Int	5,261,307
GWE-SF (junior note)	8/1/22	Fixed	12.00%	12,500 + Int	992,214
Notes payable to ExWorks					6,253,521
Less current portion					(1,828,916)
Notes payable to ExWorks,
net of current portion					$4,424,605
[1] – For variable rate notes, “P +” represents the Wall Street Journal Prime plus the indicated margin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 29, 2020, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o GameWorks, Inc., 111 Maiden Lane, Suite 740, San Francisco, CA 94108.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of March 29, 2020 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 10,000,000 shares of common stock outstanding as of June 28, 2020.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned+	% of Class[21]
5% or Greater Stockholders:

eSports Holdings, LLC	10,000,000	77.6[22]
333 W. Wacker Drive, 16th Floor
Chicago, IL 60606

Director sand Named Executive Officers:[23]

Leonard Wanger (Director)	70,000	0.5
Eric Mersch (Director)	50,000	0.4
Holly Gagnon (Director)	20,000	0.2

Philip N. Kaplan (Chairman & Chief Executive Officer)	1,190,000	9.2
Samuel Jonathan Tang (Secretary & Chief Financial Officer)	475,000	3.7
Darren Des Roches (Chief Operating Officer)	311,000	2.4
Michael Sadowski (Chief Commercial Officer)	360,000	2.8

Directors and Executive Officers as a Group (7 persons) (12)		19.2

*Less than 1% of the total outstanding common stock. +Adjusted to reflect the 10,000 to 1 forward stock split effected immediately prior to this offering

_______________________

21 Beneficial ownership percentage presented on a fully diluted basis.

22 eSports Holdings, LLC holds 100% of the issued and outstanding stock before the offering.

23 Directors and named executive officers hold various combinations of partially vested options and restricted stock awards (as disclosed above) and convertible notes (to be converted concurrent with the offering). Beneficial ownership of this group is presented as if all vesting requirements are met, options fully exercised; and notes are converted to common stock.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation, which will be effective upon the closing of this offering and amended and restated bylaws, which will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Upon completion of this offering, our authorized capital stock will consist of 20,000,000 shares of common stock, par value $0.001 per share.

Immediately prior to this offering, 10,000,000 shares of our common stock on a pro forma basis were outstanding and held by one stockholder of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

Outstanding Warrants

Immediately prior to this offering, we had outstanding warrants to purchase up to 210,000 shares of common stock at an exercise price of $0.05965 per share.

Warrants Offered Hereby

Overview

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and the Warrant Agent, and the form of the warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $[●] per share (based on an assumed offering price of $[●] per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at [●] p.m., New York City time, five years after the closing of this offering. As described below, we have applied to list the warrants on the Nasdaq Capital Market under the symbol “GMWXW.”

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability

The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a holder prior to the issuance of any Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

In the event that a registration statement covering shares of common stock underlying the warrants, is not available for the issuance of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Exercise Price

The exercise price per whole share of common stock purchasable upon exercise of the warrants is $[●] per share (based on an assumed public offering price of $[●] per Unit) or 100% of public offering price of the common stock.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Fractional Shares

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing

The warrants will be issued in registered form under a warrant agency agreement between Action Stock, Transfer, as warrant agent, and us.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law

The warrants and the warrant agent agreement are governed by New York law.

2019 Equity Incentive Plan

An aggregate of 2,175,000 shares of common stock are reserved for issuance under our 2019 Equity Incentive Plan. As of June 28, 2020, there are 2,174,759 shares of common stock available for future awards under the 2019 Equity Incentive Plan.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66.67% of the voting power of all of our outstanding stock.

Our amended and restated certificate of incorporation provides that certain amendments of our amended and restated certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66.67% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company and could delay changes in management.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. However, this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934. Furthermore, this provision applies to Securities Act claims, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our amended and restated bylaws in all respects. The amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Our amended and restated bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our amended and restated bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would be unable to amend our amended and restated bylaws or remove directors without holding a stockholders’ meeting.

Registration Rights

Stockholder registration rights

In 2019, we entered into a Registration Rights Agreement with one or more of our stockholders. Under this agreement, these stockholders are entitled to certain demand registration rights. We are obligated to register the securities of the stockholders if the aggregate gross proceeds expected to be received are more than $1,000,000. However, these demand rights do not apply to previously registered securities, securities that have been distributed under Rule 144, or securities that have been registered for resale pursuant to an effective Registration Statement on a Form S-8. We will pay the registration expenses, other than the underwriting discounts, selling commissions and stock transfer taxes. If the registration would be considered a public offering, the managing underwriter, if any, has the right to specified conditions, to limit, or exclude entirely, the number of shares such holders may include.

Piggyback registration rights

Certain common stockholders, who have entered into the Registration Rights Agreement, are entitled to include their shares of registrable securities on any registration proposed by us, except a registration on Form S-4 in connection with a direct or indirect acquisition, a registration on Form S-8, or an initial public offering. We are obligated to provide these certain stockholders prompt written notice at least three days prior to the filing date of the registration, and offer those certain stockholders the opportunity to include in the registration statement all or any portion of the registrable securities held by them. However, if the piggyback offering is considered a public offering and the managing underwriter determines that the number of shares exceeds the largest number of shares that can be sold without having an adverse effect on such offering, we can limit the number of shares registered.

Shelf Registration

Under the Registration Rights Agreement, we are obligated to qualify for and remain eligible to use Form S-3 or a similar short-form registration. Once eligible, and upon written request of certain stockholders of more than 5% of the registrable securities, we are obligated to file a Form S-3 under Rule 415 and use reasonable best efforts to cause the shelf registration to be declared effective. We are responsible for paying all registration expenses in connection with the shelf registration except for underwriting discounts, selling commissions and stock transfer taxes.

Transfer Agent and Registrar

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

Listing

We have applied to list our common stock and warrants on Nasdaq under the symbol “GMWX”. We expect that our common stock and warrants will be listed on Nasdaq on or promptly after the effective date of the registration statement. We cannot guarantee that our shares and warrants will be approved for listing on Nasdaq.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities. Future sales of substantial amounts of shares of our common stock or securities convertible into our common stock, including shares issued upon the settlement of restricted stock units, or RSUs, and exercise of outstanding options, in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

After our initial public offering, we will have outstanding [●] shares of our common stock, based on the number of shares outstanding as of June 28, 2020. This includes [●] shares that we are selling in our initial public offering, which shares may be resold in the public market immediately following our initial public offering, and assumes no additional exercise of outstanding options. In addition, we expect to issue [●] shares of our common stock upon the net settlement of RSUs approximately six months following our initial public offering.

The [●] shares of common stock that were not offered and sold in our initial public offering as well as shares underlying outstanding RSUs will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

•on the date of this prospectus, none of these restricted securities will be available for sale in the public market; and

•approximately six months after the date of this prospectus, approximately [●] shares underlying net-settled RSUs.

UNDERWRITING

Prior to this offering, there has been no public market for our securities. Our common stock and warrants have been approved for listing on Nasdaq under the symbol “GMWX” and “GMWXW”, respectively. Trading of our common stock and warrants on Nasdaq is expected to begin on [●].

Under the terms and subject to the conditions in an underwriting agreement dated [ ●] , 2020, the underwriters named below, for whom Maxim Group, LLC. (“Maxim Group”) and Joseph Gunnar & Co. LLC (“Joseph Gunnar”) are acting as co-representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of unit s indicated below:

Number of
Name	Units
Maxim Group, LLC
Joseph Gunnar & Co. LLC
Total:

The underwriters and the co-representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units offered by this prospectus if any such units are taken. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the representatives.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for [●] days from the date of this prospectus, to purchase up to (i) [●] additional shares of common stock at the public offering price listed on the cover page of this prospectus and/or (ii) additional warrants to purchase [●] shares of common stock at a price of $[●] per warrant (15% of the shares of common stock and warrants included in the units sold in this offering), in each case, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional units as the number listed next to the underwriter’s name in the preceding table bears to the total number of units listed next to the names of all underwriters in the preceding table.

Pricing of the Offering

Prior to this offering, there has been no public market for our securities .. In determining the initial public offering price, we and the underwriters have considered a number of factors including:

•the information set forth in this prospectus and otherwise available to the underwriters;

•our prospects and the history and prospects for the industry in which we compete;

•an assessment of our management;

•our prospects for future earnings;

•the general condition of the securities markets at the time of this offering;

•the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock and/ or warrants, or that the shares and/or warrants will trade in the public market at or above the initial public offering price.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discount, Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Unit	No Exercise	Full Exercise
Public offering price	$
Underwriting discounts and commissions to be paid by us (1)	$
Proceeds, before expenses, to us	$

(1) Consists of an underwriting discount of 8.0% of the public offering price.

We will pay all fees, disbursements and expenses in connection with this proposed offering, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as the representatives may reasonably require); the fees and expenses of the transfer agent and registrar, clearing fees and DTC fees, preparing and printing stock certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in this offering, FINRA filing fees; transfer taxes, if any, payable upon the transfer of securities from the Company to the representatives; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares of common stock. In addition, we will be obligated to reimburse the representatives for their out-of-pocket expenses up to a maximum of $[●]. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $[●].

Underwriters Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of [●] shares of common stock ([●] of the shares of common stock sold in this offering without including shares issuable upon exercise the over-allotment option). The warrants are exercisable at [●] per share (120% of the public offering price) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representatives, for a period of 180 days from the date of effectiveness of the offering.

All directors and officers and certain holders of our outstanding common stock and securities convertible into or exercisable or exchangeable for common stock are subject to lock- up agreements with the underwriters agreeing that, without the prior written consent of the representatives, they will not, during the period ending 180 days after the date of this prospectus (the “restricted period”):

•offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock whether now owned or hereafter acquired;

•enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of shares of common stock beneficially owned or securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired; or

•engage in any short selling of common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply to our directors or officers in certain circumstances, including the (i) transfers of our common stock acquired in open market transactions after the completion of this offering; (ii) transfers of our common stock as bona fide gifts, by will, to an immediate family member or to certain trusts provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iii) distributions of our common stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, or to an entity controlled or managed by an affiliate provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (iv) distributions of our common stock to the stockholders, partners or members of such holders provided that no filing under Section 16(a) of the Exchange Act would be required or voluntarily made; (v) the exercise of options, settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan described in this prospectus, or the exercise of warrants outstanding described in this prospectus; (vi) transfers of our common stock to us for the net exercise of options, settlement of restricted stock units or warrants granted pursuant to our equity incentive plans or to cover tax withholding for grants pursuant to our equity incentive plans; (vii) the establishment by such holders of trading plans under Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of common stock during the restricted period; (viii) transfers of our common stock pursuant to a domestic order, divorce settlement or other court order; (ix) transfers of our common stock to us pursuant to any right to repurchase or any right of first refusal we may have over such shares; (x) conversion of our outstanding securities into common stock in connection with the closing of this offering; and (xi) transfers of our common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors.

Certain of these exceptions are subject to a requirement that the transferee enter into a lock-up agreement with the underwriters containing similar restrictions.

We also agreed pursuant to that lock-up agreement that, without the prior written consent of the representatives, we will not, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than the shares sold in this offering and common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to this offering or pursuant to currently outstanding options, warrants or rights) provided that either (a) such shares shall not vest during the restricted period or (b) the grantee of such shares will execute a lock-up agreement; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock other than a registration statement on Form S-4 or S-8; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with this offering, (ii) the issuance of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to this offering, (iii) the issuance of any security under any equity compensation plan, (iv) the issuance of shares of common stock in the connection with mergers, acquisitions or joint ventures, (v) the issuance of shares of common stock to consultants in our ordinary course of business and not for capital raising transactions and (vi) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock at a price per share greater than $7.50 per share.

The representatives may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock to facilitate the offering of the common stock.

•Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Offer, Sale and Distribution of Units

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriters, and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Notice to Non-US Investors

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of securities may be made to the public in that Relevant Member State other than:

1.to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

2.to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representatives; or

3.in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

MARKET PRICE AND DIVIDENDS

Market for Common Stock

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into shares of our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after the offering concludes, due to the contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon the completion of the offering, a total of [●] shares of our common stock ([●] shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible promissory notes, options and warrants.

All shares of common stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. Shares of our common stock not sold in this offering are “restricted securities” within the meaning of Rule 144 and would be tradable only if they are sold pursuant to an effective registration statement filed under the Securities Act, or if they qualify for an exemption from registration, including under Rule 144.

Holders of Common Stock

Immediately prior to this offering, 10,000,000 shares of our common stock were outstanding and held by one stockholder of record.

Warrants and Stock Options

Immediately prior to this offering, we had options and warrants outstanding for the purchase of 2,100,000 shares of our common stock, not including the underwriters’ warrants and warrants offered by us in this offering as part of the units.

Restricted Stock Units

Immediately prior to this offering, there were 520,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units.

Dividend Policy

We have never declared nor paid any cash dividends on our common stock, and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of March 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,100,000	$2.12	100,000
Equity compensation plans not approved by security holders	0	0	0

EXPERTS

The Company’s consolidated financial statements as of and for the year ended December 29, 2019 appearing elsewhere in this prospectus have been included herein in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

The Company’s consolidated financial statements as of and for the year ended December 30, 2018 appearing elsewhere in this prospectus have been included herein in reliance upon the report of Squar Milner LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Squar Milner LLP as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parr Brown Gee & Loveless PC, Salt Lake City, Utah. Pryor Cashman LLP, New York, New York, is acting as counsel to the underwriters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement and other materials that we file with the Securities and Exchange Commission without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F Street, NE Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Our Internet address is https://gameworks.com/. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on our website is not a prospectus and does not constitute a part of this prospectus and investors should not rely on any such information in deciding whether to invest.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accounting Firm	F-2

Report of Independent Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 29, 2019 and December 30, 2018	F-4

Consolidated Statements of Operations for the Years Ended December 29, 2019 and December 30, 2018	F-5

Consolidated Statements of Equity as of December 29, 2019 and December 30, 2018	F-6

Consolidated Statements of Cash Flows for the Years Ended December 29, 2019 and December 30, 2018	F-7

Notes to Consolidated Financial Statements	F-8

Condensed Consolidated Balance Sheets as of June 28, 2020 (unaudited) and December 29, 2019	F-36

Unaudited Condensed Consolidated Statements of Operations for the Twenty-six Weeks Ended June 28, 2020 and June 30, 2019	F-37

Unaudited Condensed Consolidated Statements of Changes in Stockholders Deficit of for the Twenty-six Weeks Ended June 28, 2020 and June 30, 2019	F-38

Unaudited Condensed Consolidated Statements of Cash Flows for the Twenty-six Weeks Ended June 28, 2020 and June 30, 2019	F-39

Notes to Unaudited Condensed Consolidated Financial Statements	F-40

Report of Independent Public Accounting Firm

To the Equity Holder and Board of Directors of GameWorks, Inc. & Subsidiaries:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of GameWorks, Inc. & Subsidiaries (the “Company”) as of December 29, 2019, and the related consolidated statements of operations, equity, and cash flows for the fiscal year then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 29, 2019, and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Notes 2 and 17 to the financial statements, the outbreak of the COVID-19 virus in 2020 required the Company to temporarily shut down all of its venues in compliance with COVID-19 public health restrictions. Management’s evaluation of the events and conditions, and management’s plans regarding these matters, are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2020.

Red Bank, NJ

July 16, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Equity Holder and the Board of Directors of GameWorks, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of GameWorks, Inc. and Subsidiaries (the “Company”) as of December 30, 2018, the related consolidated statements of operations, equity, and cash flows, for the period from June 11, 2018 through December 30, 2018 (the Successor Period”) and January 1, 2018 through June 10, 2018 (the “Predecessor Period), and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 30, 2018 and the results of its operations and its cash flows for the period from June 11, 2018 through December 30, 2018 (the Successor Period”) and January 1, 2018 through June 10, 2018 (the “Predecessor Period), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Squar Milner LLP

We have served as the Company’s auditor since 2019.

Irvine, California

October 31, 2019

GameWorks, Inc. & Subsidiaries

Consolidated Balance Sheets

	December 29,	December 30,
	2019	2018
Current assets:
Cash and cash equivalents	$368,932	$686,256
Inventories	382,155	400,009
Prepaid expenses and other current assets	1,158,691	478,073
Total current assets	1,909,778	1,564,338

Property and equipment, net	5,919,301	8,421,899
Identifiable intangible assets, net	4,222,581	4,810,199
Goodwill	5,695,503	5,695,503
Other assets	248,251	234,312
Total assets	$17,995,414	$20,726,251

Current liabilities:
Accounts payable	$1,420,218	$1,017,916
Accrued liabilities	1,907,263	1,172,137
Unearned revenue	1,424,986	943,311
Short-term debt	548,776	-
Current portion of long-term debt	353,113	287,766
Current portion of capital lease obligations	454,468	299,992
Current portion of notes payable to ExWorks	4,580,000	487,509
Other current liabilities	-	15,918
Total current liabilities	10,688,824	4,224,549

Long-term debt, net of current portion	742,211	649,968
Capital lease obligations, net of current portion	1,066,790	542,567
Notes payable to ExWorks, net of current portion	4,434,270	5,597,868
Convertible notes payable	815,000	-
Warrant liability	250,000	250,000
Deferred income taxes, net	227,265	32,335
Other liabilities	212,391	118,791
Total liabilities	18,436,751	11,416,078

Equity/(deficit):
Common stock, $0.001 par value; 1,500 shares authorized; 1,000 shares issued
and outstanding as of December 29, 2019 and December 30, 2018	1	1
Additional paid-in capital	15,321,013	14,437,543
Accumulated deficit	(15,762,351)	(5,127,371)
Total equity/(deficit)	(441,337)	9,310,173
Total liabilities and equity/(deficit)	$17,995,414	$20,726,251

See accompanying notes to consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Consolidated Statements of Operations

	(Successor)		(Predecessor)
	Fiscal year ended December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018
Revenues:
Food and beverage	$13,908,534	$7,144,263	$5,551,975
Entertainment and other	15,360,323	7,718,517	6,650,351
Total revenues	29,268,857	14,862,780	12,202,326

Cost of revenues:
Food and beverage	3,186,677	1,576,556	1,481,781
Entertainment and other	1,399,348	852,210	665,027
Total cost of revenues	4,586,025	2,428,766	2,146,808

Operating expenses:
Payroll and benefits	13,997,585	6,742,545	4,719,077
Selling, general and administrative	15,724,495	7,998,772	6,149,807
Depreciation and amortization	4,419,387	2,417,642	1,725,277
Pre-opening and closing costs	238	2,866	86,835
Total operating expenses	34,141,705	17,161,825	12,680,996

Operating loss	(9,458,873)	(4,727,811)	(2,625,478)
Interest expense	943,974	349,617	1,372,393
Other	62,009	81,762	(17,010)

Loss before provision (benefit)
for income taxes	(10,464,856)	(5,159,190)	(3,980,861)
Provision (benefit) for income taxes	170,124	(31,819)	48,504
Net loss	$(10,634,980)	$(5,127,371)	$(4,029,365)

Net loss per share,
Basic and diluted	$(10,634.98)	$(5,127.37)	$(4,029.37)
Weighted average common shares outstanding,
Basic and diluted	1,000	1,000	1,000

See accompanying notes to consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Consolidated Statements of Equity

	Common	Additional	Accumulated	Total
	Stock	Paid-in Capital	Deficit	Equity
Predecessor
Balance, January 1, 2018	$1	$74,999	$(2,828,807)	$(2,753,807)
Net loss	—	—	(4,029,365)	(4,029,365)
Balance, June 10, 2018	$1	$74,999	$(6,858,172)	$(6,783,172)

Successor
Balance, June 11, 2018	$1	$12,545,401	$—	$12,545,402
Capital contributions	—	1,892,142	—	1,892,142
Net loss	—	-	(5,127,371)	(5,127,371)
Balance, December 30, 2018	$1	$14,437,543	$(5,127,371)	$9,310,173

Balance, December 31, 2018	$1	$14,437,543	$(5,127,371)	$9,310,173
Net loss	—	—	(10,634,980)	(10,634,980)
Share-based compensation	—	883,470	-	883,470
Balance, December 29, 2019	$1	$15,321,013	$(15,762,351)	$(441,337)

See accompanying notes to consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Consolidated Statements of Cash Flows

	(Successor)		(Predecessor)
	Fiscal year	Period from	Period from
	ended	June 11, 2018 to	January 1, 2018
	December 29, 2019	December 30, 2018	to June 10, 2018
Cash flows from operating activities:
Net loss	$(10,634,980)	$(5,127,371)	$(4,029,365)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	4,419,387	2,417,642	1,725,277
Noncash rent adjustments	93,600	118,791	158,667
Amortization of favorable leases	587,618	339,801	258,845
Deferred income taxes	194,931	(42,981)	21,876
Loss on disposal of fixed assets	14,980	—	—
Amortization of warrants	125,000	—	—
Share-based compensation	883,470	26,042	—
Changes in operating assets and liabilities:
Inventories	17,854	(3,873)	(36,034)
Prepaid expenses and other current assets	(805,618)	467,877	(94,594)
Other assets	(13,939)	112,409	(251,984)
Accounts payable	402,302	(180,002)	331,471
Accrued liabilities	735,125	558,855	(555,617)
Unearned revenue	481,675	(7,970)	203,456
Other current liabilities	(15,918)	(7,960)	(7,959)
Net cash used in operating activities	(3,514,513)	(1,328,740)	(2,275,961)
Cash flows from investing activities:
Payments for purchases of equipment	(353,984)	(918,029)	(1,449,675)
Net cash used in investing activities	(353,984)	(918,029)	(1,449,675)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	478,667	—
Proceeds from issuance of capital
lease obligations	—	508,046	—
Proceeds from notes payable to ExWorks	3,028,893	1,004,452	8,775,113
Proceeds from issuance of short-term debt	448,776	—	—
Proceeds from issuance of convertible
notes payable	815,000	—	—
Repayment of Seller Note	—	—	(4,690,000)
Repayments of long-term debt	(295,244)	(231,553)	(194,879)
Repayments of capital lease obligations	(446,252)	(129,466)	(91,448)
Repayments of notes payable to ExWorks	—	(1,019,075)	—
Capital contributions	—	1,892,142	—
Net cash provided by financing activities	3,551,173	2,503,213	3,798,786
Net change in cash and cash equivalents	(317,324)	256,444	73,150
Cash and cash equivalents
at beginning of period	686,256	429,812	356,662
Cash and cash equivalents
at end of period	$368,932	$686,256	$429,812

See accompanying notes to consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Note 1—Nature of Business and Organization

GameWorks, Inc. (“GameWorks” or “Successor”) was incorporated in the State of Delaware on August 18, 2017 and began operations on August 31, 2017 as Oomba GameWorks, Inc. (“OGWI”) following its acquisition of certain assets of GameWorks Entertainment, LLC (the “GameWorks Acquisition”). The GameWorks Acquisition was consummated as a business combination pursuant to the Amended and Restated Asset Purchase Agreement (the “GameWorks Purchase Agreement”) dated as of August 30, 2017 (the “GameWorks Acquisition Date”) by and among Oomba, Inc. (“Oomba” and sole shareholder of OGWI), OGWI, and GameWorks Entertainment, LLC. OGWI acquired certain assets of GameWorks Entertainment, LLC, including 100% of the equity interests in nine subsidiaries, each representing an entertainment and dining destination predicated on games, attracting millennials, teens and families. The venues feature a wide variety of the latest and most popular arcade and video games, as well as eSports (electronic sports) and other activities, such as laser tag, bowling and billiards in select locations. As of the GameWorks Acquisition Date, one of the nine venues had closed.

OGWI sold all of the equity interests in its wholly-owned subsidiary GWE-San Francisco, LLC (“GWE-SF”) to Big Deal, LLC (“Big Deal”) under an Asset Purchase Agreement dated April 26, 2018. Concurrent with the sale, Big Deal and OGWI entered into a management agreement (the “Management Agreement”) whereby OGWI would manage and direct all operational aspects of the GWE-SF venue for and on behalf of Big Deal. Under the Management Agreement, OGWI earns a management fee equal to GWE-SF’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), less payments to service certain debt and a guaranteed payment of $11,730 per month to Big Deal. The guaranteed payment and the management fee are both payable quarterly in arrears. The management fee is computed on a cumulative basis and is subject to a $50,000 a month reserve, however, in the event the computed management fee is negative, OGWI is required to absorb and fund any losses. During the period ended December 30, 2018, the computed management fee was negative and OGWI funded GWE-SF’s loss before consideration of any management fee or loss absorption of $432,657. As of December 29, 2019, OGWI’s cumulative earned management fee was $1,037,308. Both the loss absorbed in 2018 and the management fee earned in 2019 has been eliminated in consolidation. Accordingly, GWE-SF’s equity and operating results, after intercompany eliminations, are immaterial to these consolidated financial statements and non-controlling interest is not presented on the consolidated balance sheets or the statements of operations.

On June 11, 2018 (the “ExWorks Acquisition Date”), OGWI and Oomba’s senior lender, ExWorks Capital Fund I, LP (“ExWorks”), accepted its collateral in partial satisfaction of Oomba’s obligations. Through that process under a settlement agreement (the “Settlement Agreement”), ExWorks acquired 100% of the common stock of OGWI (the “ExWorks Acquisition” and together with the GameWorks Acquisition, the “Business Combinations”). Concurrent with the execution of the Settlement Agreement, OGWI’s name was changed to GameWorks, Inc. Throughout these consolidated financial statements, references to GameWorks prior to its name change refers to OGWI. In connection with the ExWorks Acquisition, ExWorks formed a wholly owned holding company, Esports Holdings, LLC (“Esports Holdings”), to which ExWorks contributed the acquired shares of OGWI.

References to the “Company” refers to GameWorks and its wholly owned and controlled subsidiaries. The Company is headquartered in San Francisco, California and operates and manages its business as a single operating and reportable segment. As of December 29, 2019 and December 30, 2018, respectively, GameWorks owned and operated seven venues located in seven states operating under the name “GameWorks” and managed GWE-SF under the name Tabletop Tap House, a restaurant, bar and social game hall serving modern American tavern-style food and drinks.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

Liquidity

The Company has incurred operating losses and negative cash flows from operations since its inception in August 2017, incurred a net loss of $10,634,980 during the fiscal year ended December 29, 2019, and has an accumulated deficit of $15,762,351 as of December 29, 2019. The Company has primarily funded these losses through a combination of cash flows from operations in seasonally strong months, drawing on a line of credit extended by ExWorks (including two officers of the Company who hold participating interests in such line), and convertible notes issued to management, directors, and other insiders and friends of the Company (see Note 7—Debt and Interest Expense and Note 14—Related Party Transactions).

In March 2020, public health concerns relating to COVID-19 took hold in the U.S., prompting many state and local governments to issue stay-at-home directives to the general public not engaged in providing essential services. In compliance with guidance and orders issued by federal, state and local authorities, the Company has temporarily shut down its entire platform of eight venues since mid-March to combat the spread of the COVID-19 pandemic. These developments have caused a material adverse impact on the Company’s subsequent revenues, results of operations and cash flows, including the Company’s ability to meet its obligations when due. Recovery from these conditions will be based in part on the duration of the store closures, the timing and extent of customers re-engaging with the brand, and the overall recovery of the broader economy. The Company is unable to determine at this time whether, when or the manner in which the conditions surrounding COVID-19 will change, including when any restrictions or closure requirements will be lifted, the duration and extent to which social distancing requirements will persist, when it will be able to reopen its stores, whether it will be able to successfully staff stores, and the degree to which it will be able to re-engage customers.

The Company has taken several immediate steps to reduce operating costs and to conserve cash, including furloughing nearly its entire workforce except a small team of essential personnel and instituting reduced pay for the remaining essential employees. In addition to obtaining support from ExWorks, on April 21, 2020, the Company secured a loan, backed by the Small Business Administration (“SBA”), of $2,765,500 through the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) (see Note 17—Subsequent Events). The Company continues to actively manage its daily cash flows and has undertaken conversations with landlords, long and short-term creditors, and other vendors to seek relief from obligations currently due. To date, all parties have generally been receptive; but there is no assurance that we will be successful in securing relief, or if successful, to the extent necessary to emerge from the adverse financial effects of the pandemic.

In addition to the immediate measures outlined above, management has also engaged an investment bank to raise capital. The proceeds from such an equity raise would primarily be used to fund management’s plans to implement operational strategies to increase working capital and grow operations, which were set in motion during fiscal 2019; and to fund anticipated losses in fiscal 2020 attributable to COVID-19. The Company also continues to be able to draw on the line of credit extended by ExWorks to bridge additional unforeseen liquidity gaps.

The Company may also experience other potentially adverse effects resulting from COVID-19, including, but not limited to, charges from the potential impairment of the carrying value of goodwill, and other indefinite and long-lived intangibles. Depending largely, but not exclusively, on the duration of the business disruption, actual results in 2020 may differ materially from the Company’s performance in prior years as the scope of the pandemic evolves.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Our inception to date operating results coupled with COVID-19 related uncertainties have raised concerns with respect to the Company’s liquidity. However, ExWorks’ continued commitment to financially support the Company, together with the fund-raising actions outlined above, mitigate the liquidity concerns raised by our historical operating results and near-term economic shocks of the pandemic; and satisfy our estimated liquidity needs 12 months from the issuance of the financial statements. Although management believes it will be able to secure financing to advance future growth objectives, no assurance can be given that such financing will be available on acceptable terms, occur on a timely basis, or at all; nor can we predict, with certainty, the success of our operational strategies to increase working capital and generate liquidity.

Predecessor and Successor Financial Statements

As a result of the ExWorks Acquisition, the consolidated financial statements distinguish the Company’s presentation in two distinct periods, the period up to the ExWorks Acquisition Date (labeled “Predecessor”), and the period following the ExWorks Acquisition Date (labeled “Successor”). The ExWorks Acquisition was accounted for using the acquisition method of accounting. The Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. Determining the fair value of certain assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions. See Note 3—Business Combinations for a discussion of the fair value of assets acquired and liabilities assumed in connection with the ExWorks Acquisition.

As a result of the acquisition method of accounting, the accompanying consolidated financial statements include a black line division that indicates that the Predecessor and Successor reporting entities are presented on a different basis of accounting and are, therefore, not comparable.

The consolidated balance sheets are presented as of December 29, 2019 (Successor) and December 30, 2018 (Successor), and the consolidated statements of operations, equity and cash flows are presented from January 1, 2018 to June 10, 2018 (Predecessor), June 11, 2018 to December 30, 2018 (Successor), and December 31, 2018 to December 29, 2019 (Successor).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GameWorks and its wholly owned and controlled subsidiaries prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All intercompany accounts and transactions for the periods presented have been eliminated in consolidation.

GameWorks consolidates all its majority-owned subsidiaries and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. A VIE is consolidated when the Company has both the power to direct the activities that most significantly impact the results of the VIE and the right to receive the benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. Management continually monitors its interests in VIEs to determine if any events have occurred that could cause the primary beneficiary to change. A change in determination could have a material impact on the Company’s consolidated results of operations and financial position.

GWE-SF is a VIE in which GameWorks has the power to direct the activities that impact the performance of the venue, bears the economic risk of loss if the venue is not operated profitably under a management agreement (the “GWE-SF Management Agreement”), and is the primary beneficiary. GWE-SF’s assets, liabilities, revenues and expenses are included in the consolidated financial statements as a VIE following the sale in April 2018. GameWorks recognized a $4,966,252 gain on sale of GWE-SF, which has been eliminated in consolidation.

The assets of GWE-SF are available only to satisfy the obligations of GWE-SF. Creditors of GWE-SF do not have recourse to the general credit of GameWorks. Under the terms of the GWE-SF Management Agreement, GWI earns a management fee equal to adjusted earnings before interest, taxes, depreciation and amortization, but is responsible for funding any operating shortfalls if GWE-SF does not generate sufficient cash flows as well as absorbing the operating losses. For the years ended December 29, 2019 and December 30, 2018, GWE-SF recorded operating losses, which GWI funded and absorbed in accordance with the GWE-SF Management Agreement. Accordingly, GWE-SF’s equity and operating results, after intercompany eliminations, are immaterial to these consolidated financial statements and non-controlling interest is not presented on the consolidated balance sheets or the statements of operations. The following table presents the assets and liabilities of GWE-SF (before intercompany eliminations) as of December 29, 2019 and December 30, 2018:

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

	GWE San Francisco
	December 29, 2019	December 30, 2018
Current assets:
Cash and cash equivalents	$16,782	$90,668
Inventories	71,228	75,426
Prepaid expenses and other current assets	249,248	45,411
Total current assets	337,258	211,505
Property and equipment, net	1,367,088	1,600,083
Identifiable intangible assets, net	270,000	270,000
Goodwill	5,547,247	5,547,247
Due from GWI	—	432,657
Other assets	80,000	80,000
Total assets	$7,601,593	$8,141,492

Current liabilities:
Accounts payable	$190,501	$88,732
Accrued liabilities	468,856	435,042
Short-term debt	11,935	—
Unearned revenue	822,757	358,336
Due to GWI	604,650	—
Current portion of capital lease obligations	47,896	59,067
Current portion of notes payable to ExWorks	650,000	487,509
Total current liabilities	2,796,595	1,428,686

Long-term debt	296,500	296,500
Capital lease obligations, net of current portion	—	47,278
Notes payable to ExWorks, net of current portion	4,434,270	4,593,416
Due to GWI	395,910	1,689,252
Other liabilities	115,015	86,360
Total liabilities	$8,038,290	$8,141,492

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the revenues and expenses of GWE-SF (before intercompany eliminations) for the for the periods presented:

	Fiscal year ended December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018
Revenues:
Food and beverage	$4,497,626	$1,990,844	$365,180
Entertainment and other	1,120,991	523,201	53,245
Total revenues	5,618,617	2,514,045	418,425

Cost of revenues:
Food and beverage	853,332	360,657	51,201
Entertainment and other	575	495	—
Total cost of revenues	853,907	361,152	51,201

Operating expenses:
Payroll and benefits	1,470,417	921,364	229,436
Selling, general and administrative	1,935,757	996,750	150,471
Depreciation and amortization	256,805	150,772	19,940
Pre-opening and closing costs	—	2,652	5,062
Total operating expenses	3,662,979	2,071,538	404,909
Operating income (loss)	1,101,731	81,355	(37,685)

Interest expense	469,005	290,405	50,484
Other expense (income)	25,315	139,257	(13,185)
Management fee (loss absorption)	1,037,308	(357,607)	(75,050)
Income before provision (benefit) for income taxes	(429,897)	9,300	66

Provision (benefit) for income taxes	6,800	9,300	66

Net loss	$(436,697)	$—	$—

Effective January 1, 2019, GameWorks entered into an agreement to repurchase GWE-SF (a VIE) from Big Deal (the “Repurchase Agreement”), the party that acquired GWE-SF in April 2018, and for which GameWorks has continued to manage and operate under the Management Agreement. The closing of the Repurchase Agreement is subject to the satisfaction of certain events and conditions, which occurred during fiscal 2019. As of the end of fiscal 2019, the parties mutually agreed to extend the close date to January 1, 2020.

Operating and Reportable Segments

The Company operates its business as a single operating and reportable segment. Our one industry segment is the operation of entertainment centers (focused on esports and gaming), including a dining feature, under the names “GameWorks” and “Tabletop Tap House”.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Fiscal Year

The Company operates on a 52- or 53-week fiscal year that ends on the Sunday nearest to December 31. Each quarterly period has 13 weeks, except for a 53-week year when the fourth quarter has 14 weeks. The fiscal years ended December 29, 2019 and December 30, 2018 each consisted of 52 weeks.

Seasonality

Seasonal shifts in consumer spending influence revenues and operations. Historically, revenues associated with spring and yearend holidays during the first and fourth fiscal quarters have been higher than those experienced in the second and third fiscal quarters. As experienced in the past, management expects to continue to be susceptible to the impact of severe spring and winter weather on customer traffic and sales during those periods. Compared to the other quarters, the third quarter, in which the backtoschool season falls, has historically had lower revenues.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues, costs and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Management considers transaction settlements in process from credit card companies and all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company has exposure to credit risk to the extent that its cash and cash equivalents exceed amounts covered by the United States under Federal Deposit Insurance Corporation limits. The Company currently maintains its day-to-day operating cash balances with major financial institutions, and the balances, at times, may exceed the insured limits. In management’s opinion, the capitalization and operating history of the financial institutions are such that the likelihood of a material loss is considered remote.

Inventories

Inventories consist of food, beverages, and merchandise and are stated at the lower of average cost or net realizable value.

Long-lived Assets

Management evaluates the carrying value of long-lived assets, including definite-lived intangibles, whenever events or changes in circumstances indicate that a potential impairment may have occurred. A potential impairment has occurred if the projected future undiscounted cash flows are less than the carrying value of the assets. The estimate of cash flows includes management’s assumption of cash inflows and outflows directly resulting from the use of the asset in operations. An impairment charge is recorded if the carrying value of the long-lived asset exceeds its fair value. Impairment analyses contain estimates and assumptions due to the inherently judgmental nature of forecasting long-term estimated cash flows and determining the estimated useful lives of the assets. Actual results may differ, which could have a material impact on the consolidated results of operations. As of December 29, 2019 and December 30, 2018, no impairment has been recognized on long-lived assets.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of the assets, which are as follows:

	Estimated Depreciable Lives (Months)
	Used	New
Leasehold improvements	Shorter of the expected lease term or 240
Computer equipment - office	18	36
Computer equipment - gaming	12	24
Arcade games	18	36
Operational equipment	30	60
Furniture/fixtures	30	60
Kitchen/bar equipment	30	60
Office equipment	18	36
Audio/audio visual equipment	18	36
Laser tag equipment	9	18
Table games	30	60
Bowling equipment	30	60

Expenditures that substantially increase the useful lives of property and equipment are capitalized, whereas costs incurred to maintain the appearance and functionality of such assets are charged to repair and maintenance expense. For the year ended December 29, 2019 and the periods from June 11, 2018 to December 30, 2018 (Successor), and January 1, 2018 to June 10, 2018 (Predecessor), repair and maintenance expense, included in general administrative expenses in the consolidated statements of operations, was $636,198, $407,226 and $230,277, respectively.

Business Combinations

The purchase price of an acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Goodwill is recognized in the amount by which the purchase price of an acquired entity exceeds the net of the amounts assigned to the assets acquired and liabilities assumed. Fair value measurements are applied based on assumptions that market participants would use in the pricing of the asset or liability. These valuations are initially performed based upon preliminary estimates and assumptions by management and management-supervised independent valuation specialists, where appropriate, and are revised as estimates and assumptions are finalized. The net assets and results of operations of an acquired entity are recorded in the consolidated financial statements from the acquisition date. Acquisition-related costs are expensed as incurred.

Goodwill and Identifiable Intangible Assets

As a result of the Business Combinations, the Company has goodwill and other identifiable intangible assets. Goodwill is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Accounting for goodwill in accordance with GAAP requires significant judgment with respect to the determination of the valuation of the acquired assets and liabilities assumed in order to determine the goodwill recorded in the business combinations.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Identifiable intangible assets consist of the GameWorks trade name and favorable leases. Goodwill and indefinite-lived intangible assets are not amortized, but are evaluated for impairment on an annual basis, or more frequently when a triggering event occurs between annual tests that would more likely than not reduce the fair value of the reporting unit below its carrying value. Such impairment valuations compare the reporting unit’s estimated fair value to its carrying value. Judgments regarding indicators or potential impairment are based on market conditions and operational performance of the business. Management initially assesses its goodwill and indefinite-lived intangibles for impairment using a qualitative approach to determine whether conditions exist to indicate a possible impairment. If management concludes, based on its assessment of the relevant events, facts and circumstances, that it is more likely than not that the reporting unit’s carrying value is greater than its fair value, then a quantitative analysis is performed to identify both the existence of impairment and the amount of any impairment loss. As of December 29, 2019 and December 30, 2018, no impairment has been recorded on goodwill or indefinite-lived intangible assets.

Management reviews intangible assets with finite lives subject to amortization whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The trade name is an indefinite-lived intangible asset, while the favorable lease intangibles are finite-lived and are amortized over the remaining terms of the respective leases. The amortization of the favorable leases is included in general and administrative expenses as an adjustment to rent expense. As of December 29, 2019 and December 30, 2018, no impairment has been recognized on the favorable lease intangible assets.

Income Taxes

Successor and Predecessor

The provision for income taxes includes federal and state income taxes. The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities, and income tax benefit or expense, are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applicable in the years in which those temporary differences are expected to reverse. The effects of changes in income tax rates or laws are included in the provision for income taxes in the period enacted.

Management evaluates the realizability of the Company’s deferred tax assets and establishes a valuation allowance when it is determined that it is more likely than not that such assets will be not be realized. Potential for recovery of deferred tax assets is evaluated by estimating future taxable profits, scheduling of anticipated reversals of taxable temporary differences, and considering prudent and feasible tax planning strategies. As of December 29, 2019 and December 30, 2018, the Company had valuation allowances recorded against its net deferred tax assets totaling $4,248,084 and $1,089,695, respectively. If the Company generates taxable income in future periods or if the facts and circumstances on which the estimates and assumptions are based were to change, thereby impacting the likelihood of realizing the deferred tax assets, judgment would be applied in determining the amount of valuation allowance no longer required.

The Company determines its income tax benefits and liabilities for uncertain tax positions based on a two-step process. The first step is recognition, where an individual tax position is evaluated, based on the technical merits of the position, as to whether it is more likely than not that the tax position will be sustained on examination by the taxing authorities. For tax positions meeting the recognition threshold, the second step of measuring the benefit to be recorded is performed. The actual benefits ultimately realized may differ from the estimates and, in future periods, changes in facts, circumstances and new information may require the Company to change the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recorded as income tax expense and liabilities in the period in which such changes occur. Interest or penalties incurred relating to unrecognized tax benefits are recorded as tax expense in the provision for income taxes in the consolidated statements of operations. The Company has not incurred interest or penalties related to income taxes during any period presented in the consolidated statements of operations related to the Successor or Predecessor, and the Company has no uncertain tax positions as of December 29, 2019 or December 30, 2018.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Revenue Recognition

The Company derives its revenues from the sale of food and beverage; game cards, which are used to play arcade, video and redemption games; gift cards, which can be redeemed for food and beverage or game play; and groupons, which are promotional certificates offered through Groupon, an e-commerce marketplace connecting subscribers with local merchants by offering activities, travel, goods and services at promotional prices.

As a consumer-driven business, the Company, in general, does not carry any material accounts receivable balances. Food and beverage revenues are recorded at the point of service, while proceeds from the sale of game cards, gift cards and groupons are initially recorded as unearned revenue. Revenues from game cards, gift cards and groupons (entertainment and other revenues) are recognized as the instruments are used or redeemed, or when the likelihood of usage or redemption, based on historical usage and redemption patterns, becomes remote, commonly referred to as “breakage”. Establishing a methodology to estimate breakage requires significant judgment applying assumptions to historical usage and redemption patterns to infer future redemption obligations.

The game and gift cards do not have expiration dates, and non-usage fees are not deducted from outstanding game and gift card balances. The Company recognizes revenue from game and gift cards upon redemption by the customer. For unredeemed game and gift cards that the Company expects to be entitled to breakage and for which there is not a legal obligation to remit the unredeemed game and gift card balances to the relevant jurisdictions, the Company recognizes expected breakage as revenue in proportion to the pattern of redemption by the customers only to the extent that it is probable that a significant reversal will not subsequently occur. The determination of the game and gift card breakage is based on the Company’s specific historical redemption patterns. Recognized game and gift card breakage revenue is included in entertainment and other revenues in the consolidated statements of operations. The contract liability related to game and gift cards is included in unearned revenue in the consolidated statements of financial position.

Revenues are reported net of sales-related taxes collected from customers to be remitted to governmental taxing authorities. Sales tax collected is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

The Company also offers a guest loyalty program, which allows members to earn rewards based on their spending. Members receive exclusive discounts and offers for gameplay and food and beverage along with regular updates on upcoming events to drive higher repeat visitation through loyalty. Given the current size of the program, guest spending levels and patterns of repeat visitation, performance obligations under the loyalty program are considered immaterial.

Marketing and Advertising Costs

Marketing and advertising costs, included in general and administrative expenses in the consolidated statements of operations, are expensed as incurred. For the year ended December 29, 2019 and the periods from June 11, 2018 to December 30, 2018 (Successor) and January 1, 2018 to June 10, 2018 (Predecessor), marketing and advertising costs were $452,453, $196,774 and $95,353, respectively.

Share-Based Payments

The estimated fair value of share-based payments made to employees, directors and consultants is recognized in payroll and benefits in the consolidated statements of operations over the period the goods or services are provided, and forfeitures are recognized as they occur. The estimated fair value of the share-based payments is determined using a Black-Scholes option pricing model.

The options granted in fiscal 2019 were issued pursuant to the terms of 2019 Equity Incentive Plan. See further discussion of the plan in Note 11—ShareBased Compensation.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Warrant Liabilities

The Company accounts for warrants in accordance with ASC 815, Derivatives and Hedging, or with ASC 718, Compensation—Stock-Based Compensation, based on the facts and circumstances of their issuance.

ASC 815 requires derivative instruments within its scope to be recorded in the statement of financial position as an asset, liability or equity measured at fair value. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statements of operations. Upon exercise, the warrant liability is reclassified to additional paid-in capital.

ASC 718 requires the grant date fair value of the instruments issued to be recorded in the statement of financial position as a liability or equity. Based on this and other guidance, the Company determined that the warrants issued by GWI did not meet the criteria for classification as equity. Accordingly, the GWI warrants are classified as a liability in the consolidated statements of financial position. Warrants issued to nonemployees under share-based payment arrangements are not subject to remeasurement and are amortized to expense in the same manner as if the Company had paid cash for the goods or services instead of paying with or using the equity instrument.

Rent Expense

Rent expense is recognized on a straight-line basis over the lease term, including the construction period and lease renewal option periods provided for in the lease that can be reasonably assured at the inception of the lease. The lease term commences on the date possession is taken and the Company has the right to control use of the leased premises. The difference between actual rent payments and rent expense in any period is recorded as a deferred rent liability and included in other liabilities in the consolidated statements of financial position. Tenant improvement allowances received from landlords as lease incentives intended to reimburse the cost of leasehold improvements are credited to property and equipment and amortized on a straight-line basis over the lease term, including lease renewal option periods provided for in the lease that can be reasonably assured at the inception of the lease.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies accounting for income taxes by removing certain exceptions under the current framework and adding certain situational simplification measures. As applicable to the Company, ASU 2019-12 removes the exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. ASU 2019-12 further simplifies the accounting for income taxes by treating a franchise tax that is partially based on income as an income-based tax and accounting for any incremental amount incurred as a non-income-based tax. ASU 2019-12 also requires the effect of enacted changes in tax law or rates to be reflected in the annual effective tax rate computation in the interim period that includes the enactment date. The other exceptions removed and simplification measures introduced are not currently applicable to the Company. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2020, and interim periods within those fiscal years; and for private business entities in fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. As applicable to the Company, the amendments relating to franchise taxes that are partially based on income should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment, if any, to retained earnings as of the beginning of the fiscal year of adoption. All other amendments should be applied on a prospective basis. Management does not expect the adoption of the guidance in this ASU to have a material impact on the Company’s consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which clarifies that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision-makers and service providers are variable interests, and offers private companies an accounting alternative election not to apply VIE rules to entities under common control. Under the amendments in this update, a private company (reporting entity) may elect not to apply VIE guidance to legal entities under common control (including common control leasing arrangements) if both the parent and the legal entity being evaluated for consolidation are not public business entities. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, and for private business entities in fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted and all entities are required to apply the guidance retrospectively with a cumulative-effect adjustment, if any, to retained earnings at the beginning of the earliest period presented. Management does not expect the adoption of the guidance in this ASU to have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, and for private business entities in fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. Upon transition, entities are required to measure nonemployee awards at fair value as of the adoption date. Management has elected to early adopt this guidance in connection with the Company’s adoption of the amendments in Topic 606 for the fiscal year ending December 30, 2018. The adoption of this guidance did not have any impact on the consolidated statements of financial position or results of operations.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates the requirement to calculate the implied fair value of goodwill if the fair value of a reporting unit is less than the carrying amount of the reporting unit. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill. Early adoption of this guidance is permitted for testing dates after January 1, 2017, and the Company early adopted this in 2017. Management believes the adoption of this guidance had no impact on the consolidated financial statements and will provide a consistent impairment measurement for the Successor in future years.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides a screen to determine when a set of inputs, processes and outputs (collectively referred to as a “set”) is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. The screen reduces the number of transactions that need to be further evaluated. The amendments in this ASU also narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. The guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Management does not expect the adoption of the guidance in this ASU to have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The guidance is effective for interim and annual periods beginning after December 15, 2018. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-04, Liabilities—Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products. Prepaid stored-value products are products in physical and digital forms with stored monetary values that are used for the purpose of being accepted as payment for goods or services. The guidance defines liabilities related to prepaid stored-value products as financial liabilities and narrows the scope exception in Subtopic 405-20 to require that breakage for those liabilities be accounted for consistent with the breakage guidance in Topic 606. The guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Earlier adoption is permitted, including adoption in an interim period. The adoption of the guidance in this ASU did not have a material impact on the Company’s consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new guidance requires the recognition of lease liabilities, representing future minimum lease payments, on a discounted basis, and corresponding right-of-use assets on the statement of financial position for most leases, along with requirements for enhanced disclosures of key information about its leasing arrangements. Coupled with ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, the guidance was originally effective for interim and annual periods beginning after December 15, 2020, using a modified retrospective approach, with early adoption permitted, and modified retrospective application required with an option to not restate comparative periods in the period of adoption. ASU 2020-05, issued in June, 2020, defers the effective date by one year. Management is currently evaluating the impact of this ASU on the Company’s consolidated financial statements. Management expects the adoption of this ASU to result in a material increase in the assets and liabilities in the Company’s consolidated statements of financial position and will likely have a material impact on the classification of expenses associated with real estate leases, but overall, an insignificant impact on the Company’s consolidated statements of operations.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance makes targeted improvements to GAAP, including the elimination of the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. The guidance is effective for private business entities in fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for private business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company adopted this guidance in 2018, but it had no impact on the Company’s consolidated financial position or results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which has been subsequently amended by various ASUs, which replaces the existing accounting standards for revenue recognition with a single comprehensive five-step model, eliminating industry-specific accounting rules. The core principle is to recognize revenue upon the transfer of control of goods or services to customers at an amount that reflects the consideration expected to be received.

The Company adopted ASU 2014-09 and all subsequent amendments (collectively, “ASC 606”) in the first quarter of 2017 using the full retrospective method. The adoption of this guidance did not have a material impact on our consolidated statement of financial position. The cumulative effect of adopting ASC 606 was to record a $350,000 contract liability associated with game cards and gift cards, with a corresponding reduction of $350,000 to the accumulated deficit as of January 1, 2017. The transition adjustment relates to contract liabilities associated with unused game credits, redemption tickets and time credits on game cards and gift cards, classified as unearned revenue.

Note 3—Business Combinations

ExWorks Acquisition

On June 11, 2018, pursuant to the Settlement Agreement, ExWorks acquired 100% of the outstanding equity interests in OGWI in a transaction accounted for as a business combination. The purchase price is based on the enterprise value of OGWI as of the ExWorks Acquisition Date. The final valuations of assets acquired and liabilities assumed are as follows:

Consideration:
Debt assumed:
Due to ExWorks	$6,100,000
Third-party	1,154,598
Total debt assumed	7,254,598
Forgiveness of notes receivable	12,545,402
Total consideration	$19,800,000

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Enterprise value allocation:
Assets:
Cash and cash equivalents	$429,812
Prepaid expenses and other current assets	721,992
Inventories	396,136
Property and equipment, net	9,921,512
Identifiable intangible assets	5,150,000
Other assets	346,720
Total assets	16,966,172
Liabilities:
Accounts payable	1,197,918
Accrued liabilities	613,282
Unearned revenue	951,281
Other current liabilities	23,878
Deferred income taxes, net	75,316
Total liabilities	2,861,675
Estimated fair value of net assets acquired	$14,104,497
Total consideration	$19,800,000
Estimated fair value of net assets acquired	14,104,497
Goodwill	$5,695,503

The estimated fair value of inventories was based on replacement cost.

The fair value of prepaid expenses and other current assets was estimated to approximate carrying value.

Property and equipment, net includes leasehold improvements, games, furniture, fixtures and equipment, audio, audio visual and computer equipment, construction in progress, and accumulated depreciation from a consolidated VIE. The estimated fair value of property and equipment was based on appraisals and replacement cost analyses. The fair value of construction in progress was based on replacement cost, which approximated carrying value. The fair value of property and equipment acquired was estimated as follows:

Leasehold improvements	$4,943,427
Games	3,832,268
Furniture, fixtures and equipment	632,770
Audio, audio visual and computer equipment	527,288
Construction in progress	5,699
Property and equipment	9,941,452
Accumulated depreciation	(19,940)
Property and equipment, net	$9,921,512

Identifiable intangible assets represent the estimated fair value of the GameWorks trade name and below market leases on three venue locations. The valuation of the trade name was based on management’s estimates and reasonable and supportable assumptions and used an excess earnings approach. Significant assumptions included forecast revenues and profit margins, a discount rate 12.0% based on the Company’s overall cost of equity, adjusted for perceived business risks associated with trade names, and an estimated economic useful life of twenty years. The estimated fair value of the favorable lease intangibles represents the present value of the difference between the contractual amount to be paid pursuant to in-place leases and an estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease. The estimated fair value of favorable lease intangibles is amortized over the remaining lease term.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The following represents the favorable lease intangibles acquired and the remaining term over which the intangible will be amortized:

		Remaining
		Lease Term
	Estimated	as of June 11, 2018
	Fair Value	(months)
Chesapeake, VA	$450,000	17
Denver, CO	1,400,000	93
Bloomington, MN	1,000,000	93
Favorable lease intangibles	$2,850,000

The fair value of other assets was estimated to approximate carrying value and is primarily attributable to alcohol licenses in Ontario, CA and San Francisco, CA.

The fair values of accounts payable, accrued liabilities, and unearned revenue were estimated to approximate carrying value due to the short-term nature of the liabilities.

Deferred income taxes represent the differences between the book and tax bases of the asset acquired. As of the ExWorks Acquisition Date, there were $75,316 of net deferred tax liabilities, primarily associated with goodwill and trade name amortization. Management expects $5,152,707 of the goodwill to be deductible for income tax reporting purposes.

Based on the estimated fair value of assets acquired and liabilities assumed, goodwill of $5,695,503 is attributable to the expected benefit of a well-funded parent, the management team, and the assembled workforce at each of the venues. Expenses associated with the transaction totaled $392,142 and are included in general and administrative expenses in the consolidated statements of operations.

Note 4—Inventories

Inventories consisted of the following as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Food and beverage	$208,500	$219,066
Amusement	173,655	180,943
Total inventories	$382,155	$400,009

Amusement inventory includes electronics, plush toys and small novelty and other items used as prizes for certain redemption games.

Note 5—Property and Equipment, Net

Property and equipment, net consisted of the following as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Leasehold improvements	$5,118,167	$5,079,726
Games	5,447,438	4,547,379
Furniture, fixtures and equipment	1,368,120	663,429
Audio visual and computer equipment	611,158	566,884
Construction in progress	199,244	2,063
Property and equipment, at cost	12,744,127	10,859,481
Accumulated depreciation	(6,824,826)	(2,437,582)
Property and equipment, net	$5,919,301	$8,421,899

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The historical cost basis of property and equipment financed under capital leases as of December 29, 2019 and December 30, 2018 was $2,371,172 and $1,262,271, respectively, and accumulated depreciation associated with those assets was $1,374,894 and $348,735, respectively. Depreciation expense from assets recorded under capital leases in included with depreciation expense.

Depreciation and amortization expense for the year ended December 29, 2019 and the periods from June 11, 2018 to December 30, 2018 (Successor), and January 1, 2018 to June 10, 2018 (Predecessor), was $4,419,387, $2,417,642 and $1,725,277, respectively.

Note 6—Goodwill and Identifiable Intangibles, Net

The following table reflects the activity associated with goodwill during the years ended December 29, 2019 and December 30, 2018:

	Successor	Predecessor
Balance, January 1, 2018	$—	$5,879,103
ExWorks business combination	5,695,503	(5,879,103)
Balance, December 30, 2018	5,695,503	—
	—	—
Balance, December 29, 2019	$5,695,503	$—

Identifiable intangible assets consisted of the following as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Trade name	$2,300,000	$2,300,000
Favorable leases	2,850,000	2,850,000
Accumulated amortization	(927,419)	(339,801)
Identifiable intangible assets	$4,222,581	$4,810,199

Amortization of favorable leases for the year ended December 29, 2019 and the periods from June 11, 2018 to December 30, 2018 (Successor), and January 1, 2018 to June 10, 2018 (Predecessor), was $587,618, $339,801and $258,845, respectively.

The following table presents the estimated amortization of the favorable leases in future periods:

2020	$309,677
2021	309,677
2022	309,677
2023	309,677
2024	309,677
Thereafter	374,196
Total future amortization	$1,922,581

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Note 7—Debt and Interest Expense

Seller Note Payable

A portion of the purchase consideration in the GameWorks Acquisition was a $4,690,000 Seller note payable to GWE. The note bore interest at 8.00% and was paid in full in April 2018.

Short-Term Debt

On October 4, 2019, in connection with the proposed reverse merger with GTA FinanceCorp Inc. (“GTA”) (as described in greater detail in Note 17—Subsequent Events), the Company entered into a credit facility with OC2 Capital Corp. enabling GameWorks to draw up to $2,000,000 in two tranches, subject to the Company’s satisfaction of specified events precedent to each advance, prior to the consummation of the merger. The line of credit accrues interest at a rate of 12%, matures on March 31, 2020, contains a conversion feature for the noteholder to convert the note into common shares of the ultimate combined parent in the reverse merger. Additionally, the note is subordinate the senior security interest held by ExWorks through its various lending arrangements with the Company as outlined below. As of December 29, 2019, including capitalized interest, $404,000 has been drawn on the facility.

The following table presents a summary of short-term debt as of December 29, 2019 and December 30, 2018:

					Outstanding Balance
	Maturity	Interest rate as of			December 29	December 30,
	Date	December 29, 2019[1]		Payment	2019	2018
Short-term debt:
OC2 Capital Corp.	3/31/20	Fixed	12.00%	N/A	$404,000	$—
Working capital advance line	On demand	Fixed	8.00%	N/A	100,000	—
BankDirect Capital Finance	9/30/20	Fixed	8.80%	8,298	44,776	—
Short-term debt					$548,776	$—

Due to ExWorks

In October 2018, the Company and ExWorks entered into a $1,500,000 line of credit agreement (the “LOC Agreement”). Under the terms of the LOC Agreement, interest at 8% is due monthly. The facility expires on October 22, 2020 and is secured by the assets of the Company. The limit under the LOC Agreement was increased to $2,500,000 in May 2019, to $3,000,000 in June 2019, and to $3,400,000 in August 2019. Concurrent with the limit increase in August 2019, two executive officers of the Company entered into participation agreements with ExWorks for $200,000 each. As of December 29, 2019, the facility was fully drawn (see Note 14—Related Party Transactions for additional information).

In December 2018, the GWE-SF notes payable to ExWorks were amended (see table below for modified terms). The amended senior note requires the payment of interest monthly and monthly principal payments of $41,319 beginning April 1, 2019. The amended junior note requires the payment of interest monthly and monthly principal payments of $12,500 beginning April 1, 2019. These notes are secured by all of the assets of GWE-SF. ExWorks has not exercised (nor does it intend to exercise) the full extent of its rights as a creditor with respect to these senior and junior notes, which the Company assumed upon repurchasing GWE-SF on January 1, 2020 (see Note 17—Subsequent Events). ExWorks has waived the default provisions with respect to the senior and junior notes and does not intend to call these notes due to default.

From August to October 2019, ExWorks and two executive officers advanced $600,000 of working capital to the Company. The advances are payable on demand, accrue interest at a rate of 8%, and are secured by the Company’s assets (see Note 14—Related Party Transactions for additional information).

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The following table presents a summary of the notes payable to ExWorks as of December 29, 2019 and December 30, 2018:

					Outstanding Balance
	Maturity	Interest rate as of			December 29	December 30,
	Date	December 29, 2019[1]		Payment	2019	2018
Notes payable to ExWorks:
GameWorks	10/22/20	Fixed	8.00%	Interest Only	$3,430,000	$1,004,452
GameWorks	On demand	Fixed	8.00%	N/A	500,000	—
GWE-SF (senior note)	5/1/28	P + 2.75%	7.50%	$41,319 + Int	4,508,797	4,505,452
GWE-SF (junior note)	8/1/22	Fixed	12.00%	12,500 + Int	575,473	575,473
Notes payable to ExWorks					9,014,270	6,085,377
Less current portion					(4,580,000)	(487,509)
Notes payable to ExWorks,
net of current portion					$4,434,270	$5,597,868
[1] – For variable rate notes, “P +” represents the Wall Street Journal Prime plus the indicated margin.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Long-Term Debt

The following table presents a summary of long-term debt as of December 29, 2019 and December 30, 2018 and the venues through which the notes payable have been executed:

		Interest rate as of			Outstanding Balance
	Maturity Date	December 29, 2019[1]		Payment	December 29, 2019	December 30, 2018
Long-term debt:
Firestone Financial:
Seattle	5/8/19	N/A	N/A	$ N/A	$-	$11,538
Schaumburg	5/8/20	P + 4.25%	9.00%	2,050	10,849	32,750
Schaumburg	12/3/22	P + 4.00%	8.75%	4,555	143,592	182,167
Newport	10/18/20	P + 4.50%	9.25%	1,891	20,048	38,531
Mall of America	1/26/21	P + 4.50%	9.25%	3,216	43,342	74,299
Mall of America	7/25/21	P + 4.50%	9.25%	5,687	102,529	153,572
Mall of America	7/25/19	P + 4.50%	10.00%	1,878	-	12,630
Las Vegas	10/18/20	P + 4.50%	9.25%	4,209	44,618	85,654
Denver	3/25/19	P + 4.00%	9.50%	16,446	-	50,093
Denver	4/2/23	P + 5.50%	8.75%	254	8,622	-
Newport	4/3/23	P + 5.50%	8.75%	253	8,621	-
Las Vegas	5/3/23	P + 5.50%	8.75%	376	12,994	-
Mall of America	5/3/23	P + 5.50%	8.75%	375	12,654	-
Seattle	5/2/23	P + 5.50%	8.75%	1,302	45,536	-
Schaumburg	5/7/23	P + 5.50%	8.75%	1,301	45,103	-
Seattle	12/20/24	P + 4.00%	8.75%	809	39,104	-
Schaumburg	12/20/24	P + 4.00%	8.75%	761	36,755	-
Las Vegas	12/20/24	P + 4.00%	8.75%	797	38,517	-
Mall of America	12/20/24	P + 4.00%	8.75%	533	25,768	-
Betson:						-
Denver	12/6/21	Fixed	5.99%	1,800	40,611	-
Las Vegas	12/6/21	Fixed	5.99%	1,825	41,174	-
Mall of America	12/6/21	Fixed	5.99%	1,691	38,138	-
Newport	12/6/21	Fixed	5.99%	1,784	40,249	-
Big Deal:
GWE-SF	5/1/28	P + 2.75%	8.25%	InterestOnly	296,500	296,500
Long-term debt					1,095,324	937,734
Less current portion					(353,113)	(287,766)
Long-term debt, net of current portion					$742,211	$649,968

1 – For variable rate notes, “P +” represents the Wall Street Journal Prime plus the indicated margin.

The Firestone Financial and Betson notes payable are all secured by the property and equipment the notes financed located at each of the venues listed in the above table. The Big Deal note payable was secured by the assets of GWE-SF.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the contractual maturities of the notes payable to ExWorks and long-term debt as of December 29, 2019:

	Notes Payable	Long-Term
	to ExWorks	Debt
2020	$4,680,000	$353,113
2021	650,000	243,503
2022	775,473	122,851
2023	500,000	46,112
2024	500,000	33,245
Thereafter	2,008,797	296,500
	$9,114,270	$1,095,324

Capital Lease Obligations

The following table presents a summary of capital lease obligations as of December 29, 2019 and December 30, 2018, and with the exception of the Hitachi lease, the venues through which the leases were executed:

				Outstanding Balance
	Maturity Date	Effective Interest Rate as of December 29, 2019	Monthly Payment	December 29, 2019	December 30, 2018
Capital lease obligations:
Betson:
Chesapeake	4/15/19	7.99%	$3,719	$—	$27,362
Royal Bank America:
Seattle	10/20/21	9.45%	2,921	58,548	86,301
Newport	11/7/20	10.26%	1,940	20,222	39,924
Mall of America	7/17/21	10.26%	3,754	62,626	99,490
Western Equipment:
GWE-SF	9/25/20	9.36%	5,544	47,895	106,345
Hitachi:
GameWorks	11/1/22	7.99%	12,208	380,588	483,137
GameWorks	3/1/24	8.46%	22,274	951,379	-
Capital lease obligations				1,521,258	842,559
Less current portion				(454,468)	(299,992)
Capital lease obligations, net of current portion				$1,066,790	$542,567

The Betson, Royal Bank America and Western Equipment leases are secured by property and equipment located at each of the venues listed in the above table. The Hitachi Capital America leases are secured by property and equipment in the Seattle, Newport, Chesapeake, Mall of America, Las Vegas and Denver venues.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

As of December 29, 2019, the annual future minimum lease commitments under capital lease obligations are as follows:

Capital Leases
2020	$565,109
2021	465,507
2022	401,569
2023	267,285
2024	66,821
Future minimum lease payments	1,766,291
Less, amounts representing interest	(245,033)
Present value of future minimum lease payments	1,521,258
Less, current portion	(454,468)
Capital lease obligations, net of current portion	$1,066,790

Convertible Notes

From June to August 2019, GameWorks issued $815,000 of convertible notes to accredited investors, including management, board members, and other Company insiders. The convertible notes accrue simple interest at 8% per annum. The principal and accrued interest are due and payable at any time on or after the maturity date (December 31, 2020), at the Company’s election, or upon demand of a majority of the noteholders. The notes are subordinated to the Senior Debt held by ExWorks. The convertible notes will automatically convert into common shares upon completion of the offering.

Interest Expense

Interest expense consisted of the following for the periods presented:

	(Successor)		(Predecessor)
	December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018
Notes payable to ExWorks	$657,742	$241,703	$1,200,290
Long-term debt	75,357	39,014	27,443
Capital lease obligations	152,930	68,900	22,720
Convertible notes	29,740	-	-
Short-term debt	18,634	-	-
Other	9,571	-	-
Seller note payable	-	-	121,940
Total interest expense	$943,974	$349,617	$1,372,393

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Note 8—Unearned Revenue

Unearned revenue represents the estimated liabilities associated with unused game credits, redemption tickets and time on game cards, and unredeemed groupons and gift cards, and event reservation deposits. The amount of unearned revenue recorded in the consolidated statements of financial position is based on historical usage and redemptions and is broken down as follows as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Game cards	$335,000	$335,000
Gift cards	115,000	107,788
Groupons	78,750	58,555
Event deposits	896,236	441,968
Unearned revenue	$1,424,986	$943,311

The following table provides the changes in unearned revenue balances and the associated revenues recognized during the periods presented:

	Game	Gift		Event	Unearned
	Cards	Cards	Groupons	Deposits	Revenue
Predecessor
Balance, January 1, 2018	$345,000	$103,232	$66,926	$232,667	$747,825
Revenue deferred	6,941,108	34,081	696,963	1,697,668	9,369,820
Revenue recognized	(6,986,108)	(44,621)	(653,763)	(1,481,872)	(9,166,364)
Balance, June 10, 2018	$300,000	$92,692	$110,126	$448,463	$951,281
Successor
Balance, June 11, 2018	$300,000	$92,692	$110,126	$448,463	$951,281
Revenue deferred	7,770,914	69,060	939,330	2,818,876	11,598,180
Revenue recognized	(7,735,914)	(53,964)	(990,901)	(2,825,371)	(11,606,150)
Balance, December 30, 2018	335,000	107,788	58,555	441,968	943,311
Revenue deferred	14,789,390	58,380	1,013,968	8,861,955	24,723,693
Revenue recognized	(14,789,390)	(51,168)	(993,773)	(8,407,687)	(24,242,018)
Balance, December 29, 2019	$335,000	$115,000	$78,750	$896,236	$1,424,986

Note 9—Other Assets and Liabilities

The following table presents the Company’s other assets and liabilities as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Prepaid insurance	$70,875	$58,073
Prepaid consulting fees	98,958	223,958
Prepaid taxes and licenses	84,277	75,063
Prepaid recruiting fees	-	51,208
Prepaid other	100,018	53,355
Deposits	596,880	-
Other	207,683	16,416
Prepaid expenses and other current assets	$1,158,691	$478,073

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Alcohol licenses	$80,000	$92,000
Security deposits	168,150	140,062
Other	101	2,250
Other assets	$248,251	$234,312

Payroll liabilities	$722,171	$597,854
Sales tax	201,601	216,597
Income taxes	4,801	38,159
Interest	317,884	49,051
Settlements	-	15,918
Deferred rent – straight-line adjustment	212,391	118,791
Consulting fees	99,075	37,500
Guaranteed payments to Big Deal	70,380	70,380
Deferred compensation	270,000	-
Other	221,351	162,596
Accrued liabilities, other current liabilities and other liabilities	$2,119,654	$1,306,846

Note 10—Income Taxes

The following table presents the Company’s provision for income taxes for the periods presented:

	(Successor)		(Predecessor)
	December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018

Current provision (benefit) for income taxes:
Federal	$-	$-	$-
State	(24,807)	11,162	26,628
	(24,807)	11,162	26,628
Deferred provision (benefit) for income taxes:
Federal	57,817	(60,048)	17,483
State	137,114	17,067	4,393
	194,931	(42,981)	21,876
Provision (benefit) for income taxes	$170,124	$(31,819)	$48,504

The following table provides a reconciliation of the effective rate rates in the consolidated statements of operations with the statutory U.S. Federal income tax rate:

	(Successor)		(Predecessor)
	December29, 2019	Period from June 11, 2019 to December 30, 2018	Period from January 1, 2018 to June10, 2018
Income tax at the federal statutory rate	21.00%	21.00%	21.00%
State income tax, net of federal benefit	6.03%	3.70%	1.05%
Tax rate change	0.20%	-	-
Permanent items and other	1.39%	(0.37)%	(0.43)%
Change in valuation allowance	(30.04)%	(23.71)%	(22.84)%
Effective tax rate	(1.42)%	0.62%	(1.22)%

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The following table provides the components of deferred income taxes as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Net operating loss carryforwards	$3,786,626	$1,030,239
Nondeductible reserves	111,504	69,996
Nondeductible interest expense	392,121	566,200
Property and equipment	346,843	-
Stock compensation	197,659	-
Other	80,503	2,471
Deferred tax assets	4,915,256	1,668,906
Valuation allowance	(4,230,512)	(1,089,695)
Net deferred tax assets	684,744	579,211
Property and equipment	-	(358,898)
Intangible assets	(692,972)	(252,648)
Other	(219,037)	-
Deferred tax liabilities	(912,009)	(611,546)
Net deferred tax liabilities	$(227,265)	$(32,335)

As of December 29, 2019 and December 30, 2018, management established a valuation allowance equal to the net deferred tax assets, excluding the deferred tax liabilities associated with certain long-lived intangible assets that are not amortized for financial reporting purposes, but are amortized for tax reporting purposes. The amortization of these intangible assets for tax reporting purposes gives rise to deferred tax liabilities that will only reverse upon the sale or impairment of the underlying intangible assets. Due to the uncertain timing of this reversal, the temporary difference cannot be considered as a source of future taxable income for purposes of determining a valuation allowance. Because of the Company’s limited operating history and cumulative losses, management believes it is more likely than not that the remaining deferred tax asset will not be realized.

As of December 29, 2019 and December 30, 2018, the Company had $13,632,624 and $4,112,581 federal net operating loss carryforwards and $12,045,545 and $3,548,860 state net operating loss carryforwards, respectively. The federal net operating loss carryforwards generated prior to 2018 begin to expire in 2032, while those generated after 2017 do not expire. The state net operating loss carryforwards begin to expire in 2028. The utilization of the net operating loss carryforward is subject to certain limitations and may be subject to further limitation as a result of changes in ownership as defined by federal and state tax law. As of December 29, 2019 and December 30, 2018, the Company has no unrecognized tax benefits.

The Company files consolidated income tax returns with all our subsidiaries, which may periodically be audited by various federal and state jurisdictions. No tax years are currently under audit in any jurisdiction.

Note 11—Share-Based Compensation

On February 28, 2019, the Board of Directors approved the 2019 Equity Incentive Plan (the “2019 Plan”). Prior to the adoption of the 2019 Plan, the Company did not have an equity-based compensation plan in place. Under the 2019 Plan, the Board is authorized to issue up to 2,175,000 of common stock, or its equivalent. As of December 29, 2019, no restricted stock was outstanding and 2,174,775 shares were available for grant under the 2019 Plan. The 2019 Plan allows the granting of incentive and non-qualified stock options, restricted stock and restricted stock units to employees, directors, and consultants of the Company. Options have been granted to independent board members and executive officers. The option grants expire in 10 years and vest over a two-year period for independent directors, and a four-year period for executive officers to whom a combination of incentive and non-qualified stock options and restricted stock units (“RSU”) have been granted. Each award agreement will specify the effect of a holder’s termination of employment with, or service for, the Company. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the specific employee option grant or share award agreement).

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

The grant date fair value of the options was estimated to be $1,910,661, using a Black-Scholes option pricing model and the following assumptions:

Expected volatility	100.00%
Risk-free interest rate	2.73%
Expected term (in years)	10.00
Dividend yield	-
Grant date fair value per share	$11,750
Exercise price per share	$23,502

Transactions under the 2019 Plan during the year ended December 29, 2019 were as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding at beginning of year	-	$-
Granted	189	23,502
Exercised	-	-
Forfeited	-	-
Options outstanding at end of year	189	23,502
Options exercisable at end of year	59	$23,502

As of December 29, 2019, total unrecognized compensation expense relating to unvested share-based compensation arrangements granted under the 2019 Plan was $1,197,320. This cost is expected to be recognized over a weighted-average period of 3.5 years. The weighted-average remaining contractual term of outstanding and currently exercisable options is 9.2 years. The total fair value of shares vested during the year ended December 29, 2019 was $713,341.

In addition to the option grants, 36 RSUs were awarded to certain executive officers under the 2019 Plan. Using a Black-Scholes option pricing model, the grant date fair value of the RSUs was estimated to be $414,000. As of December 29, 2019, total unrecognized compensation expense relating to unvested RSUs awarded under the 2019 Plan was $243,225, which is expected to be recognized over a weighted-average period of 2.4 years. The total fair value of RSUs vested during the year ended December 29, 2019 was $170,775.

Total compensation costs for share-based payments for the year ended December 29, 2019 was $883,470 of which no tax benefit was recognized.

Note 12—Warrants

GWI Warrants

In October 2018, the Company entered into a consulting agreement for business development services with an unrelated third-party. Compensation under the consulting agreement included the grant of warrants to purchase 21 shares of common stock, of which 11 shares were fully vested on the grant date and the remaining 10 shares would vest in equal monthly installments over the two-year term of the consulting agreement. The grant date fair value of the warrants was estimated to be $250,000 using a Black-Scholes option pricing model and the following assumptions:

Expected volatility	100.00%
Risk-free interest rate	3.15%
Expected term (in years)	10.00
Dividend yield	-
Grant date fair value per share	$12,097
Exercise price per share	$596.50

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

As of the grant date, the underlying shares for the warrants were not yet authorized under the Company’s certificate of incorporation. A warrant liability was recognized since the number of authorized shares was insufficient (all authorized shares were already issued and outstanding) to cover the issuance of equity at that time.

As of December 29, 2019 and December 30, 2018, respectively, warrants to issue 16.833 and 11.833 shares of common stock were vested and exercisable at the $596.50 per share exercise price. The estimated fair value of warrants vested in the years ended December 29, 2019 and December 30, 2018 was $200,393 and $140,873, respectively.

Share-based compensation related to the warrants in the year ended December 29, 2019 and in the period from June 11, 2018 to December 30, 2018 (Successor) was $125,000 and $26,042, respectively. As of December 29, 2019 and December 30, 2018, there was $98,958 and $223,958, respectively, of unamortized share-based compensation expense relating to the warrants, and the remaining contractual life of the outstanding and exercisable warrants was 8.78 and 9.78 years, respectively.

Note 13—Supplemental Cash Flow Information

The following tables present supplemental cash flow information for the periods presented:

	(Successor)			(Predecessor)
	December 29, 2019	Period from June 11, 2018 to December 30, 2018		Period from January 1, 2018 to June 10, 2018
Cash paid for:
Interest	$607,794	$349,857		$1,651,364
Income taxes	14,552	9,300		11,400

Non-cash financing activities:
Capital lease obligation to finance the purchase of equipment	1,124,951	-		-
Issuance of long-term notes to finance the purchase of equipment	452,834	-	-	-
Total non-cash financing activities	$1,577,785	$-	-	-

Note 14—Related Party Transactions

Big Deal

As discussed in Note 1—Nature of Business and Organization, OGWI sold all of its equity interests in GWE-SF to Big Deal in April 2018, and concurrently with the closing of the sale transaction, the parties entered into the Management Agreement. At the time of the sale and the execution of the Management Agreement, the principal of Big Deal was an executive officer of Oomba.

ExWorks

As discussed in Note 3—Business Combinations, ExWorks was formerly the senior lender to Oomba and OGWI. Through the Settlement Agreement with Oomba, ExWorks’ wholly owned subsidiary, Esports Holdings, obtained 100% of the outstanding common stock of OGWI in June 2018.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

To facilitate the sale of GWE-SF to Big Deal, ExWorks and Big Deal executed a $5,000,000 term loan and security agreement. Additionally, Big Deal assumed $1,100,000 of notes payable to ExWorks from OGWI as part of the purchase of GWE-SF. As of December 29, 2019 and December 30, 2018, $5,084,270 and $5,080,925, respectively, remains outstanding under the debt agreements.

As discussed in Note 7—Debt, GameWorks has a LOC Agreement with ExWorks, which, as of December 29, 2019 and December 30, 2018 had an outstanding balance of approximately $3,430,000 and $1,004,452, respectively. Two executive officers, Philip Kaplan (CEO) and Jonathan Tang (CFO), each hold $200,000 participation interests in the LOC Agreement as of December 29, 2019.

As discussed in Note 7—Debt, GameWorks has a working capital advance from ExWorks and two executive officers for $600,000. As of December 29, 2019, two executive officers, Philip Kaplan (CEO) and Jonathan Tang (CFO), have advanced $100,000 ($50,000 each).

Note 15—Commitments and Contingencies

Legal Proceedings

The Company is subject to certain legal proceedings and claims that arise in the ordinary course of business, including claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. In the opinion of management, based upon consultation with legal counsel, the amount of ultimate liability with respect to such legal proceedings and claims will not materially affect the consolidated financial condition or results of operations of the Company.

Leases

The Company leases its venues under operating leases that expire at various dates through 2026 with renewal options that expire at various dates through 2050. The leases generally require the payment of minimum rent, property taxes, insurance, other maintenance costs and, in some instances, additional rent equal to the amount by which a percentage of the venue’s revenues exceed certain thresholds as stipulated in the respective lease agreements. The venue leases generally have initial terms of 10 to 20 years with 5-year renewal options. As of December 29, 2019, the annual future minimum lease commitments under non-cancellable operating leases, including reasonably assured option periods, but excluding contingent rent, are as follows:

Operating Leases
2020	$6,677,741
2021	8,042,960
2022	8,490,560
2023	8,604,730
2024	8,828,207
Thereafter	114,179,837
Future minimum lease payments	$154,824,035

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Rent expense, including contingent rent based on a percentage of venues’ sales, when applicable, was comprised of the following:

	(Successor)		(Predecessor)
	December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018
Minimum rentals	$5,567,166	$2,759,907	$2,576,456
Common area maintenance	693,821	349,134	333,715
Taxes	800,803	403,177	364,996
Contingent rentals	8,074	44,858	43,594
Rent expense	$7,069,864	$3,557,076	$3,318,761

Note 16—Earnings Per Share

Basic earnings per share (“EPS”) represents net income divided by the number of common shares outstanding during the period. Diluted EPS represents net income divided by the number of common shares plus, if dilutive, potential common shares outstanding during the period. Potential common shares consist of incremental common shares issuable upon the exercise of outstanding stock options. The dilutive effect of potential common shares is determined using the if-converted method, whereby outstanding stock options, convertible notes, and warrants are assumed exercised. The impact of potential common shares is not presented because it would be anti-dilutive.

The following table sets forth the computation of EPS, basic and diluted, for the periods indicated:

	(Successor)		(Predecessor)
	December 29, 2019	Period from June 11, 2018 to December 30, 2018	Period from January 1, 2018 to June 10, 2018
Numerator:
Net loss	$(10,634,980)	$(5,127,371)	$(4,029,365)
Denominator:
Common shares outstanding	1,000.00	1,000.00	1,000.00
Diluted common shares outstanding	1,000.00	1,000.00	1,000.00
Earnings (loss) per share
Basic	$(10,634.98)	$(5,127.37)	$(4,029.37)
Diluted	$(10,634.98)	$(5,127.37)	$(4,029.37)

We had 16.833 and 11.833 warrants outstanding as of December 29, 2019 and December 30, 2018, respectively. As of December 29, 2019, we also had approximately 59 vested timebased stock option awards outstanding under the 2019 Plan (an equity-based compensation plan did not exist in 2018). The vested warrants and stock options along with unvested RSUs were included in the computation of potential common shares. Unvested stock options under our stock option plan were not included in the calculation of potential common shares as they do not meet the criteria for inclusion under GAAP.

GameWorks, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

Note 17—Subsequent Events

Subsequent events have been disclosed and measured, as applicable, through the date of the report.

Repurchase of GWE-SF

The repurchase of GWE-SF closed on January 1, 2020.

COVID-19

In late January 2020, the World Health Organization declared that the coronavirus outbreak constituted a Public Health Emergency of International Concern. By mid-March 2020, as the COVID-19 pandemic spread, national, state and local health officials in the United States, began instituting broad mitigation restrictions. The mandated efforts to contain the spread of the pandemic have caused widespread business disruption, including the closure of all eight GameWorks locations across the country. While the disruption is currently expected to be temporary, the situation remains extremely fluid. There is considerable uncertainty around the duration of the closures and the rate at and degree to which business will rebound after venues reopen, which is all highly dependent on the level of guest engagement and general public sentiment toward lingering health concerns. As a result of the pandemic-induced temporary closures, the Company has experienced a material adverse impact on its revenues, operating results and cash flows. Additionally, the Company may also experience other potentially adverse effects resulting from COVID-19, including but not limited to, charges from the potential impairment of goodwill and other indefinite and long-lived intangibles. The duration of the business disruption and the full extent of the financial impact cannot be reasonably estimated at this time.

On April 21, 2020, the Company entered into a loan under the PPP for $2,765,500 with an SBA lender, Northeast Bank. The note accrues interest at one percent per annum and matures on April 20, 2022. After the automatic six-month deferral period, monthly principal and interest payments of $154,858 commence in October 2020. The loan, in whole or in part, is eligible for forgiveness to the extent the loan proceeds are used for payroll costs, rent and utilities during an eight-week period beginning on the date the loan is funded. As the forgiveness provisions are currently drafted in the CARES Act and the accompanying regulations, the uncertainty of when stay-at-home orders will be lifted by federal/state/local authorities allowing us to reopen our venues during the eight-week eligible spending period coupled with when furloughed employees are invited to return to work may adversely impact the degree of loan forgiveness available to the Company. Management expects that a portion of the loan will be eligible for forgiveness ultimately reducing the monthly debt service on the obligation. The degree of forgiveness, however, cannot be reasonably estimated at this time.

Line of Credit from ExWorks

On March 26, 2020, ExWorks advanced $144,000 of working capital to the Company.

Reverse Merger

On October 17, 2019, GameWorks, Esports Holdings and GTA entered into a definitive agreement for GameWorks to merge with GTA GW MergeCo, Inc., a wholly owned subsidiary of GTA (the “Merger Agreement”). Under the terms of the Merger Agreement, GameWorks would receive $7,500,000 of equity funding. GameWorks would be the surviving entity in the reverse merger with GTA GW MergeCo, Inc. and emerge as a wholly owned subsidiary of GTA. Under this transaction, the $815,000 of convertible notes would convert into the equivalent of 1.811% of GTA common shares. The resultant ownership of GTA would be split between Esports Holdings LLC and the GTA shareholders 80% and 20%, respectively (inclusive of the convertible noteholders). The outside closing date of the Merger Agreement was originally January 31, 2020, which was mutually extended to February 29, 2020 by the parties to the agreement. The extended Merger Agreement expired on February 29, 2020 giving rise to approximately $15,051 of transaction related expenses for which GTA is seeking reimbursement under the terms of the Merger Agreement.

Restricted Stock Award Grants

On May 14, 2020, the Board of Directors approved the awarding of RSUs to an independent board member and two members of the senior management team under the 2019 Option Plan. Depending on the recipient, the RSUs vest over a two-year period for independent directors and a four-year period for employees. In total, 16 RSUs were awarded.

GameWorks, Inc. & Subsidiaries

Condensed Consolidated Balance Sheets

	June 28,	December 29,
	2020	2019
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$1,181,594	$368,932
Inventories	335,605	382,155
Prepaid expenses and other current assets	560,533	1,158,691
Total current assets	2,077,732	1,909,778

Property and equipment, net	5,260,476	5,919,301
Identifiable intangible assets, net	1,800,000	4,222,581
Goodwill	-	5,695,503
Other assets	244,528	248,251
Total assets	$9,382,736	$17,995,414

Current liabilities:
Accounts payable	$4,331,328	$1,420,218
Accrued liabilities	719,599	1,907,263
Unearned revenue	978,891	1,424,986
Short-term debt	649,392	548,776
Current portion of long-term debt	683,251	353,113
Current portion of capital lease obligations	441,313	454,468
Current portion of notes payable to ExWorks	6,145,365	4,580,000
Convertible notes payable	815,000	-
Total current liabilities	14,764,139	10,688,824

Long-term debt, net of current portion	2,798,957	742,211
Capital lease obligations, net of current portion	986,656	1,066,790
Notes payable to ExWorks, net of current portion	3,924,605	4,434,270
Convertible notes payable	-	815,000
Warrant liability	250,000	250,000
Deferred income taxes, net	-	227,265
Other liabilities	153,651	212,391
Total liabilities	22,878,008	18,436,751

Equity/(deficit):
Common stock, $0.001 par value; 1,500 shares authorized; 1,000 shares issued
and outstanding as of June 28, 2020 and December 29, 2019	1	1
Additional paid-in capital	15,380,017	15,321,013
Accumulated deficit	(28,875,290)	(15,762,351)
Total equity/(deficit)	(13,495,272)	(441,337)
Total liabilities and equity/(deficit)	$9,382,736	$17,995,414

See accompanying notes to unaudited condensed consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

		Twenty-six	Twenty-six
		Weeks Ended	Weeks Ended
		June 28, 2020	June 30, 2019
Revenues:
Food and beverage		$3,043,878	$7,274,956
Entertainment and other		4,199,142	7,944,523
Total revenues		7,243,020	15,219,479

Cost of revenues:
Food and beverage		723,404	1,626,065
Entertainment and other		314,150	722,274
Total cost of revenues		1,037,554	2,348,339

Operating expenses:
Payroll and benefits		3,964,674	7,073,316
Selling, general and administrative		6,375,599	7,838,369
Depreciation and amortization		1,034,601	2,337,507
Goodwill and intangible asset impairment		7,995,503	-
Pre-opening and closing costs		3,637	-
Total operating expenses		19,374,014	17,249,192
Operating loss		(13,168,548)	(4,378,052)
Interest expense		313,026	395,182
Other		(146,170)	11,944

Loss before provision (benefit)for income taxes		(13,335,404)	(4,785,178)

Provision (benefit) for income taxes		(222,465)	9,375
	$
Net loss		(13,112,939)	$(4,794,553)

Net loss per share,
Basic and diluted		$(13,112.94)	$(4,794.55)
Weighted average common shares outstanding,
Basic and diluted		1,000	1,000

See accompanying notes to unaudited condensed consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Equity/(Deficit)

For the Twenty-six Weeks Ended June 28, 2020 and June 30, 2019

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity/(Deficit)
Balance, December 29, 2019 (audited)	$1	$15,321,013	$(15,762,351)	$(441,337)
Net loss	-	-	(13,112,939)	(13,112,939)
Dividend paid in connection with reacquisition of GWE-SF	-	(179,115)	-	(179,115)
Share-based compensation	-	238,119	-	238,119
Balance, June 28, 2020 (unaudited)	$1	$15,380,017	$(28,875,290)	$(13,495,272)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity
Balance, December 30, 2018 (audited)	$1	$14,437,543	$(5,127,371)	$9,310,173
Net loss	-	-	(4,794,553)	(4,794,553)
Share-based compensation	-	593,305	-	593,305
Balance, June 30, 2019 (unaudited)	$1	$15,030,848	$(9,921,924)	$5,108,925

See accompanying notes to unaudited condensed consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	June 28, 2020	June 30, 2019
Cash flows from operating activities:
Net loss	$(13,112,939)	$(4,794,553)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	1,034,601	2,337,507
Noncash rent adjustments	20,411	93,600
Amortization of favorable leases	122,581	313,662
Deferred income taxes	(227,265)	-
(Gain) loss on disposal of fixed assets	(91,237)	1,966
Amortization of warrants	62,500	62,500
Share-based compensation	238,119	593,305
Goodwill and intangible asset impairment	7,995,503	-
Changes in operating assets and liabilities:
Inventories	46,550	13,122
Prepaid expenses and other current assets	289,418	(234,475)
Other assets	3,723	(29,204)
Accounts payable	2,782,771	(76,598)
Accrued liabilities	(562,040)	256,943
Unearned revenue	(446,095)	(182,163)
Other current liabilities	-	(7,959)
Other liabilities	-	(25,476)
Net cash used in operating activities	(1,843,399)	(1,677,823)
Cash flows from investing activities:
Payments for purchases of equipment	(252,314)	(1,464,667)
Net cash used in investing activities	(252,314)	(1,464,667)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,765,500	452,834
Proceeds from issuance of capital lease obligations	-	1,124,951
Proceeds from notes payable to ExWorks	494,000	2,028,778
Proceeds from issuance of convertible notes payable	-	340,000
Repayments of short-term debt	(175,720)	(126,137)
Repayments of long-term debt	(82,116)	(485,033)
Repayments of capital lease obligations	(93,289)	(228,316)
Net cash provided by financing activities	2,908,375	3,107,077
Net change in cash and cash equivalents	812,662	(35,413)
Cash and cash equivalents
at beginning of period	368,932	686,256
Cash and cash equivalents
at end of period	$1,181,594	$650,843

See accompanying notes to unaudited condensed consolidated financial statements.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1—Nature of Business and Organization

GameWorks, Inc. (“GameWorks” or “Successor”) was incorporated in the State of Delaware on August 18, 2017 and began operations on August 31, 2017 as Oomba GameWorks, Inc. (“OGWI”) following its acquisition of certain assets of GameWorks Entertainment, LLC (the “GameWorks Acquisition”). The GameWorks Acquisition was consummated as a business combination pursuant to the Amended and Restated Asset Purchase Agreement (the “GameWorks Purchase Agreement”) dated as of August 30, 2017 (the “GameWorks Acquisition Date”) by and among Oomba, Inc. (“Oomba” and sole shareholder of OGWI), OGWI, and GameWorks Entertainment, LLC. OGWI acquired certain assets of GameWorks Entertainment, LLC, including 100% of the equity interests in nine subsidiaries, each representing an entertainment and dining destination predicated on games, attracting millennials, teens and families. The venues feature a wide variety of the latest and most popular arcade and video games, as well as eSports (electronic sports) and other activities, such as laser tag, bowling and billiards in select locations. As of the GameWorks Acquisition Date, one of the nine venues had closed.

On June 11, 2018, OGWI and Oomba’s senior lender, ExWorks Capital Fund I, LP (“ExWorks”), initiated a foreclosure action against Oomba (the “ExWorks Acquisition Date”) and under a settlement agreement (the “Settlement Agreement”) acquired 100% of the common stock of OGWI (the “ExWorks Acquisition” and together with the GameWorks Acquisition, the “Business Combinations”). Concurrent with the execution of the Settlement Agreement, OGWI’s name was changed to GameWorks, Inc. Throughout these consolidated financial statements, references to GameWorks prior to its name change refers to OGWI. In connection with the ExWorks Acquisition, ExWorks formed a wholly owned holding company, Esports Holdings, LLC (“Esports Holdings”), and contributed the acquired shares of OGWI to Esports Holding.

References to the “Company” refers to GameWorks and its wholly owned and controlled subsidiaries. The Company is headquartered in San Francisco, California and operates and manages its business as a single operating and reportable segment. As of June 28, 2020 and December 29, 2019, respectively, GameWorks owned and operated seven venues located in seven states operating under the name “GameWorks”. Through January 1, 2020, GameWorks managed GWE San Francisco, LLC (“GWE-SF”) under the name Tabletop Tap House, a restaurant, bar and social game hall serving modern American tavern-style food and drinks. GameWorks reacquired GWE-SF as a wholly-owned subsidiary on January 1, 2020 and continues to operate it under the name Tabletop Tap House. Prior to its reacquisition on January 1, 2020, GWE-SF was accounted for as a variable interest entity (“VIE”) and consolidated along with GameWorks’ wholly-owned subsidiaries. Due to the VIE relationship since its sale to Big Deal, LLC through its reacquisition, GWE-SF’s assets and liabilities have been recorded at their carrying value on the date of reacquisition.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

Liquidity

The Company has incurred operating losses and negative cash flows from operations since its inception in August 2017, incurred a net loss of $13,112,939 during the twenty-six weeks ended June 28, 2020, and has an accumulated deficit of $28,875,290 as of June 28, 2020. The Company has primarily funded these losses through a combination of cash flows from operations in seasonally strong months, drawing on a line of credit extended by ExWorks (including two officers of the Company who hold participating interests in such line), and convertible notes issued to management, directors, and other insiders and friends of the Company (see Note 6—Debt and Interest Expense and Note 12—Related Party Transactions).

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

In March 2020, public health concerns relating to COVID-19 took hold in the U.S., prompting many state and local governments to issue stay-at-home directives to the general public not engaged in providing essential services. In compliance with guidance and orders issued by federal, state and local authorities, the Company has temporarily shut down its entire platform of eight venues since mid-March to combat the spread of the COVID-19 pandemic. These developments have caused a material adverse impact on the Company’s subsequent revenues, results of operations and cash flows, including the Company’s ability to meet its obligations when due. Recovery from these conditions will be based in part on the duration of the store closures, the timing and extent of customers re-engaging with the brand, and the overall recovery of the broader economy. The Company is unable to determine at this time whether, when or the manner in which the conditions surrounding COVID-19 will change, including when any restrictions or closure requirements will be lifted, the duration and extent to which social distancing requirements will persist, when it will be able to reopen all of its stores, whether it will be able to successfully staff stores, and the degree to which it will be able to re-engage customers. As of June 28, 2020, two venues have been allowed to reopen. Through August 31, 2020 one additional venue has been allowed to reopen.

The Company has taken several immediate steps to reduce operating costs and to conserve cash, including furloughing nearly its entire workforce except a small team of essential personnel and instituting reduced pay for the remaining essential employees. In addition to obtaining support from ExWorks, on April 21, 2020, the Company secured a loan, backed by the Small Business Administration (“SBA”), of $2,765,500 through the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Company continues to actively manage its daily cash flows and has undertaken conversations with landlords, long and short-term creditors, and other vendors to seek relief from obligations currently due. To date, all parties have generally been receptive; but there is no assurance that we will be successful in securing relief, or if successful, to the extent necessary to emerge from the adverse financial effects of the pandemic.

In addition to the immediate measures outlined above, management has also engaged an investment bank to raise capital. The proceeds from such an equity raise would primarily be used to fund management’s plans to implement operational strategies to increase working capital and grow operations, which were set in motion during fiscal 2019; and to fund anticipated losses in fiscal 2020 attributable to COVID-19. The Company also continues to be able to draw on the line of credit extended by ExWorks to bridge additional unforeseen liquidity gaps.

Our inception to date operating results coupled with COVID-19 related uncertainties have raised concerns with respect to the Company’s liquidity. However, ExWorks’ continued commitment to financially support the Company, together with the fund-raising actions outlined above, mitigate the liquidity concerns raised by our historical operating results and near-term economic shocks of the pandemic; and satisfy our estimated liquidity needs 12 months from the issuance of the condensed consolidated financial statements. Although management believes it will be able to secure additional financing to advance future growth objectives, no assurance can be given that such financing will be available on acceptable terms, occur on a timely basis, or at all; nor can we predict, with certainty, the success of our operational strategies to increase working capital and generate liquidity.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial information as prescribed by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In management’s opinion, these condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Operating results for the twentysix weeks ended June 28, 2020 are not necessarily indicative of results that may be expected for any other interim period or for the year ending December 27, 2020. Our year-to-date interim financial data should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 29, 2019, included elsewhere in this registration statement, Form S-1, as filed with the SEC.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues, costs and expenses during the reporting periods. Actual results could differ from those estimates.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Concentrations of Credit Risk

The Company has exposure to credit risk to the extent that its cash and cash equivalents exceed amounts covered by the United States under Federal Deposit Insurance Corporation limits. The Company currently maintains its day-to-day operating cash balances with major financial institutions, and the balances, at times, may exceed the insured limits. In management’s opinion, the capitalization and operating history of the financial institutions are such that the likelihood of a material loss is considered remote.

Goodwill and Identifiable Intangible Assets

As a result of the Business Combinations, the Company has goodwill and other identifiable intangible assets. Goodwill is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Accounting for goodwill in accordance with GAAP requires significant judgment with respect to the determination of the valuation of the acquired assets and liabilities assumed in order to determine the goodwill recorded in the business combinations.

Identifiable intangible assets consist of the GameWorks trade name and favorable leases. Goodwill and indefinite-lived intangible assets (trade name) are not amortized, but are evaluated for impairment on an annual basis, or more frequently when a triggering event occurs between annual tests that would more likely than not reduce the fair value of the reporting unit below its carrying value. Such impairment valuations compare the reporting unit’s estimated fair value to its carrying value. Judgments regarding indicators or potential impairment are based on market conditions and operational performance of the business. Management initially assesses its goodwill and indefinite-lived intangibles for impairment using a qualitative approach to determine whether conditions exist to indicate a possible impairment. If management concludes, based on its assessment of the relevant events, facts and circumstances, that it is more likely than not that the reporting unit’s carrying value is greater than its fair value, then a quantitative analysis is performed to identify both the existence of impairment and the amount of any impairment loss. As of June 28, 2020, goodwill and indefinite-lived intangible assets (trade name) were impaired as a result of COVID-19 induced business disruption and the uncertainty with respect to full recovery from the lingering effects of the pandemic.

Management reviews intangible assets with finite lives subject to amortization whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The favorable lease intangibles are finite-lived and are amortized over the remaining terms of the respective leases. The amortization of the favorable leases is included in general and administrative expenses as an adjustment to rent expense. As of June 28, 2020 and December 29, 2019, no impairment has been recognized on the favorable lease intangible assets.

Significant Accounting Policies

There have been no material changes to the Company’s significant policies as previously disclosed in the Company’s consolidated financial statements for the year ended December 29, 2019.

Reclassifications

Certain figures presented for comparative purposes have been reclassified to conform to the current period’s presentation. These reclassifications do not result in any changes to the Company’s total assets and previously reports operating loss before income taxes, or net loss or cash flows from operations.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies accounting for income taxes by removing certain exceptions under the current framework and adding certain situational simplification measures. As applicable to the Company, ASU 2019-12 removes the exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. ASU 2019-12 further simplifies the accounting for income taxes by treating a franchise tax that is partially based on income as an income-based tax and accounting for any incremental amount incurred as a non-income-based tax. ASU 2019-12 also requires the effect of enacted changes in tax law or rates to be reflected in the annual effective tax rate computation in the interim period that includes the enactment date. The other exceptions removed and simplification measures introduced are not currently applicable to the Company. The new guidance is effective for public business entities in fiscal years beginning after December 15, 2020, and interim periods within those fiscal years; and for private business entities in fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. As applicable to the Company, the amendments relating to franchise taxes that are partially based on income should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment, if any, to retained earnings as of the beginning of the fiscal year of adoption. All other amendments should be applied on a prospective basis. Management does not expect the adoption of the guidance in this ASU to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new guidance requires the recognition of lease liabilities, representing future minimum lease payments, on a discounted basis, and corresponding right-of-use assets on the statement of financial position for most leases, along with requirements for enhanced disclosures of key information about its leasing arrangements. Coupled with ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, the guidance was originally effective for interim and annual periods beginning after December 15, 2020, using a modified retrospective approach, with early adoption permitted, and modified retrospective application required with an option to not restate comparative periods in the period of adoption. ASU 2020-05, issued in June, 2020, defers the effective date by one year. Management is currently evaluating the impact of this ASU on the Company’s consolidated financial statements. Management expects the adoption of this ASU to result in a material increase in the assets and liabilities in the Company’s consolidated statements of financial position and will likely have a material impact on the classification of expenses associated with real estate leases, but overall, an insignificant impact on the Company’s consolidated statements of operations.

Note 3—Inventories

Inventories consisted of the following as of June 28, 2020 and December 29, 2019:

	June 28, 2020	December 29, 2019
Food and beverage	$162,882	$208,500
Amusement	172,723	173,655
Total inventories	$335,605	$382,155

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 4—Property and Equipment, Net

Property and equipment, net consisted of the following as of June 28, 2020 and December 29, 2019:

	June 28, 2020	December 29, 2019
Leasehold improvements	$4,894,851	$5,118,167
Games	5,067,549	5,447,438
Furniture, fixtures and equipment	1,316,298	1,368,120
Audio visual and computer equipment	487,773	611,158
Construction in progress	524,271	199,244
Property and equipment, at cost	12,290,471	12,744,127
Accumulated depreciation	(7,030,266)	(6,824,826)
Property and equipment, net	$5,260,476	$5,919,301

Depreciation and amortization expense for the twenty-six weeks ended June 28, 2020 and June 30, 2019 was $1,034,601 and $2,337,507, respectively.

Note 5—Goodwill and Identifiable Intangibles, Net

The following table reflects the activity associated with goodwill during the twenty-six weeks ended June 28, 2020:

Balance, December 30, 2019	$5,695,503
Goodwill impairment	(5,695,503)
Balance, June 28, 2020	$-

During the twenty-six week period ended June 28, 2020, the business disruption associated with mitigation restrictions and the uncertainties associated with the near and longer term effects of the pandemic triggered an impairment of goodwill of $5,695,503.

Identifiable intangible assets consisted of the following as of June 28, 2020 and December 29, 2019:

	June 28, 2020	December 29, 2019
Trade name	$-	$2,300,000
Favorable leases	2,850,000	2,850,000
Accumulated amortization	(1,050,000)	(927,419)
Identifiable intangible assets	$1,800,000	$4,222,581

During the twenty-six weeks ended June 28, 2020, the business disruption associated with mitigation restrictions and the uncertainties associated with the near and longer-term effects of the pandemic triggered an impairment of both the GameWorks and Tabletop Tap House trade names resulting in an impairment charge of $2,300,000.

Amortization of favorable leases for the twenty-six weeks ended June 28, 2020 and June 30, 2019 was $122,581 and $313,662, respectively.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 6—Debt and Interest Expense

Short-Term Debt

On October 4, 2019, in connection with the proposed reverse merger with GTA FinanceCorp Inc. (“GTA”), the Company entered into a credit facility with OC2 Capital Corp. enabling GameWorks to draw up to $2,000,000 in two tranches, subject to the Company’s satisfaction of specified events precedent to each advance, prior to the consummation of the merger. The line of credit accrues interest at a rate of 12% and contains a conversion feature for the noteholder to convert the note into common shares of the ultimate combined parent in the reverse merger. Additionally, the note is subordinate the senior security interest held by ExWorks through its various lending arrangements with the Company as outlined below. As of June 28, 2020 and December 29, 2019, amounts due to to OC2 Capital Corp., including interest, are $432,036 and $404,000, respectively.

The following table presents a summary of short-term debt as of June 28, 2020 and December 29, 2019:

	Outstanding Balance
	June 28,	December 29,
	2020	2019
Short-term debt:
OC2 Capital Corp.	$432,036	$404,000
Working capital advance line	105,133	100,000
BankDirect Capital Finance	112,223	44,776
Short-term debt	$649,392	$548,776

Convertible Notes

From June to August 2019, GameWorks issued $815,000 of convertible notes to accredited investors, including management, board members, and other Company insiders. The convertible notes accrue simple interest at 8% per annum. The principal and accrued interest are due and payable at any time on or after the maturity date (December 31, 2020), at the Company’s election, or upon demand of a majority of the noteholders. The notes are subordinated to the Senior Debt held by ExWorks. The convertible notes will automatically convert into common shares upon completion of the offering.

Due to ExWorks

In October 2018, the Company and ExWorks entered into a $1,500,000 line of credit agreement (the “LOC Agreement”). Under the terms of the LOC Agreement, interest at 8% is due monthly. The facility expires on October 22, 2020 and is secured by the assets of the Company. The limit under the LOC Agreement was increased to $2,500,000 in May 2019, to $3,000,000 in June 2019, and to $3,400,000 in August 2019. As of June 28, 2020 and December 29, 2019, the facility was fully drawn (see Note 12—Related Party Transactions for additional information).

In December 2018, the GWE-SF notes payable to ExWorks were amended. The amended senior note requires the payment of interest monthly and monthly principal payments of $41,319, which began April 1, 2019. The amended junior note requires the payment of interest monthly and monthly principal payments of $12,500 beginning April 1, 2019. These notes are secured by all of the assets of GWE-SF. ExWorks has not exercised (nor does it intend to exercise) the full extent of its rights as a creditor with respect to these senior and junior notes, which the Company assumed upon repurchasing GWE-SF on January 1, 2020. ExWorks has waived the default provisions with respect to the senior and junior notes and does not intend to call these notes due to default.

From August to October 2019, ExWorks and two executive officers advanced $600,000 of working capital to the Company. The advances are payable on demand, accrue interest at a rate of 8%, and are secured by the Company’s assets (see Note 12—Related Party Transactions for additional information).

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The following table presents a summary of the notes payable to ExWorks as of June 28, 2020 and December 29, 2019:

					Outstanding Balance
	Maturity	Interest rate as of			June 28,	December 29,
	Date	June 28, 2020[1]		Payment	2020	2019
Notes payable to ExWorks:
GameWorks	10/22/20	Fixed	8.00%	Interest Only	$3,788,443	$3,430,000
GameWorks	On demand	Fixed	8.00%	N/A	528,006	500,000
GWE-SF (senior note)	5/1/28	P + 2.75%	7.50%	$41,319 + Int	4,761,307	4,508,797
GWE-SF (junior note)	8/1/22	Fixed	12.00%	12,500 + Int	992,214	575,473
Notes payable to ExWorks					10, 069,970	9,014,270
Less current portion					(6,145,365)	(4,580,000)
Notes payable to ExWorks,
net of current portion					$3,924,605	$4,434,270

Long-Term Debt

The following table presents a summary of long-term debt as of June 28, 2020 and December 29, 2019:

	Outstanding Balance
	June 28,	December 29,
	2020	2019
Long-term debt:
Firestone Financial	$575,523	$638,652
Betson	141,185	160,172
Northeast Bank	2,765,500	-
Big Deal	-	296,500
Long-term debt	3,482,208	1,095,324
Less current portion	(683,251)	(353,113)
Long-term debt, net of current portion	$2,798,957	$742,211

The Firestone Financial and Betson notes payable are all secured by the property and equipment the notes financed. The Big Deal note payable was secured by the assets of GWE-SF.

SBA Loan

On April 21, 2020, the Company entered into a loan agreement under the Paycheck Protection Program for $2,765,500 with a Small Business Administration lender, Northeast Bank. The note accrues interest at 1.00% per annum and originally matured on April 20, 2022. However, due to a Congressional amendment intended to provide additional relief from the pandemic, borrowers may elect to extend the maturity to five years, or in our case, April 20, 2025, which is what the Company intends to do. After the automatic six-month deferral period, monthly principal and interest payments of $51,678 commence in October 2020. The loan, in whole or in part, is eligible for forgiveness to the extent the loan proceeds are used for payroll costs, rent and utilities within a statutorily defined period of time. Management expects that a portion of the loan will be eligible for forgiveness ultimately reducing the monthly debt service on the obligation. The degree of forgiveness, however, cannot be reasonably estimated at this time since there is continued uncertainty as to when mitigation restrictions will be lifted in the remaining metro areas in which we are still not permitted to operate, which will affect the timing of rehiring/bringing employees off furlough and the resumption of paying rent.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Capital Lease Obligations

The following table presents a summary of capital lease obligations as of June 28, 2010 and December 29, 2019:

	Outstanding Balance
	June 28,	December 29,
	2020	2019
Capital lease obligations:
Royal Bank America	$123,473	$141,397
Western Equipment	38,455	47,895
Hitachi	1,266,041	1,331,966
Capital lease obligations	1,427,969	1,521,258
Less current portion	(441,313)	(454,468)
Capital lease obligations, net of current portion	$986,656	$1,066,790

The capital leases are all secured by the financed property and equipment.

Note 7—Unearned Revenue

Unearned revenue represents the estimated liabilities associated with unused game credits, redemption tickets and time on game cards, and unredeemed groupons and gift cards, and event reservation deposits. The amount of unearned revenue recorded in the consolidated statements of financial position is based on historical usage and redemptions and is broken down as follows as of June 28, 2010 and December 29, 2019:

	June 28, 2020	December 29, 2019
Game cards	$55,000	$335,000
Gift cards	95,656	115,000
Groupons	25,000	78,750
Event deposits	803,235	896,236
Unearned revenue	$978,891	$1,424,986

The following tables provide the changes in unearned revenue balances and the associated revenues recognized during the periods presented twenty-six weeks ended June 28, 2020 and year ended December 29, 2019:

	Game	Gift		Event	Unearned
	Cards	Cards	Groupons	Deposits	Revenue
Balance, December 30, 2018	$335,000	$107,788	$58,555	$441,968	$943,311
Revenue deferred	14,789,390	58,380	1,013,968	8,861,955	24,723,693
Revenue recognized	(14,789,390)	(51,168)	(993,773)	(8,407,687)	(24,242,018)
Balance, December 29, 2019	$335,000	$115,000	$78,750	$896,236	$1,424,986

Balance, December 29, 2019	$335,000	$115,000	$78,750	$896,236	$1,424,986
Revenue deferred	3,690,247	13,981	378,124	670,978	4,753,330
Revenue recognized	(3,970,247)	(33,325)	(431,874)	(763,979)	(5,199,425)
Balance, June 28, 2020	$55,000	$95,656	$25,000	$803,235	$978,891

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 8—Income Taxes

The following table presents the Company’s provision for income taxes for the periods presented twenty-six weeks ended June 28, 2020 and June 30, 2019:

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	June 28,	June 30,
	2020	2019
Current provision (benefit)
for income taxes:
Federal	$-	$-
State	4,800	9,375
	4,800	9,375
Deferred provision (benefit)
for income taxes:
Federal	(78,085)	-
State	(154,180)	-
	(227,265)	-
Provision (benefit) for income taxes	$(222,465)	$9,375

As of June 28, 2020 and December 29, 2019, management established a valuation allowance equal to the net deferred tax assets, excluding the deferred tax liabilities associated with certain long-lived intangible assets that are not amortized for financial reporting purposes, but are amortized for tax reporting purposes. The amortization of these intangible assets for tax reporting purposes gives rise to deferred tax liabilities that will only reverse upon the sale or impairment of the underlying intangible assets. Due to the impairment charges recorded during the twenty-six weeks ended June 28, 2020, the deferred tax liability was reversed through the consolidated statement of operations. Because of the Company’s limited operating history and cumulative losses, management believes it is more likely than not that the remaining deferred tax asset will not be realized.

As of June 28, 2020 and December 29, 2019, the Company had $19,757,186 and $13,632,624 federal net operating loss carryforwards and $18,191,610 and $12,045,545 state net operating loss carryforwards, respectively. The federal net operating loss carryforwards generated prior to 2018 begin to expire in 2032, while those generated after 2017 do not expire. The state net operating loss carryforwards begin to expire in 2028. The utilization of the net operating loss carryforward is subject to certain limitations and may be subject to further limitation as a result of changes in ownership as defined by federal and state tax law. As of June 28, 2020 and December 29, 2019, the Company had tax-effected federal net deferred tax assets of $5,510,251 and $2,960,215, respectively, and had tax-effected net deferred state tax assets of $2,101,319 and $1,043,032, respectively. As of June 28, 2020 and December 29, 2019, the Company had valuation allowances recorded against the federal net deferred tax assets of $5,510,251 and $3,033,301, respectively, and had valuation allowances recorded against the state net deferred tax assets of $2,101,319 and $1,197,212, respectively. As of June 28, 2020 and December 29, 2019, the Company has no unrecognized tax benefits.

The Company files consolidated income tax returns with all our subsidiaries, which may periodically be audited by various federal and state jurisdictions. No tax years are currently under audit in any jurisdiction.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 9—Share-Based Compensation

On February 28, 2019, the Board of Directors approved the 2019 Equity Incentive Plan (the “2019 Plan”). Prior to the adoption of the 2019 Plan, the Company did not have an equity-based compensation plan in place. Under the 2019 Plan, the Board is authorized to issue up to 2,175,000 shares of common stock, or its equivalent. As of June 28, 2020, no restricted stock was outstanding and 2,174,759 shares were available for grant under the 2019 Plan. The 2019 Plan allows the granting of incentive and non-qualified stock options, restricted stock and restricted stock units to employees, directors, and consultants of the Company. Options have been granted to independent board members and executive officers. The option grants expire in 10 years and vest over a two-year period for independent directors, and a four-year period for executive officers to whom a combination of incentive and non-qualified stock options and restricted stock units (“RSU”) have been granted. Each award agreement will specify the effect of a holder’s termination of employment with, or service for, the Company. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the specific employee option grant or share award agreement).

The following table provides activity of options granted under the 2019 Plan during the twenty-six weeks ended June 28, 2020:

	Number of Options	Weighted Average Exercise Price
Options outstanding at beginning of period	189	$23,502
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding at end of period	189	$23,502

The following table provides activity of options vested during the twenty-six weeks ended June 28, 2020:

	Number of Vested Options	Weighted Average Exercise Price
Vested options outstanding, December 29, 2019	59	$23,502
Vested	25	23,502
Exercised	-	-
Forfeited	-	-
Vested options outstanding, June 28, 2020	84	$23,502

During the twenty-six weeks ended June 28, 2020, the Board of Directors approved the awarding of 16 RSUs under the 2019 Option Plan. The RSUs vest over two or four years depending on the recipient. The compensation charge associated with this grant is de minimis for the period.

As of June 28, 2020, total unrecognized compensation expense relating to unvested options outstanding was $989,912. This cost is expected to be recognized over a weighted-average period of 3.0 years. The weighted-average remaining contractual term of outstanding and currently exercisable options is 8.7 years. The total grant date fair value of shares vested during the twenty-six weeks ended June 28, 2020 was $207,408.

Total compensation costs for share-based payments for the twenty-six weeks ended June 28, 2020 and June 30, 2019 were $262,632 and $593,305, respectively, for which no tax benefit was recognized.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 10—Warrants

GWI Warrants

In October 2018, the Company entered into a consulting agreement for business development services with an unrelated third-party. Compensation under the consulting agreement included the grant of warrants to purchase 21 shares of common stock, of which 11 shares were fully vested on the grant date and the remaining 10 shares would vest in equal monthly installments over the two-year term of the consulting agreement. The estimated fair value of the warrants was $250,000 as of June 28, 2020.

As of June 28, 2020 and December 29, 2019, respectively, warrants to issue 19 and 16 shares of common stock were vested and exercisable at the $596.50 per share exercise price. The estimated fair value of warrants vested in the twenty-six weeks ended June 28, 2020 was $35,714.

Share-based compensation related to the warrants in the twenty-six weeks ended June 28, 2020 and June 30, 2019 was $62,500 and $62,500, respectively. As of June 28, 2020 and December 29, 2019, there was $36,458 and $98,958, respectively, of unamortized share-based compensation expense relating to the warrants, and the remaining contractual life of the outstanding and exercisable warrants was 8.28 and 8.78 years, respectively.

Note 11—Supplemental Cash Flow Information

The following table presents supplemental cash flow information for the twenty-six weeks ended June 28, 2020 and June 30, 2019:

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	June 28, 2020	June 30, 2019
Cash paid for:
Interest	$679,596	$189,174
Income taxes	4,800	2,650

Noncash investing activities:
Equipment purchases due in accounts payable	$(145,650)	$-
Short-term debt not assumed in repurchase of GWE-SF	(11,935)	-
Long-term debt not assumed in repurchase of GWE-SF	(296,500)	-
Accounts receivable from disposal of property and equipment	113,425	-
Total noncash investing activities	$(340,660)	$-

Noncash financing activities:
Short-term debt issued under a premium finance agreement	$255,102	$270,070
Advances under notes payable due to ExWorks for accrued interest payable	561,700	-
Advances under short-term convertible notes payable for accrued interest payable	28,036	-
Advances under short-term Working Capital Advance line for accrued interest payable	5,133	-
Total noncash financing activities	$849,971	$270,070

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 12—Related Party Transactions

Repurchase of GWE-SF

As discussed in Note 3—Business Combination, GameWorks reacquired GWE-SF from Big Deal on January 1, 2020. Prior to the repurchase GWE-SF was a consolidated VIE, which GameWorks managed for Big Deal, LLC.

ExWorks

As discussed in Note 6—Debt, GameWorks has a LOC Agreement with ExWorks, which, as of June 28, 2020 and December 29, 2019 had an outstanding balance of approximately $3,788,443 and $3,430,000, respectively. Two executive officers, Philip Kaplan (CEO) and Jonathan Tang (CFO), each hold $200,000 participation interests in the LOC Agreement as of December 29, 2019.

As discussed in Note 6—Debt, GameWorks has a working capital advance from ExWorks and two executive officers. As of June 28, 2020 and December 29, 2019, $633,139 and $600,000 was outstanding. As of June 28, 2020 and December 29, 2019, the outstanding balances related to ExWorks were $528,006 and $500,000, respectively, and the aggregate outstanding balances related to the two executive officers, Philip Kaplan (CEO) and Jonathan Tang (CFO), were $105,133 and $100,000, respectively.

Note 13—Commitments and Contingencies

Legal Proceedings

The Company is subject to certain legal proceedings and claims that arise in the ordinary course of business, including claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. In the opinion of management, based upon consultation with legal counsel, the amount of ultimate liability with respect to such legal proceedings and claims will not materially affect the consolidated financial condition or results of operations of the Company.

Leases

The Company leases its venues under operating leases that expire at various dates through 2026 with renewal options that expire at various dates through 2050. The leases generally require the payment of minimum rent, property taxes, insurance, other maintenance costs and, in some instances, additional rent equal to the amount by which a percentage of the venue’s revenues exceed certain thresholds as stipulated in the respective lease agreements. The venue leases generally have initial terms of 10 to 20 years with 5-year renewal options. As of June 28, 2020, the annual future minimum lease commitments under non-cancellable operating leases, including reasonably assured option periods, but excluding contingent rent, are as follows:

Operating Leases
2020	$5,247,846
2021	8,042,960
2022	8,490,560
2023	8,604,730
2024	8,828,207
Thereafter	114,179,837
Future minimum lease payments	$153,394,140

Due to COVID-19, we are in the process of negotiating and documenting lease modifications with each landlord, involving varying degrees of abatement and deferral of lease payments during the government mandated closure. The abatement that has been/expected to be granted as a percentage of our total lease obligation is not expected to be material.

GameWorks, Inc. & Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 14—Earnings Per Share

Basic earnings per share (“EPS”) represents net income divided by the number of common shares outstanding during the period. Diluted EPS represents net income divided by the number of common shares plus, if dilutive, potential common shares outstanding during the period. Potential common shares consist of incremental common shares issuable upon the exercise of outstanding stock options. The dilutive effect of potential common shares is determined using the if-converted method, whereby outstanding stock options, convertible notes, and warrants are assumed exercised. The impact of potential common shares is not presented because it would be anti-dilutive.

The following table sets forth the computation of EPS, basic and diluted, for the periods indicated:

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	June 28, 2020	June 30, 2019
Numerator:
Net loss	$(13,112,939)	$(4,794,553)
Denominator:
Common shares outstanding	1,000,00	1,000,00
Diluted common shares outstanding	1,155,00	1,080,00
Earnings (loss) per share
Basic	$(13,112.94)	$(4,794.55)
Diluted	$(13,112.94)	$(4,794.55)

Diluted common shares include outstanding warrants to purchase 21 shares of common stock as of June 28, 2020 and June 30, 2019, respectively, of which warrants to purchase 19 shares and 14 shares were vested respectively. As of June 28, 2020 and June 30, 2019, there were 84 and 30 vested timebased stock option awards outstanding, respectively, under the 2019 Plan. As of June 28, 2020 and June 30, 2019, there were 52 and 36 RSUs outstanding, respectively. The vested warrants and stock options along with unvested RSUs were included in the computation of potential common shares. Unvested stock options under our stock option plan were not included in the calculation of potential common shares as they do not meet the criteria for inclusion under GAAP.

Note 15—Subsequent Events

Subsequent events have been evaluated through October 2, 2020, and there are no disclosable subsequent events.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

PROSPECTUS

_,_00,000 UNITS

EACH UNIT CONSISTING OF
ONE SHARE OF COMMON STOCK AND
ON WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

Maxim Group LLC	Joseph Gunnar & Co. LLC

This prospectus is dated _______

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense	Amount
Securities and Exchange Commission Registration Fee	1,947
Nasdaq Application Fee	5,000
FINRA Filing Fee	2,750
Transfer Agent Fees		*
Printing and Engraving Expenses		*
Accounting Fees and Expenses	295,000	*
Legal Fees and Expenses	200,000	*
Miscellaneous Costs		*
Total
* Estimated.

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws, each to be in effect at the initial closing of the offering, limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors are not personally liable to the Company or the Company’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to the Registrant or the Company’ stockholders;

•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the DGCL.

The Company’s amended and restated certificate of incorporation that will be in effect at the initial closing provides that the Company will, under certain circumstances, indemnify any director, officer, employee or agent of the Company, subject to any provisions contained in the Company’s amended and restated bylaws that will be in effect at the initial closing. The Company’s amended and restated bylaws that will be in effect at the initial closing provide that the Company will indemnify, to the fullest extent permitted by law, each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including, among other things, attorney’s fees and amounts paid in settlement) reasonably incurred or suffered by such director, officer, employee or agent in connection therewith, subject to certain conditions. The Company’s amended and restated bylaws that will be in effect at the initial closing also provide the Company with the power to, to the extent authorized by the Company’s board of directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent indemnification may be granted to the Company’s directors and officers. In addition, the Company’s amended and restated bylaws that will be in effect at the initial closing provide that the Company must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to certain exceptions.

The Company plans to enter into indemnification agreements with each of its directors and executive officers prior to the initial closing that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Company, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Company to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Company’s amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Company is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Company is not aware of any threatened litigation that may result in claims for indemnification.

The Company’s amended and restated bylaws that will be in effect at the initial closing provide that the Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company maintains insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Company’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by the Company to these directors and executive officers pursuant to the Company’s indemnification obligations or otherwise as a matter of law.

Item 15: Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

Common Stock Issuance

In connection with the organization of the Company, the Company issued and sold 1,000 shares of common stock to Oomba, Inc., the Company’s original parent Company, at a purchase price of $0.001 per share.

This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities involved were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits and Financial Statement Schedules

(a)Exhibits

The list of exhibits is set for under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

(b)Financial Statement Schedules

See the “Index to Financial Statements” for a list of the financial statements included in this registration statement. All financial statement schedules are omitted because they are not required, are inapplicable, or the information is included in our consolidated financial statements or notes to those consolidated financial statements contained in this registration statement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned on October 2, 2020.

GAMEWORKS, INC.

By:	/s/ Philip N. Kaplan
Philip N. Kaplan
Chief Executive Officer
Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below, hereby severally constitutes and appoints Philip Kaplan and Jonathan Tang, and both or either one of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Philip N. Kaplan	Samuel Jonathan Tang

/s/ Philip N. Kaplan	/s/ Samuel Jonathan Tang
Chief Executive Officer and Chairman of the Board of Directors	Chief Financial Officer and Secretary

Darren Des Roches	Michael Sadowski

/s/ Darren Des Roches	/s/ Michael Sadowski
Chief Operating Officer	Chief Commercial Officer

Leonard Wanger	Eric Mersch

/s/ Leonard Wanger	/s/ Eric Mersch
Director	Director

Holly Gagnon	Eileen A. Moore

/s/ Holly Gagnon	/s/ Eileen A. Moore
Director	Director

EXHIBIT INDEX

NumberDescription of Document

1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Company, effective as of August 18, 2017

3.2*	Form of Amended and Restated Certificate of Incorporation of the Company, to be effective upon the initial closing of the Company’s initial public offering

3.3*	Bylaws of the Company currently in effect

3.4*	Form of Amended and Restated Bylaws of the Company, to be in effect upon the initial closing of the Company’s initial public offering

4.1*	Form of the Company’s common stock certificate

4.2*	Form of Common Stock Purchase Warrant

4.3*	Form of Warrant Agent Agreement

4,4*	Form of Underwriters’ Warrant

5.1*	Opinion of Parr Brown Gee & Loveless, PC

10.1*	Lease, dated October 2, 2015, by and between GWE Denver, LLC and Stapleton North Town, LLC

10.2*

Lease Agreement, dated August 13, 1998, by and between GWE Schaumburg LLC and BRE Streets of Woodfield, LLC, through their predecessors-in-interest, as amended by that certain First Amendment to Lease, dated November 30, 1998; that certain Second Amendment to Lease Agreement, dated December 31, 2004; that certain Third Amendment to Lease, dated February 27, 2008; and that certain Fourth Amendment to Lease Agreement and Extension Agreement, dated December 26, 2018

10.3*

Lease, dated June 4, 2001, by and between GameWorks Cincinnati L.L.C., through their predecessor-in-interest, and Newport on the Levee, LLC, as amended by that certain First Amendment to Standard Commercial Shopping Center Lease, dated March 1, 2004; that certain Second Amendment to Lease, dated April 1, 2006; and that certain Third Amendment to Lease, dated September 15, 2012

10.4*

Lease, dated May 21, 2010, by and between JBC Entertainment Minnesota, Inc. and MOAC Mall Holdings, LLC, as amended by that certain Lease Amendment Agreement, dated February 15, 2011; that certain Second Lease Amendment Agreement, dated November 1, 2011; that certain Third Amendment of Lease, dated February 20, 2014; and that certain Fourth Lease Amendment and First Extension Agreement, dated December 23, 2016

10.5*

Lease, dated February 22, 2013, by and between GWE Las Vegas, LLC and TSLV LLC, as amended by that certain Assignment and Amendment of Lease, dated May 13, 2013; and Second Amendment of Lease, dated December 10, 2014

10.6*	Lease, dated October 22, 2019, by and between GameWorks Norfolk, LLC and TM Macarthur Center, L.P.

10.7*

Meridian Center Lease, dated June 10, 1995, by and between GWE Washington LLC, through its predecessor-in-interest, and Meridian Seattle L.L.C., as amended by that certain First Amendment to Lease, dated September 29, 1995; that certain First Amendment to Lease, dated October 29, 1996; that certain Second Amendment to Lease, dated October 29, 1996; that certain Storage Space License, dated January 6, 1997; that certain Fourth Amendment to Lease, dated February 7, 1997; that certain Omnibus Amendment to Lease and Guaranty, dated February 28, 2006; that certain Amendment to Lease, dated January, 2007; that certain Consent to Assignment and Amendment of Lease, dated October 4, 2011; that certain Lease Addendum, dated July, 2012; and that certain 2016 Amendment to Lease, dated July 15, 2016

10.8*	Master Distribution Agreement, effective as of December 1, 2017, by and between GameWorks, Inc. and US Foods, Inc.

10.9*

Beverage Marketing Agreement, dated December 20, 2010, by and between GameWorks, Inc., through its predecessor-in-interest, and Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company, now through its Coca-Cola FoodService Group, as amended by that certain Amendment to Beverage Marketing Agreement, dated May 18, 2012

10.10*	Management Agreement, dated April 26, 2018, by and between GameWorks, Inc., through its predecessor-in-interest, and Big Deal, LLC

10.11*	Membership Interest Purchase Agreement, dated January 1, 2019, by and between GameWorks, Inc. and Big Deal, LLC

10.12*	Consulting Agreement, dated October 12, 2018, by and between GameWorks, Inc. and Mindshare Holdings, Inc.

10.13*	Loan and Security Agreement dated December 31, 2018 by and between GameWorks, Inc. and ExWorks Capital Fund I, L.P.

10.14*+	GameWorks, Inc. 2019 Equity Incentive Plan

10.15 *	ExWorks Capital Fund I, L.P. representation letter of support to WithumSmith+Brown, PC

10.1 6 *	Lease for the Shops at Willow Bend dated [December 30, 2019] by and between TM Willow Bend Shops, L.P., and GameWorks Plano, LLC.

21.1*	Subsidiaries of the Company

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Squar Milner LLP

23.3*	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*To be filed by amendment

+Indicates a management contract or compensatory plan or arrangement